As filed with the Securities and Exchange
Commission on December 5, 2005                   Registration No. 333-129165
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM SB-2/A

                                 Amendment No. 1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                              GPS INDUSTRIES, INC.

                 (Name of Small Business Issuer in its Charter)
--------------------------------------------------------------------------------

           Nevada                       8900                    88-0350120
  (State of jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                         5500 - 152nd Street, Suite 214
                        Surrey, British Columbia V3S 5J9
                                     Canada
                                 (604) 576-7442
          (Address and telephone number of principal executive offices and principal place of business)
--------------------------------------------------------------------------------


                  Robert C Silzer, Sr., Chief Executive Officer
                         5500 - 152nd Street, Suite 214
                        Surrey, British Columbia V3S 5J9
                                     Canada
                                 (604) 576-7442
            (Name, address and telephone number of agent for service)

                                    Copy to:

                             David L. Ficksman, Esq.
                      Troy & Gould Professional Corporation
                       1801 Century Park East, Suite 1600
                          Los Angeles, California 90067
                                 (310) 553-4441

Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                              GPS INDUSTRIES, INC.

                       177,296,594 Shares of Common Stock

         This prospectus relates to the resale of up to 177,296,594 shares of our common stock owned by certain of our stockholders. For a list of the selling stockholders, please see "Selling Stockholders." We are paying the expenses of registering these shares.


         Our common stock is currently traded under the symbol "GPSN.OB" on the OTC Bulletin Board. On December 1, 2005, the last reported sales price of our common stock on the OTC Bulletin Board was $0.08 per share.


         The shares included in this prospectus may be offered and sold directly by the selling stockholders in the open market or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         Our principal executive offices are located at Suite 214, 5500 - 152nd Street Surrey, British Columbia V3S 5J9 Canada, and our telephone number is
(604) 576-7442.

         You should understand the risks associated with investing in our common stock. Before making an investment, read the "Risk Factors" which begin on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December 5, 2005.

                                TABLE OF CONTENTS

                                                                           Page

Prospectus Summary.........................................................  1
Risk Factors...............................................................  6
Forward-Looking Statements................................................. 11
Use of Proceeds............................................................ 11
Market Price of Common Stock and Other Stockholder Matters................. 11
Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................. 12
Business................................................................... 19
Management................................................................. 26
Related Party Transactions................................................. 32
Security Ownership of Certain Beneficial Owners and Management............. 32
Selling Stockholders....................................................... 33
Plan of Distribution....................................................... 36
Description of Capital Stock............................................... 38
Shares Eligible for Future Sale............................................ 38
Legal Matters.............................................................. 40
Experts.................................................................... 40
Where You Can Find More Information........................................ 40
Index to Consolidated Financial Statements................................. F-i


         You should rely only on the information that is contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus, including the information under the heading "Risk Factors," before making an investment decision.

         Throughout this prospectus, the terms "we," "us," "our," and "our company" refer to GPS Industries, Inc., a Nevada corporation.

                                   Our Company

         GPS Industries, Inc. ("GPSI" or the "Company") was incorporated on December 12, 1995 as Diversified Marketing Services, Inc. It changed its name to Inforetech Wireless Technology, Inc. on December 6, 1999 and again on September 30, 2003 to GPS Industries, Inc. The Company has been trading publicly since January 2000 on the OTC.BB under the symbol IWTI and following its latest name change, it has been trading under the symbol GPSN. GPSI develops and markets global positioning satellite ("GPS") and Wi-Fi wireless multimedia solutions to golf facilities worldwide. The Company's Inforemer(TM) product line combines a backend management information system and revenue generating modules with mobile color handheld and cart-mounted Differential GPS units, seamlessly connected via a wireless, high-speed Wi-Fi network.

         GPSI's current target market is the golf industry with the goal to expand into other markets for GPS and Wi-Fi business solutions. Management believes that GPSI's technology is well suited to recreational activities outside of golf and, subject to available working capital, the Company plans to expand its offering to other recreational industries in the future.

         GPSI's Inforemer suite of products provides golf facility managers with a business solution, helping the facilities drive profit and become more competitive. Inforemer enables managers to run their businesses more efficiently with wireless Virtual Private Network (VPN), wireless security camera applications and data management and reporting capabilities. Facilities can generate more revenue with advertising, wireless internet access, tournament and point-of-purchase applications. The mobile handheld or cart-mounted GPS units help attract and retain customers by delivering a better golf experience on the course or at the learning center with precise distance measurements, detailed color course maps, media streaming of real-time sports scores and news headlines, food and beverage ordering, electronic scoring, tournament play and emergency communication to the clubhouse.

         GPSI offers one of the broadest product lines in the industry, including both handheld and cart-mounted GPS units and allows golf facilities to mix and match any combination of these units to best suit their needs. GPSI was the first company to develop a handheld and a color handheld GPS unit, and remains the only company to manufacture their cart units to mount ergonomically to the steering column instead of on the cart roof.

         On November 26, 2004, GPSI entered into a strategic partnership arrangement with back-office software developer, Jencess Software & Technologies, Inc. to integrate their software with the Inforemer product. This partnership provides GPSI with strategic marketing opportunities to Jencess' customer base of more than 900 golf facilities. Management believes that the integration of the systems will also create the industry's most comprehensive golf business solution.

         GPSI remains the only GPS golf solutions provider to utilize an integrated Wi-Fi wireless infrastructure. This wireless infrastructure provides golf facilities with benefits completely outside of golf. Facilities can attract more conferences and events with wireless internet access in meeting rooms and resorts and residential communities can extend wireless internet access to resort guest rooms and residences. Moreover, GPSI can introduce completely new wireless applications to golf facilities. In January 2005, GPSI introduced the first of these new applications, wireless security cameras.

         On July 2, 2004, GPSI purchased the patents to Differential GPS in Australia, Japan and 11 European Nations from Pinranger (Australia) Pty Ltd. On November 19, 2004, the patents to GPS for golf in the United States and in Canada from Optimal Golf Solutions, Inc. in Texas. Management believes that these provide broad coverage for products in this area, but also opens up new revenue streams through licensing fees.

         GPSI appointed distributors in key golf markets worldwide, including Canada, United States, Europe, Australia/New Zealand, Asia and South Africa, thus transferring some of its sales and marketing costs to these independent firms. North America continues to be a key focus area with coverage by both distributors and direct sales representatives. Currently, GPSI has installations in the United States, Canada, Australia, France, Spain, United Kingdom and South Africa.



                               Recent Developments

Sale of Convertible Notes

         On September 20, 2005, GPSI entered into a Securities Purchase Agreement (the "Stock Purchase Agreement") with the Purchasers listed on the signature pages thereto providing for the issuance by the Company to the Purchasers of up to $3,720,000 of secured convertible notes (the "Notes"). The Notes are convertible into shares of the GPSI's Common Stock at the option of the holder. The conversion price is the lesser of (i) the Variable Conversion Price (as defined) and (ii) $.10 (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" means the Applicable Percentage (as defined) multiplied by the Market Price. "Market Price" means the average of the lowest three (3) Trading Prices (as defined) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the conversion notice is sent by the applicable Holder to GPSI. "Trading Price" means the intraday trading price on the Over-the-Counter Bulletin Board.

         The term of the Notes is three years from the date of issuance. The repayment of the principal amount of the Notes is based on 124% of the subscription amount.

         GPSI may redeem the Notes upon at least 10 trading days notice in accordance with the following. So long as the Common stock is trading at or below $.15 per share, as such price may be adjusted for stock splits, recapitalizations and similar events (the "Maximum Price") GPSI has the right to prepay all of the outstanding Notes in an amount in cash (the "Optional Prepayment Amount") equal to (i) 125% (for prepayments occurring within 30 days of the Issue Date), (ii) 130% for prepayments occurring between 31 and 60 days of the Issue Date, or (iii) 135% (for prepayments occurring after the sixtieth
(60th) day following the Issue Date), multiplied by the sum of the then outstanding principal amount of the applicable Note plus certain other amounts, if any, required to be paid by GPSI as a result of specified defaults under the definitive agreements. If the stock is trading above the Maximum Price, GPSI may exercise its right to prepay the Notes by paying to the Holders, in addition to the Optional Prepayment Amount, an amount equal to the aggregate number of shares that such Holders would have received upon conversion of the amount of the Note being prepaid multiplied by the difference between the closing price of the Company's Common Stock on the Optional Prepayment Date less the Conversion Price then in effect. In the event that the average daily price of the Common Stock for each day of the month ending on any determination date is below the Initial Market Price, GPSI may, at its option, prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by 36 plus one month's interest. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five (5) Trading Days immediately preceding the Closing, which is $.08.

         As a condition to the closing the Company's President entered into a Guaranty and Pledge agreement (the "Pledge Agreement") pursuant to which he agreed to pledge 6,371,306 shares as collateral. The Notes are also secured by the assets of GPSI pursuant to a Security Agreement and Intellectual Property Security Agreement.

         In connection with the Notes, GPSI issued five year warrants (the "Warrants") to purchase an aggregate of 3,000,000 shares of Common Stock. The Warrants have an exercise price of $0.25 per share.

         On September 11, 2005, GPSI also entered into a Registration Rights Agreement with the investors signatory thereto, which provides that on or prior to 30 days after the closing, of which one occurred on September 20, 2005, the Company shall prepare and file with the Securities and Exchange Commission a registration statement ("Registration Statement") covering the resale of all of the Registrable Securities (defined as the shares issuable upon conversion of the Notes and the shares issuable upon exercise of the Warrants). If the registration statement is not filed within 30 days or is, for any reason, not declared effective within 90 days, the Company shall pay liquidated damages to the investors.

         Upon filing of the Registration Statement and provided that GPSI has obtained from Great White Shark Enterprises ("GWSE") an agreement to share ratably with Purchasers GWSE's interest in the 093 patent owned by a subsidiary of the Company (the "GWSE Agreement"), the Purchasers are obligated to purchase an additional $930,000 principal amount of Notes and additional warrants to purchase 1,500,000 shares for $750,000, and upon effectiveness of the Registration Statement, an additional $930,000 principal amount of notes and warrants to purchase an additional 1,500,000 shares for an additional purchase price of $750,000. It is an event of default under the Notes if GPSI has not obtained the GWSE Agreement within thirty days of Closing.

         This prospectus is part of the Registration Statement covering the resale of the Registerable Securities. Pursuant to the terms of the Registration Rights Agreement, we are required to register 94,245,283 shares. Of this amount 3,000,000 are issuable upon exercise of the warrants.

Equity Offering

         Pursuant to the terms of a Securities Purchase Agreement, in June 2005, we sold 15,272,144 shares for an aggregate amount of $1,484,960. As a condition to the closing of that offering, we agreed to register the resale of the 15,272,144 shares so issued. This prospectus is part of the Registration Statement covering the resale of these securities.

Debt Conversion


     In June 2005 we agreed to convert an aggregate of $501,175 notes, interest and trade payables into 7,462,500 shares of common stock. In connection with this conversion of indebtedness, we agreed to register the resale of the shares so issued. This prospectus is part of the Registration Statement covering the resale of these securities.

Remuneration for Services

     In June 2005 we agreed to issue 16,166,167 shares of common stock to various consultants as remuneration for services rendered. We also agreed to register the resale of the shares so issued. This prospectus is part of the Registration Statement covering the resale of these shares.

Acquisition of Optimal Golf Solutions, Inc.

         On November 19, 2004 GPSI acquired 100% of the common shares of Optimal Golf Solutions, Inc. ("Optimal"), a Texas corporation owned by Darryl Cornish and Charles Huston ("Optimal Shareholders"), for a total of $5,250,000 plus interest of 4.75% per annum on the principal balance outstanding payable as follows: $100,000 on signing a Letter Of Intent on November 8, 2004, $1,000,000 on closing, a stock payment of 9,000,000 restricted common shares of GPSI valued at $2,250,000 using a minimum price of $.25 per share and a final stock payment of $1,900,000 representing 7,600,000 common shares of GPSI using a minimum price of $.25 per share. These shares can be sold after the effectiveness of a registration statement and in accordance with a Leakage Agreement. The final purchase price will vary based up the performance of the Company's shares. The obligation to pay the deferred purchase price was secured by a first security interest in the Optimal patents.

         The first stock payment of 9,000,000 shares can be sold (in accordance with the Leakage Agreement) over 180 trading days. Any funds received from the sale of those shares over $3,250,000 (i.e. $1,000,000 over the $2,250,000 target price for the first share payment) will be deducted from the amount to be paid with the second stock payment, for the remaining amount due of $1,900,000 (plus interest). If the former Optimal shareholders sold their shares and received less than the target price of $.25 per share, then the Company was required to issue additional shares to make up the difference (or cash under certain conditions).

         The second stock payment is to be issued at a 15% discount to market price at the time of issuance and can be sold into the market by the Optimal Shareholders over a further 180 trading days. On May 28, 2005 the Company entered into a First Amendment to Stock Purchase Agreement whereby the Company was granted up to six months of additional time to have a Registration Statement declared effective. As consideration for this extension, the Company agreed to pay $100,000 per month, which would be applied to the balance owing which was to be settled with the second stock payment. However, because the Registration Statement was not filed by September 30, 2005, the Company lost the benefit of the reduction in the balance of the second stock payment and of any amounts realized from the sales of the first stock payment over $3,250,000 (the "cap"), which was to reduce the amount to be paid in the second stock payment.


         Because the Company did not have the Registration Statement filed by September 30, 2005, it has agreed to register the resale of the 9,000,000 issued for the first stock payment and an additional 31,000,000 to cover the shares issuable for the second stock payment and the additional shares that must be issued to cover decrease in the market price of its common stock which had a closing bid price of $.08 on December 1, 2005. This prospectus is part of the Registration Statement covering the resale of the securities issued to the former Optimal Shareholders.

The Offering

Common stock offered by the selling stockholders              177,296,594 shares

Common stock currently outstanding                            273,795,066 shares

Common stock to be outstanding after the offering             399,040,349 shares

Risk Factors                                                  An investment in
                                                              our common stock
                                                              involves
                                                              significant
                                                              risks. See "Risk
                                                              Factors"
                                                              beginning on page
                                                              6.

------------------


                  Summary Condensed Consolidated Financial Data

         This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including the section entitled "Risk Factors" and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.




                                                             NINE MONTHS ENDED             TWLEVE MONTHS ENDED
                                                             SEPTEMBER 30, 2005             DECEMBER 31, 2004
                                                                (unaudited)                     (audited)
                                                         ---------------------------   ---------------------------
Gross Revenues                                                    $4,039,278                    $2,184,299
Cost of Goods Sold                                                $2,761,162                    $1,996,146
Gross Profit                                                      $1,278,116                      $188,153
Operating Expenses                                                $7,158,796                   $10,205,271
Loss From Operations                                              $5,880,680                   $10,017,118
Other Income (Expenses)                                          $(1,616,583)                   $1,057,433
Loss Before Income Tax                                            $7,497,263                    $8,959,685
Net Loss                                                          $7,497,263                    $8,959,685
Net Loss applicable to Common stockholders                        $7,497,263                    $9,148,893
Net Loss Per Share applicable to common stockholders                    $.03                          $.05

Selected Balance Sheet Data:
Cash and Cash Equivalents                                            $52,501                      $173,092
Total Assets                                                      $4,525,893                    $3,855,510
Current Liabilities                                              $15,624,042                   $13,666,709
Stockholder's Deficit                                            $13,367,493                   $12,763,091




                                  RISK FACTORS

         An investment in our common stock is subject to a high degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, before deciding whether to invest in shares of our common stock. If any of the following risks actually occurs, our business, financial condition, results of operations and business prospects could be materially and adversely affected. In such event, the trading price of our common stock would likely decline and you might lose all or part of your investment.

                          Risks Related to Our Business

We have a Limited Operating History.

         We have a limited operating history and we are in our emerging stages. There can be no assurance that we will continue to develop or will be able to meet our objectives, or that there will be a market for our products and services, or that we will operate at a profit. We face a number of risks encountered by early-stage companies, including:

          o our need to introduce reliable and robust products and services that meet the demanding needs of customers;

          o    our  need  to   expand   our   marketing,   sales   and   support
               organizations, as well as our distribution channels; and

          o our ability to anticipate and respond to market competition; and our need to manage expanding operations.

We have a history of losses.

         We have incurred operating losses since our inception and we expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from:

          o    significant   costs   associated  with  the  development  of  our
               products;

          o    marketing and distribution of our products; and

          o    limited sales history of our recently developed products.

Our auditors have issued a going concern opinion, which may make it more difficult for us to raise capital

            Our auditors have included a going concern opinion on our financial statements because we have not generated sufficient cash flows to meet our obligations and sustain our operations. If we are unable to continue as a going concern, you could lose your entire investment in us.

We cannot be certain that additional funds will be available when needed on satisfactory terms, if at all. Without additional funds, we will cease operating.

         We cannot be certain of the amount of additional capital we will need. Our future capital needs depend on many factors, including the success and timing of our development efforts; the level of promotion and advertising required to promote our product; changes in technology; and unanticipated competition. Without additional funds, we will cease operating.

We depend on GPS technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our services and our revenues will decrease.

         Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

         In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of GPS. Furthermore, because of ever-increasing commercial applications of GPS, other U.S. government agencies may become involved in the administration or the regulation of the use of GPS signals in the future. If the foregoing factors affect GPS, such as by affecting the availability and pricing of GPS technology, our business will suffer.

Our GPS technology depends on the use of radio frequency spectrum controlled by others.

         Our GPS technology is dependent on the use of radio frequency spectrum. The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union or ITU. The Federal Communications Commission or FCC is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, cause a material adverse effect on our operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or inband may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results.

         On May 11, 2000, the FCC issued a Notice of Proposed Rulemaking that proposes rules for the operation of Ultra-Wideband or UWB radio devices on an unlicensed basis in the frequency bands allocated to GPS. If the FCC issues final rules authorizing such operation, UWB devices might cause interference with the reception of GPS signals. Such interference could reduce demand for GPS products in the future. Any resulting change in market demand for GPS products could have an adverse effect on our financial results.

Speculative Nature of Business.

         The profits of an enterprise involved in the golf industry are generally dependent upon many variables. Our customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable critic reviews and appeal to the public.

         In order for our products to be successful, we need to establish market recognition quickly, following the introduction of our products

         We believe it is imperative to our success that we obtain significant market share for our products quickly, before other competitors establish a significant market share. We believe that, if a market for products like ours develops, an early entrant that gains significant market share will dominate the market significantly reducing opportunities for competitors. We have limited experience conducting marketing campaigns, and we may fail to generate significant interest. We cannot be certain that we will be able to expand our brand and capitalize on the commercial acceptance of our products.

Government regulations and standards may harm our business and could increase our costs or reduce our opportunities to earn revenues.

         In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies, including the FCC and Department of Defense. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of, wireless communications and GPS technology. Additionally, it is uncertain how existing laws governing issues such as taxation, intellectual property, libel, user privacy and property ownership, will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business.

We depend on intellectual property rights and development of new products and the inability to obtain patents or develop new products may have an adverse effect on our ability to be profitable.

         Our success is partly dependent upon our intellectual property rights. Effective protection may not be available for these rights. There can be no assurance that a patent will provide adequate protection for the underlying technology. While we have patents covering our technology, there is no assurance that such patents will be able to prevent other companies from developing substantially similar products. In addition, litigation may be necessary in the future to enforce the intellectual property rights. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could negatively affect our business.

Our future success is dependent upon our ability to retain key management.

         Our success is dependent upon the continued services of Robert C. Silzer, Sr., our chief Executive Officer and Chairman of the Board of Directors and upon the skills, experience and efforts of our key marketing and other management personnel. The loss of the continued services of any of these individuals could have a negative effect on our business.

Conflicts of Interest.

         We have engaged in transactions with our management in the past, and we can be expected to engage in such transactions in the future. In each case, the transactions are approved by our Board of Directors and are considered to be fair to and in the best interests of the Company.

Competition.


         We face competition in all aspects of our business. We compete for customers with other electronics and recreation companies, many of which have substantially greater assets and resources. Our primary competitors are companies such as Prolink/Parview LLC. and UpLink Corp. Our ability to compete successfully in the future will depend on several factors, including:

          o the cost effectiveness, quality, price, service and market acceptance of our products;

          o response to the entry of new competitors or the introduction of new products by competitors;

          o ability to keep pace with changing technology and customer requirements;

          o    timely  development or  acquisition of new or enhanced  products;
               and

          o    timing of new product introductions by GPSI or our competitors.

Acquisitions of companies may disrupt the Company's business and distract management due to difficulties in assimilating personnel and operations.

         If we acquire a company, we could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, key personnel of the acquired company may decide not to work for us.

                        Risks Related to Our Common Stock

Our common stock is traded on the OTC Bulletin Board, and a shareholder may be unable to sell at or near ask prices or at all if the shareholder needs to sell his shares to raise money or otherwise desire to liquidate his shares.

         Our Common Stock is currently listed for trading on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Our Common Stock is traded; meaning the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small public company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow a company of our size and expanding into a related but new line of business as we are, or purchase or recommend the purchase of our shares until such time as we became more seasoned and proven. As a consequence, there may be periods of several days or far more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

If securities or industry analysts do not publish research reports about our business, our stock price and trading volume could decline.

         Small, relatively unknown public companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. However, to our knowledge, no analysts cover our company. The lack of published reports by independent securities analysts could limit the interest in our stock and negatively affect our stock price. We do not have any control over research and reports these analysts publish or whether they will be published at all. If any analyst who does cover us downgrades our stock, our stock price would likely decline. If any analyst initiates and then ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets or never achieve such visibility, which in turn could cause our stock price or trading volume to stagnate or decline.

You may have difficulty selling our shares because they are deemed "penny stocks."

         Since our Common Stock is not listed on the Nasdaq Stock Market or any national securities exchange, if the trading price of our Common Stock is below $5.00 per share, trading in our Common Stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a penny stock. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

The market price of our Common Stock may be adversely affected by market volatility.

         The market price of our Common Sock is likely to be volatile and could fluctuate widely in response to many factors, including:

          o announcements of the results of our operations or the operations of our competitors,

          o    developments with respect to intellectual property rights,

          o    announcements   of   technological   innovations  by  us  or  our
               competitors,

          o announcements of new services, products or new contracts by us or our competitors,

          o actual or anticipated variations in our operating results due to the level of development expenses and other factors,

          o changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates,

          o    new accounting standards,

          o general economic, political and market conditions and other factors, and

          o the occurrence of any of the risks described in this registration statement.

                           FORWARD-LOOKING STATEMENTS

         This registration statement contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, products, future results and events and financial performance. All statements made in this registration statement other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements. In particular, the words "believe," "expect," "intend," " anticipate," "estimate," "may," "will," variations of such words, and similar expressions, identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. Should the selling stockholders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling stockholders for the working capital and general corporate purposes. We will pay the expenses of registration of all of the shares that are offered pursuant to this prospectus, including legal and accounting fees.

           MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Market Information

         Our common stock is currently traded under the symbol "GPSN" on the OTC Bulletin Board. The following table only sets forth the high and low bid information for our common stock on the OTC Bulletin Board for each quarter since the quarter ended December 31, 2003. These represent prices between dealers, exclusive of retail markup, markdown or commission and do not necessarily represent actual transactions.



                 Year Ended December 31, 2005                     High            Low
     ------------------------------------------------------    -----------     -----------
     First Quarter.........................................        0.16            0.09
     Second Quarter........................................        0.17            0.09
     Third Quarter.........................................        0.15            0.08

                                       11


                 Year Ended December 31, 2004                     High            Low
     ------------------------------------------------------    -----------     -----------

     First Quarter.........................................         0.18            0.10
     Second Quarter........................................         0.14            0.07
     Third Quarter.........................................         0.11            0.06
     Fourth Quarter........................................         0.22            0.06

                 Year Ended December 31, 2003                     High            Low
     ------------------------------------------------------    -----------     -----------

     Last Quarter..........................................         0.21            0.08

Holders


         As of November 14, 2005, there were 257,856,255 outstanding shares of our Common Stock and approximately 342 shareholders of record, not including holders who hold their stock in "street name."


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview:

         The Company is involved in the development of golf course management technology. The Company has developed both a hand-held and cart mounted product using Global Positioning Systems ("GPS") technology. At December 31, 2004 and September 30, 2005, substantially all of the Company's assets and operations were located in Canada. The Company applies GPS, radio frequency and a sophisticated integrated network of wireless technology to information systems for the golf and recreational industries. The Company's portable product, the "Inforemer", is the first patented communications network that utilizes advanced internet protocols to provide a wireless information system to enhance recreational value, increase golf course profits and improve player safety. The Company generated revenue for the first time in the year ended December 31, 2004 from the sales of its products and continued to earn revenue throughout 2005. The Company expects to recognize revenue only when delivery has occurred, the sales price is fixed or determinable, and collectibility is probable. When other significant obligations remain after products are delivered, revenue will be recognized only after such obligations are fulfilled.


Results of Operations:

Nine months ended September 30, 2005 and 2004

Revenue - The Company recorded total revenue in the nine months ended September 30, 2005 of $4,039,278 as compared to $1,723,018 in the first nine months of 2004. This amounted to an increase of $2,316,260 or 134% in total revenue. The Company recorded sales of its Inforemer product for the first time in the nine months ended September 30, 2004 and this increase reflects the year over year growth of the Company's sales from its startup position in 2004 and growing acceptance of the Inforemer in the marketplace resulting in the Company's greater penetration of its core market. This revenue is comprised of sales of the Company's Inforemer product and related service contract fees, together with fees payable by certain of its distributors for distributorship partnership fees and purchase of promotional materials from the Company. Revenue also includes patent licence fees received by the Company's subsidiary, Optimal Golf Solutions, Inc. The total revenue from Inforemer products and service contract fees amounted to $3,494,822 as compared to $1,602,018 in the first nine months of 2004. Revenue from distributorship partnership fees amounted to $154,000 compared to $121,000 in 2004. Total patent licence revenue earned by Optimal Golf Solutions amounted to $390,457 as compared to $0 in the first nine months of 2004.

Cost of Goods Sold - Cost of Goods Sold represents the cost of Inforemer products and related equipment delivered to the customer and installed on the customer's site. Cost of Goods Sold for the nine months ended September 30, 2005 was $2,761,162 of which $2,142,546 represents costs of goods sold and $618,616 represents installation costs. In the first nine months of 2004 Cost of Goods Sold was $1,572,581 comprised of cost of goods sold of $1,317,596 and installation costs of $254,985.

Selling and Marketing Expenses - Selling and marketing expenses were $1,439,274 for the nine months ended September 30, 2005, as compared to $1,155,942 for the nine months ended September 30, 2004. The increase was attributable to increased sales and marketing personnel, sales commissions, creation of marketing and promotional materials, attendance at trade shows, travel, accommodation, advertising and various promotional costs to introduce the Inforemer product to the marketplace.

General and Administrative Expenses - General and administrative expenses were $4,057,653 for the nine months ended September 30, 2005, as compared to $1,628,449 for the nine months ended September 30, 2004. This increase was attributable to an increase in personnel, professional fees and consulting fees in connection with enforcement of the Company's recently acquired patents, financing costs and stock based compensation compared to 2004. In particular the Company incurred significant costs in seeking additional financing opportunities; these costs were primarily paid by stock issuance. The sum of expenses in this category which were satisfied by stock issuances rather than cash payments amounted to $1,982,592 or 49% of total general and administrative expenses.

Engineering, Research and Development Expenses - Engineering, research and development expenses increased to $1,454,659 for the nine months ended September 30, 2005 from $886,510 for the nine months ended September 30, 2004. This increase was attributable to the engineering and continuing development cost of the Inforemer product. These costs comprised personnel costs, consultants, computer software development costs and service costs of the increased number of Inforemer systems installed.

Depreciation and Amortization - Depreciation and amortization increased by $143,465 or 225% to $207,210 in the first nine months of 2005, as compared to $63,745 in 2004. The Company acquired the rights to certain North American and international GPS patents in the year ended December 31, 2004. These patents are being amortized over the remaining life of the patents. The increase in depreciation and amortization is due to the amortization charged against these patents.

Loss from Operations - The loss from operations was $5,880,680 for the nine months ended September 30, 2005, as compared to a loss from operations of $3,584,209 for the nine months ended September 30, 2004. The increase was due to substantially higher legal, financing and administrative expenses and sales and marketing expenses in the period. Engineering and R&D expenses in the period also increased.

Interest Expense - Interest expense increased by $921,938 to $1,258,327 in 2005, as compared to $336,389 in 2004, as a result of an increase of interest-bearing debt, particularly the loan from Great White Shark Enterprises obtained to enable purchase of the Company's patents, drawdowns on bank operating lines of credit and short term financing loans. Of this total, $501,491 was paid in stock issuances rather than cash payments.

Finance Costs - Finance costs relate to warrants issued in conjunction with the Company's debt financings and fees paid to third parties who assist in raising capital for the Company. The value of these warrants is recorded as a discount on the convertible debentures and is being amortized over the term of the respective convertible debenture. Finance costs increased to $603,835 in first nine months of 2005 as compared to $224,129 in the respective 2004 period. Of this total, $168,550 was paid by stock issuances.

Gain on Extinguishment of Debt - Gain on extinguishment of debt decreased to $244,292 in the nine months ended September 30, 2005 from $1,741,756 for the nine months ended September 30, 2004. This gain was comprised of a gain of $419,146 relating to the write-off of debt guarantees of discontinued operations and a loss amounting to $ 174,854 arising from the issuance of stock in settlement of debt.

Net Loss - Net loss was $7,497,263 for the nine months ended September 30, 2005, as compared to a net loss of $2,578,193 for the nine months ended September 30, 2004. This increase is a reflection of the increased expenses incurred in bringing the Inforemer product to market, financing costs and setting up a sales and distribution organization, which have partially been offset by the gain on extinguishment of debt and net sales revenue for the period. The Company incurred significant costs in seeking additional financing opportunities, these costs were primarily paid by the issuance of stock and are included under the General and Administrative Expense category. Total expenses paid by stock issuances in the period amounted to $2,625,933.

Liquidity and Capital Resources - September 30, 2005:

The Company is continuing its efforts to raise new capital during the remainder of 2005.

The Company's limited cash and working capital resources, and the uncertainty with respect to the Company's ability to fund its operations, have raised substantial doubt about the Company's ability to continue as a going concern (see "Going Concern" above). The Company will require a substantial input of capital, either through debt or equity capital or a combination thereof, to continue operations. To the extent of the inability of the Company to raise such capital the Company may have to cease or curtail operations or seek protection from it's creditors under the bankruptcy laws.

Operating Activities - The Company's operations utilized cash of $3,984,877 during the nine months ended September 30, 2005, as compared to $3,345,736 during the nine months ended September 30, 2004. The increase in cash utilized in operations in 2005 as compared to 2004 was primarily a result of an increase in inventories, deferred implementation costs and accounts receivable, combined with the increase in net loss for the period.

At September 30, 2005, cash decreased by $120,591 to $52,501, as compared to $173,092 at December 31, 2004.

The Company had a working capital deficit of $12,969,246 at September 30, 2005, as compared to a working capital deficit of $14,210,188 at December 31, 2004. At September 30, 2005 and December 31, 2004, $3,004,376 and $3,423,522 respectively of the Company's current liabilities consisted of liabilities with respect to discontinued operations.

Investing Activities - Net cash used in investing activities was $316,572 and $141,097 for the nine months ended September 30, 2005 and 2004, respectively, consisting of the purchase of equipment and patents and payments relating to the purchase of Optimal Golf Solutions, Inc.

Financing Activities - Net cash provided by financing activities was $4,180,858 for the nine months ended September 30, 2005, as compared to $3,504,903 for the nine months ended September 30, 2004. During the nine months ended September 30, 2005, the Company made payments on loans of $271,777 and loans from related parties of $37,562. During the nine months ended September 30, 2005, the Company received proceeds from borrowing on convertible loans of $1,571,095 and proceeds from bank borrowings and short term loans of $1,694,102. During the nine months ended September 30, 2005 the Company issued common stock for cash consideration of $1,225,000.

Lines of Credit

Effective June 27, 2003, the Company obtained a bank line of credit for $1,425,000 to fund its operations. As of September 30, 2005, the Company had borrowed $1,517,792 under this line of credit. The excess represents the cash float arising from timing differences between when payments are issued from this account and when they are presented for payment. The line of credit bears interest at prime plus 0.5%, is repayable in full on demand and is secured by a one year standby bank letter of credit for $1,500,000 that was provided by a third party, Hansen Inc. This standby letter of credit from Hansen Inc. was renewed until March 27, 2005 and subsequently to October 27, 2005 and has now been renewed to September 30, 2006.. As consideration for renewing the standby bank letter of credit, the Company issued to Hansen Inc. a common stock purchase warrant to purchase 500,000 shares of the Company's common stock, exercisable at $0.10 per share (a 15% discount to the then market price) for a period of three years. $52,000, the fair value of this common stock purchase warrant, calculated pursuant to the Black-Scholes option pricing model, was charged to operations as finance costs for the nine months ended September 30, 2005. The Company has agreed to issue a further common stock purchase warrant to Hansen Inc. to purchase 1,000,000 shares of the Company's common stock, exercisable at $0.10 per share. The Company also pays a standby LOC fee to Hansen Inc. of 2% per annum on a quarterly basis, amounting to approximately $7,500 per quarter.

Effective March 23, 2004, the Company entered into a Reimbursement Agreement with Douglas J. Wood, Daniel S. Wood and James Liken (the Secured Party) to have them secure a new $1,000,000 line of credit to be used for manufacturing purposes. The security provided was a Letter of Credit from Citicorp North America Inc. The Company's bankers, HSBC Bank Canada, provided the Company this new line of credit on April 29, 2004 based on the security provided, on which interest at prime plus one half of one percent interest is payable. As of September 30, 2005 this line was drawn down in the amount of $1,017,313. The term was for a period of 1 year from the date of the agreement. As consideration for the security provided, the Company agreed to pay the Secured Party 15% per annum of the maximum amount outstanding in the month, payable 50% in US$ and 50% in common shares of the Company, issued at a 10% discount to market based on the seven day average price prior to each quarter end. The Company has accrued this consideration to September 30, 2005. Additionally the Company agreed to issue 666,667 warrants to purchase common stock of the Company at $0.15 per common share. The Company also granted the Secured Party a security interest in all the Company's inventory. This letter of credit, along with its related Reimbursement Agreement, was renewed until October 31, 2005 and subsequently renewed until April 2006. These warrants have been valued at $72,000. An amount of $54,000 was charged to operations, as finance costs, in 2004 and the remaining amount of $18,000 in the first quarter of 2005. The value of the warrants was determined with use of the Black-Scholes pricing model with the following factors: 3 year life, risk free rate of return of approximately 1.9% and a volatility factor of 200%.

Acquisition of Optimal Golf Solutions, Inc.

On November 19, 2004 GPSI acquired 100% of the common shares of Optimal Golf Solutions, Inc. ("Optimal"), a Texas corporation owned by Darryl Cornish and Charles Huston ("Optimal Shareholders"), for a total of $5,250,000 plus interest of 4.75% per annum on the principal balance outstanding payable as follows:
$100,000 on signing a Letter Of Intent on November 8, 2004, $1,000,000 on closing, a stock payment of 9,000,000 restricted common shares of GPSI valued at $2,250,000 using a minimum price of $.25 per share and a final stock payment of $1,900,000 representing 7,600,000 common shares of GPSI using a minimum price of $.25 per share. These shares can be sold after the effectiveness of a registration statement and in accordance with a Leakage Agreement. The final purchase price will vary based up the performance of the Company's shares. The obligation to pay the deferred purchase price was secured by a first security interest in the Optimal patents.

The first stock payment of 9,000,000 shares can be sold (in accordance with the Leakage Agreement) over 180 trading days. Any funds received from the sale of those shares over $3,250,000 (i.e. $1,000,000 over the $2,250,000 target price for the first share payment) will be deducted from the amount to be paid with the second stock payment, for the remaining amount due of $1,900,000 (plus interest). If the former Optimal shareholders sold their shares and received less than the target price of $.25 per share, then the Company was required to issue additional shares to make up the difference (or cash under certain conditions).

The second stock payment is to be issued at a 15% discount to market price at the time of issuance and can be sold into the market by the Optimal Shareholders over a further 180 trading days. On May 28, 2005 the Company entered into a First Amendment to Stock Purchase Agreement whereby the Company was granted up to six months of additional time to have a Registration Statement declared effective. As consideration for this extension, the Company agreed to pay $100,000 per month, which would be applied to the balance owing which was to be settled with the second stock payment. However, because the Registration Statement was not filed by September 30, 2005, the Company lost the benefit of the reduction in the balance of the second stock payment and of any amounts realized from the sales of the first stock payment over $3,250,000 (the "cap"), which was to reduce the amount to be paid in the second stock payment.

Because the Company did not have the Registration Statement filed by September 30, 2005, it has agreed to register the resale of the 9,000,000 shares issued for the first stock payment and an additional 31,000,000 shares to cover the shares issuable for the second stock payment and the additional shares that must be issued to cover decrease in the market price of its common stock which had a closing bid price of $0.10 on October 19, 2005.

Loan From Great White Shark Enterprises

On December 3, 2004, GPSI entered into a Credit Agreement with Great White Shark Enterprises, Inc. ("GWSE") for GWSE to provide a Term Loan of $3,000,000 to GPSI. These funds were received by GPSI as follows: $1,000,000 on November 22, 2004 and the balance of $2,000,000 on December 3, 2004 (less outstanding service fees owed by GPSI to GWSE to December 31, 2004 of $548,750 pursuant to a Merchandising Agreement dated April, 2003). Collateral for the loan was (a) a first priority security interest in (a) all of the shares of the capital stock of Optimal, (b) a second security interest in the Optimal Patents and (c) a first security interest in the Pinranger Patents acquired by GPSI pursuant to an Agreement dated July 2, 2004 between GPSI and Pinranger (Australia) Pty. Ltd. and PagiSat, LLC. The Pinranger Patents are registered in 13 countries in Europe, Japan, and Australia.

The Term Loan may be repaid at any time prior to maturity without premium or penalty, except that the total minimum interest to be paid must be $300,000 irrespective of when the loan is repaid. During the term of the loan, GPSI must pay interest of 10% per annum on a monthly basis in cash or shares. If GWSE chooses to receive shares, the interest rate will be adjusted to 15% for the period selected and the shares will be priced at a 15% discount to market, using the average daily close for the three trading days prior to the end of the monthly period for which interest is due.

Repayment of the principal and interest due under the Credit Agreement has been provided for by GPSI giving to GWSE (commencing December 4, 2004) all license payments GPSI receives under all license agreements between Optimal as licensor and its licensees. Once the Term Loan and accrued interest is paid in full, for a period of two years from the repayment date, GWSE will receive 20% of the license payments and thereafter 40% of the license payments for the remaining life of the Patents. Any fees received in connection with enforcement of the Optimal Patents will also be paid to GWSE in accordance with the above-mentioned formula, except that GPSI must pay all legal costs to enforce the Optimal Patents. Any fees received from infringement payments relating to the Pinranger Patents will be shared on a 50/50 basis (net of legal costs) until the Term Loan and accrued interest are fully repaid, after which GPSI will have no further obligation to GWSE regarding the Pinranger Patents for any revenue they generate, and GWSE will agree to have its security interest in the Pinranger Patents removed by GPSI.

To the extent that, during any calendar year commencing January 1, 2005, the total annual license payments received by GWSE do not total $500,000, then the shortfall must be paid to GWSE in equal monthly payments over the next calendar year, above and beyond the following year's minimum license payment. The maturity date of the Term Loan is November 15, 2011, the termination of the life of one of the key Optimal Patents.

In addition to the above-mentioned interest and security provided for the Term Loan, GWSE also received an equity bonus of 3,000,000 restricted Common Shares of GPSI and a three year Warrant dated December 3, 2004 to purchase 2,000,000 Common Shares of GPSI at an exercise price of $.15.

The Company has paid $319,072 of this liability during the nine months ended September 30, 2005. As at September 30, 2005 the principal amount outstanding is $2,680,928 which is offset by unamortized debt discount of $428,571, giving a net balance of $2,252,357.

Equity Offering

Pursuant to the terms of Securities Purchase Agreements, in June 2005, the Company sold 15,312,500 shares for a cash purchase aggregate amount of $1,225,000.

Sale of Convertible Notes

On September 20, 2005, the Company entered into a Securities Purchase Agreement (the "Stock Purchase Agreement") with AJW Offshore, Ltd, AJW Partners, LLC, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the Purchasers) providing for the issuance by the Company to the Purchasers of up to $3,720,000 of secured convertible notes (the "Notes"). The Notes are convertible into shares of the Company's Common Stock at the option of the holder. The conversion price is the lesser of (i) the Variable Conversion Price (as defined) and (ii) $.10 (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" means the Applicable Percentage (as defined) multiplied by the Market Price. "Market Price" means the average of the lowest three (3) Trading Prices (as defined) for the Common Stock during the twenty
(20) Trading Day period ending one Trading Day prior to the date the conversion notice is sent by the applicable Holder to the Company. "Trading Price" means the intraday trading price on the Over-the-Counter Bulletin Board.

The term of the Notes is three years from the date of issuance. The repayment of the principal amount of the Notes is based on 124% of the subscription amount.

The Company may redeem the Notes upon at least 10 trading days notice in accordance with the following. So long as the Common stock is trading at or below $.15 per share, as such price may be adjusted for stock splits, recapitalizations and similar events (the "Maximum Price") the Company has the right to prepay all of the outstanding Notes in an amount in cash (the "Optional Prepayment Amount") equal to (i) 125% (for prepayments occurring within 30 days of the Issue Date), (ii) 130% for prepayments occurring between 31 and 60 days of the Issue Date, or (iii) 135% (for prepayments occurring after the sixtieth 60th day following the Issue Date), multiplied by the sum of the then outstanding principal amount of the applicable Note plus certain other amounts, if any, required to be paid by the Company as a result of specified defaults under the definitive agreements. If the stock is trading above the Maximum Price, the Company may exercise its right to prepay the Notes by paying to the Holders, in addition to the Optional Prepayment Amount, an amount equal to the aggregate number of shares that such Holders would have received upon conversion of the amount of the Note being prepaid multiplied by the difference between the closing price of the Company's Common Stock on the Optional Prepayment Date less the Conversion Price then in effect. In the event that the average daily price of the Common Stock for each day of the month ending on any determination date is below the Initial Market Price, the Company may, at its option, prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by 36 plus one month's interest. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five (5) Trading Days immediately preceding the Closing which is $.08.

As a condition to the closing the Company's President entered into a Guaranty and Pledge agreement (the "Pledge Agreement") pursuant to which he agreed to pledge 6,371,306 shares as collateral. The Notes are also secured by the assets of the Company pursuant to a Security Agreement and Intellectual Property Security Agreement.

On September 20, 2005, pursuant to the Securities Purchase Agreement, the Company sold to the Purchasers, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, $1,860,000 in aggregate principal amount of Notes and issued Warrants to purchase an aggregate of 3,000,000 shares at an exercise price of $0.25 per share for an aggregate purchase price of $1,500,000. Lionheart Group, Ocean Avenue Advisors and E.H. Winston Associates and Co. received commissions in the aggregate amount of $150,000.

The principal amount of the note was $1,860,000 of which $360,000 represents deferred interest at 8% p.a. over a three year term. This deferred interest has been recorded as an offset against the principal amount of the notes to be amortized over the term of the notes. In addition there were debt discounts incurred on the issue of the Warrants and a Beneficial Conversion Factor arising from the discount of the conversion price from the market price of the shares on the date the Notes and Warrants were issued. The debt discount arising from the issuance of the Warrants amounted to $161,870 and the Beneficial Conversion Factor arising from the discounted conversion price amounted to $1,338,130. Both of these discount amounts have been recorded as an offset against the principal amount of the notes to be amortized over the term of the notes. For the period ended September 30, 2005 amortization of these offsets amounted to $1,478 for warrants, $12,221 for the beneficial conversion factor and $3,288 of deferred interest, totaling $16,987.

On September 11, 2005, the Company also entered into a Registration Rights Agreement with the investors signatory thereto, which provides that on or prior to 30 days after the closing, of which one occurred on September 20, 2005, the Company shall prepare and file with the Securities and Exchange Commission a registration statement ("Registration Statement") covering the resale of all of the Registrable Securities (defined as the shares issuable upon conversion of the Notes and the shares issuable upon exercise of the Warrants). If the registration statement is not filed within 30 days or is, for any reason, not declared effective within 90 days, the Registrant shall pay liquidated damages to the investors. The Company filed the Registration Statement on October 20, 2005.

Upon filing of the Registration Statement and provided that the Company has obtained from Great White Shark Enterprises ("GWSE") an agreement to share ratably with Purchasers GWSE's interest in the 093 patent owned by a subsidiary of the Company (the "GWSE Agreement"), the Purchasers are obligated to purchase an additional $930,000 principal amount of Notes and additional warrants to purchase 1,500,000 shares for $750,000, and upon effectiveness of the Registration Statement, an additional $930,000 principal amount of notes and warrants to purchase an additional 1,500,000 shares for an additional purchase price of $750,000. This purchase was completed on October 28, 2005.

On October 28, 2005, pursuant to the Securities Purchase Agreement, the Company sold to the Purchasers, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, $930,000 in aggregate principal amount of Notes and issued Warrants to purchase an aggregate of 1,500,000 shares for an aggregate purchase price of $750,000. Lionheart Group, Ocean Avenue Advisors and E.H. Winston Associates and Co. received commissions in the aggregate amount of $75,000.



For the years ended December 31, 2004 and 2003

Revenues

         The Company had no revenue in 2003. In 2004, the Company sold their GPS System to 10 golf courses for total revenue of $1,999,728. These courses included Tiburon, Brookwater, Mayfair Lakes, Diamond Woods, Dayton Valley, Maryland National. Stonewall, Heritage Hills, Chestnut Ridge, and Glynns Creek. Granite Links was another course installed in 2004 but it was removed and is being reinstalled in 2005 as an expanded system. Thus this system was not recorded as a sale in 2004. In addition to these installations, the Company rented one system to Noosa Springs generating $10,095 in rental revenue and installed a system at the Point Roberts golf club as a pay-for-play system generating $374 in revenue in 2004. Other revenue booked in 2004 included repairs & warranty revenue of $18,348, territory sales in the amount of $86,000, Distributor Demo Kits totaling $35,000, service & support fees totaling $9,000, and sale of parts $954. Patent license fees collected by Optimal Golf Solutions Inc. amounted to $24,800. Thus, total revenue in 2004 amounted to $2,184,299.

Administration Expenses

         Administration expenses increased by $273,290 from $2,928,656 for the year ended December 31, 2003 to $3,201,946 for the year ended December 31, 2004. Administration expenses consist of salaries and employee related costs, including compensation costs paid by the issuance of stock, as well as legal, audit, investor relations and consulting fees. Non-cash stock based compensation expense was$1,814,303 for 2004 and $1,711,091 for 2003.

Depreciation and Amortization

          Depreciation and amortization increased by 74% from $72,170 to $125,507. This increase is attributable to an increase in the property and equipment asset base, particularly the purchase of patents.

Sales and Marketing

         Sales and marketing expenses increased by $1,515,466 from $171,671 for the year ended December 31, 2003 to $1,687,137for the year ended December 31, 2004 to expand the global distribution network and GPSI's presence in North America. This increase is attributable to the formation of a direct sales and marketing department starting in Q3, increased advertising and marketing expenses as the Inforemer product was brought to market and commission payments paid to sales staff and under the Endorsement Agreement with Great White Shark Enterprises which the Company signed in April 2003.

Engineering, Research and Development

         Engineering, Research and development costs increased by $235,599 for the year ended December 31, 2004 to $1,440,681 as opposed to $1,205, 082 for the year ended December 31, 2003. This increase was attributable to the engineering and development cost of developing the Inforemer product to the stage of creating sales of the product. These costs comprised personnel costs, consultants, computer software development costs, travel and accommodation and service costs.

Finance Costs

         The decrease in finance costs of $453,352 from $677,931 for the year ended December 31, 2003 to $224,579 for the year ended December 31, 2004, is due to a drop in expenses incurred to obtain additional financing for the Company. In the previous year most of these expenses related to the non-cash cost of the conversion features with three loans and the non-cash cost of issuing stock and warrants in connection with the debt financing. There was only a limited conversion of one loan in the year ended December 31, 2004. Finance costs include the warrants issued in conjunction with the Company's debt financings. Prior to 2003, the Company issued warrants in conjunction with the sale of convertible debentures. The value of these warrants is recorded as a discount on the convertible debentures and is being amortized over the term of the respective convertible debenture. The Company issued warrants in 2003 related to its $1,425,000 bank line of credit. The value of these warrants was recorded as deferred financing costs and was amortized over the one-year term of the bank line of credit. In 2004 this cost amounted to $26,000.

Interest expense

         Interest expense increased by 105% from $279,378 for the year ended December 31, 2003 to $572,845 for 2004. This $293,467 increase is related to the increase in debt financing by the Company during 2004.

Gain (Loss) on Extinguishment of Debt

         During 2004 the Company wrote off $332,538 of trade debt related to discontinued operations. This debt consisted of accrued liabilities and accounts payable related to prior years. During 2003 the Company wrote off debt from discontinued operations, which resulted in a gain on extinguishment of debt in the amount of $1,461,367. During 2004 the Company also settled other liabilities relating to discontinued operations by issuance of common stock. These stock issuances resulted in a gain on extinguishment of debt of $547,680. During 2004 the Company also wrote off a loan liability of $1,185,000 incurred in 2001 and collateralized by certain securities. The lender cannot be located and the Company believes the collateral has been realized. This amount has been recorded as a gain on extinguishment of debt. The Company also settled various other trade debts and loans payable in the year by issue of common stock. These transactions resulted in a net gain on extinguishment of debt amounting to $9,076.

Liquidity And Capital Resources

         At December 31, 2004 the Company had significant debt liabilities which include: A draw down on a $1,000,000 manufacturing line of credit from HSBC Bank Canada in the amount of $975,903. This line of credit is secured by a Letter Of Credit arranged by Doug Wood, Dan Wood, and James Liken. Interest accrues at 15% per annum on the balance drawn down for the LOC. A draw down on a $1,500,000 operating line of credit provided by HSBC Bank Canada in the amount of $1,333,499. This Line Of Credit is secured by a Letter Of Credit provided by Citibank and is secured by Hansen, Inc. in the amount of $1,500,000. GPSI pays the quarterly LOC fees from Citibank, which are $7,500 per quarter.

         An outstanding loan owing to the Bank Of Montreal of $25,121.

         A loan from Great White Shark Enterprises made on December 3, 2004 in the amount of $3,000,000 with interest on the balance outstanding of 10% per annum. Shareholder advances from Doug Wood, a director, in the amount of $1,405,000 with interest owing of 8% per annum. An advance from the Wood Family Trust in the amount of $150,000 with interest owing of 8% per annum. A $96,725 loan from Synapse Ventures, owned by Julius Farkas, GPSI's Director of Manufacturing, with interest owing at 3% per month or 36% per annum. A shareholders loan from Robert C. Silzer, GPSI's President & CEO, in the amount of $603,415 with interest owing of 8% per annum. A convertible debenture owing to the Shaar Fund in New York in the amount of $671,892 with interest owing of 6% per annum. Interest and principal payments of $60,000 are made each quarter, i.e. principal is due of $20,000 per month. Debt related to discontinued operations (Chapter 7 filings) totaling $3,423,522 which is reflected on the GPSI balance sheet as current liabilities, is not expected to be settled with cash. These amounts are being written off in accordance with the statute of limitations rules in each state in which they were incurred and are reflected as a gain on extinguishment of debt at the time of write-off.

         Accounts payable and accrued liabilities totaling $2,303,063.

         Deferred revenue relating to cash received in advance from golf courses, but not yet earned because the installation is not complete, in the amount of $118,848.

Thus, total liabilities were $16,618,601 or $13,195,079 excluding debt from discontinued operations.

At December 31, 2004 the working capital deficit was $11,690,188 compared to $10,082,967 at December 31, 2003.


Operating activities used cash of $5,468,163 and $2,134,831 for the years ended December 31, 2004 and December 31, 2003 respectively. The increase in cash usage was principally attributable to, the increase in net loss from operations to $8,959,685, before adjusting for non cash expenses of the charge for impairment of patent assets of $3,750,000, payment of expenses with stock in the amount of $1,383,530 and expenses paid by stock issuances of $2,074,293.


At December 31, 2004 and December 31, 2003, a substantial portion of the Company's current liabilities consisted of loans in default and liabilities with respect to discontinued operations.

Financing for the year ended December 31, 2004 provided cash of $6,883,280 as opposed to $2,179,200 in 2003.

         In 2004 the Company raised $205,888 from the issuance of common stock, $375,000 from the issuance of convertible preferred stock and obtained $812,546 in loans from bank indebtedness and $5,469,380 from other loans. In 2003 the Company raised $141,000 from the issuance of common stock, $625,000 from the issuance of convertible debt and obtained $1,470,862 in loans from bank indebtedness and $30,443 from other loans. The Company has historically relied upon sales of its common stock, debt instruments and loans from its directors to finance research and development, marketing and operations. As of December 31, the Company had incurred significant losses totaling $44,693,115 as of December 31, 2004 and had a working capital deficit of $11,690,188. In view of the Company's limited amount of cash and cash equivalents and its utilization of cash for its operations, the Company will only be able to continue operations for a limited period of time. The cash requirement needed to meet operating expenses averaged $471,359 per month in 2004.

         This monthly cash out flow is reduced to $455,680 per month with the annual Gross Margin of $188,153. Accordingly, additional financing will be required to market the Company's product and working capital to gear up production of its product and complete installation commitments on sales contracts executed. The Company continues to pursue opportunities for a private equity offering and/or debt financing. There can be no assurances that any additional financing will take place or, if so the terms thereof. To the extent of any shortfall in financing, the Company's product development and sales and commercialization of new programs will be delayed, curtailed or prevented, and the Company may be required to suspend or substantially modify its operations and/or seek protection under applicable bankruptcy laws.

         The Company's independent certified public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended December 31, 2004, have expressed substantial doubt about the Company's ability to continue as a going concern. To the extent that the Company is unable to successfully restructure its debt obligations and/or obtain the capital necessary to fund its future cash requirements on a timely basis and under acceptable terms and conditions, the Company will not have sufficient cash resources to maintain operations, and may consider a formal or informal restructuring or reorganization.

Critical Accounting Policies.

Revenue recognition

         The Company recognizes revenue only when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable. When other significant obligations remain after products are delivered, revenue is recognized only after such obligations are fulfilled. Cost of Goods Sold represents the cost of physical equipment products delivered to the customer and installed on the customer's site. The costs of installing the equipment on the customer's site, such as labor and travel and accommodation expenses, are recorded as Installation Costs. The cost of developing the equipment and the software installed in the equipment on the customer's site is recorded as an operating expense in the category "Engineering, Research and Development", all such costs are expensed as they are incurred.

Impairment of Long-Lived Assets


         The Company's long-lived assets consist of patents, property and equipment. In assessing the impairment of patents, property and equipment, the Company makes assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. The Company did not record any impairment charges for property and equipment at December 31, 2004. However, if these estimates or the related assumptions change in the future, the Company may be required to record impairment charges for these assets at such time. The Company did record impairment charges for certain of its patent assets at December 31, 2004. These impairment charges are more fully discussed in Note 2 to the financial statements for the year ended December 31, 2004.


Consolidation

         The consolidated financial statements include the operations of GPS Industries Inc. (formerly Inforetech Wireless Technology, Inc.) and its wholly-owned subsidiaries (the "Company"), including Optimal Golf Solutions, Inc. which it acquired on November 19, 2004. All significant intercompany transactions and balances have been eliminated in consolidation.

Loss Per Share

         Basic loss per share is based on net loss divided by the weighted average common shares outstanding or deemed to be outstanding during the period. Diluted loss per share assumes exercise of in-the-money stock options and warrants outstanding into common stock at the beginning of the year or date of issuance, unless they are anti-dilutive. A total of 18,829,806 potential shares were excluded from the fully diluted calculation as they are anti-dilutive.

         Net Loss Per Common Share - Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution

Inventories

         Inventories are stated at the lower of cost or market, determined on an average cost basis, and consist of raw material parts, work in process and finished products ready to ship to customers.

Shipping and handling costs

         The Company accounts for shipping and handling costs as a component of "Cost of Sales".

Stock Based Compensation

         Stock-Based Compensation - The Company periodically issues shares of common stock for services rendered or for financing costs. Such shares are valued based on the market price on the transaction date.

         The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

         Pro forma information regarding net income (loss) and net loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock options granted using the fair value method of SFAS No.
123. No stock options were issued in the year ended December 31, 2004. The fair value for options issued in the year ended December 31, 2003 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6%; no dividend yield; volatility factor of the expected market price of the Company's common stock of 150%, and the expected lives of the options were estimated at approximately 4 years. The weighted average fair value of stock options granted for the years ended December 31, 2004 and 2003 was $Nil and $122,976, respectively.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

         Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

Patents

         The acquisition cost of patents is capitalized. Such costs are amortized over the expected useful life of the patents. The current amortization periods for such patents are between 7 and 8.5 years. The Company periodically assesses the impairment of patents using estimated future cash flows and other factors to determine their fair value.

Off Balance Sheet Arrangements

         All such arrangements are included in the Notes to the Financial Statements

                                    BUSINESS

Overview

         GPS was incorporated on December 12, 1995 as Diversified Marketing Services, Inc. It changed its name to Inforetech Wireless Technology, Inc. on December 6, 1999 and again on September 30, 2003 to GPS Industries, Inc. The Company has been trading publicly since January 2000 on the OTC.BB under the symbol IWTI and following its latest name change, it has been trading under the symbol GPSN. GPSI develops and markets global positioning satellite ("GPS") and Wi-Fi wireless multimedia solutions to golf facilities worldwide. The Company's Inforemer(TM) product line combines a backend management information system and revenue generating modules with mobile color handheld and cart-mounted Differential GPS units, seamlessly connected via a wireless, high-speed Wi-Fi network.

         GPSI's current target market is the golf industry with the goal to expand into other markets for GPS and Wi-Fi business solutions. Management believes that GPSI's technology is well suited to recreational activities outside of golf and, subject to available working capital, the Company plans to expand its offering to other recreational industries in the future.

         GPSI's Inforemer suite of products provides golf facility managers with a business solution, helping the facilities drive profit and become more competitive. Inforemer enables managers to run their businesses more efficiently with wireless Virtual Private Network (VPN), wireless security camera applications and data management and reporting capabilities. Facilities can generate more revenue with advertising, wireless internet access, tournament and point-of-purchase applications. The mobile handheld or cart-mounted GPS units help attract and retain customers by delivering a better golf experience on the course or at the learning center with precise distance measurements, detailed color course maps, media streaming of real-time sports scores and news headlines, food and beverage ordering, electronic scoring, tournament play and emergency communication to the clubhouse.

         GPSI offers what management believes, is one of the broadest product lines in the industry, including both handheld and cart-mounted GPS units and allows golf facilities to mix and match any combination of these units to best suit their needs. GPSI was one of the earlier developers of a handheld and a color handheld GPS unit, and believes that is currently the only company to manufacture cart units that mount ergonomically to the steering column instead of on the cart roof.

         On November 26, 2004, GPSI entered into a strategic partnership arrangement with back-office software developer, Jencess Software & Technologies, Inc. to integrate their software with the Inforemer product. This partnership provides GPSI with strategic marketing opportunities to Jencess' customer base of more than 900 golf facilities. Management believes that the integration of the systems will also create the industry's most comprehensive golf business solution.

         GPSI is a golf solutions provider that utilizes an integrated Wi-Fi wireless infrastructure. This wireless infrastructure provides golf facilities with benefits completely outside of golf. Management believes that facilities can attract more conferences and events with wireless internet access in meeting rooms and resorts and residential communities can extend wireless internet access to resort guest rooms and residences. Moreover, GPSI can introduce completely new wireless applications to golf facilities. In January 2005, GPSI introduced the first of these new applications, wireless security cameras.

         On July 2, 2004, GPSI purchased the patents to Differential GPS in Australia, Japan and 11 European Nations from Pinranger (Australia) Pty Ltd. On November 19, 2004, the patents to GPS for golf in the United States and in Canada from Optimal Golf Solutions, Inc. in Texas. Management believes that these provide broad coverage for products in this area, but also opens up new revenue streams through licensing fees.

         GPSI appointed distributors in key golf markets worldwide, including Canada, United States, Europe, Australia/New Zealand, Asia and South Africa, thus transferring some of its sales and marketing costs to these independent firms. North America continues to be a key focus area with coverage by both distributors and direct sales representatives. Currently, GPSI has installations in the United States, Canada, Australia, France, Spain, United Kingdom and South Africa.

Acquisition of ProShot Golf, Inc. (Proshot)

         On January 12, 2001 the Company acquired all of the outstanding capital stock of ProShot. ProShot was a California based company involved in the manufacture, marketing, leasing, and installation of an integrated GPS based distance measuring equipment for golf courses. Pursuant to the acquisition, the Company agreed to pay certain bank debt of ProShot, which was guaranteed by a group of former ProShot shareholders ("Guarantors"). The Company was unable to pay off the guaranteed obligations.

         On September 21, 2001, after receiving notices of default from the Guarantors, the Company and one of its directors signed an agreement with the Guarantors that the Company would use its best efforts to assist in the foreclosure of ProShot assets by the Bank so that the Bank debt and ultimately the obligation of the Guarantors to the Bank, in respect of their guarantee of ProShot's Bank debt, might be reduced. In an amended agreement dated October 16, 2001, the Guarantors agreed to release the Company and one of its directors from certain financial obligations and to convert such obligations into stock in the Company. Upon such releases in the total amount of $1,118,000, the Company agreed to issue to the Guarantors, or their designees, 11,180,000 shares of Common Stock. During the fourth quarter of 2001, ProShot ceased operations and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on May 31, 2002, which was subsequently granted. Liabilities related to these discontinued operations remain in the consolidated balance sheet of GPSI as current liabilities. They include a promissory note payable, accounts payable and accrued liabilities, loans payable to related parties, and capital lease obligations. They are being written off in accordance with the statute of limitations rules in each state in which they were incurred and are reflected as a gain on extinguishment of debt in the consolidated statement of operations as they are written off.

         Pursuant to a Settlement Agreement dated May 10, 2004, the Company issued 6,336,883 restricted shares in the Company valued at market value of $570,320 to the Guarantors, ProShot shareholders, and ProShot Investors LLC. 1,873,651 of these shares have been put in escrow for the future benefit of the Guarantors and the Company against any unforeseen claims from the ProShot debtors. These shares were all issued in July, 2004.

         The Company has signed a Business Cooperation letter of agreement with ProShot Golf dated June 2, 2004, whereby the Company and ProShot will cooperate to the extent possible with each other to market their products and provides for referrals of customers or prospective customers which may prefer one party's system over the other. This letter is currently being renegotiated so that a finder's fee owing by GPSI to ProShot of $15,000 for each referral will no longer be required.

Acquisition of Optimal Golf Solutions, Inc.

         On November 19, 2004 GPSI acquired 100% of the common shares of Optimal Golf Solutions, Inc. ("Optimal"), a Texas corporation owned by Darryl Cornish and Charles Huston ("Optimal Shareholders"), for a total of $5,250,000 plus interest of 4.75% on the principal balance outstanding payable as follows:
$100,000 on signing a Letter Of Intent on November 8, 2004, $1,000,000 on closing, a stock payment of 9,000,000 restricted common shares of GPSI valued at $2,250,000 using a minimum price of $.25 per share and a final stock payment of $1,900,000 representing 7,600,000 common shares of GPSI using a minimum price of $.25 per share. These shares can be sold after the effectiveness of a registration statement and in accordance with a Leakage Agreement. The final purchase price may vary, however, depending on the price that the Optimal Shareholders receive for the shares they sell. The obligation to pay the deferred purchase price was secured by a first security interest in the Optimal patents as described below.

         The first stock payment of 9,000,000 shares can be sold (in accordance with the Leakage Agreement) over 180 trading days. Any funds received from the sale of those shares over $3,250,000 (i.e. $1,000,000 over the $2,250,000 target price for the first share payment) will be deducted from the amount to be paid with the second stock payment, targeted for the remaining amount due of $1,900,000 (plus interest). The second stock payment will be issued at a 15% discount to market price at the time of issuance and can be sold into the market by the Optimal Shareholders over a further 180 trading days. GPSI has the right to pay out any remaining balance plus interest owing at any time.

         GPSI agreed to use its best efforts to file and cause to have effective by June 30, 2005, a Registration Statement covering the resale of the shares issued. On May 28, 2005 the Company entered into a First Amendment to Stock Purchase Agreement whereby the Company would be granted up to six months of additional time to have a Registration Statement become effective by paying $100,000 per month which would be applied the balance owing which was to be settled with the second stock payment. Because the Registration Statement did not become effective by September 30, 2005, the Company lost the benefit of getting a reduction in the balance owing to be paid by the second stock payment, of any amounts realized from the sales of the first stock payment over $3,250,000 (the "cap"), which was to reduce the amount to be paid in the second stock payment.

         Upon receipt of the first $727,000 of net proceeds from the sale of shares issued to the Optimal Shareholders for the second stock payment, this amount will be forwarded to GPSI's attorney to be held in escrow for a period of 18 months from closing to partially secure the shareholders indemnification obligations to GPSI under the Agreement.

         Optimal was primarily engaged in the business of holding patents relating to GPS technology for the golf industry. Optimal held an important U.S. patent no. 5,364,093 which was issued on November 15, 1994 for a Golf Distance Measuring System and Method. They also owned U.S. Patent No. 5,751,244, which was for the Method and Apparatus for Calibration of a GPS Receiver. Optimal had also made a Canadian patent application no 2,134,737 entitled Method and Apparatus for Message Display on a Golf Course. The 093 Patent has been licensed to six companies and currently generates revenue from two of them, namely UpLink Corporation and ProLink/ParView, LLC. totalling $584,326 per annum. A third licensee, ProShot Golf, was estimated to have paid approximately $35,000 per year in license payments, but has claimed that it has met the requirements for a paid-up license and is negotiating with GPSI to not make any further license payments. All license payments that GPSI receives are forwarded to Great White Shark Enterprises until their loan in the amount of $3,000,000, plus interest owing of 10% per annum, is fully repaid (see "Loan From Great White Shark Enterprises, Inc.").

         GPSI expects to license the 093 Patent on a non-exclusive basis to other GPS based golf system providers. Combined with the differential GPS patents the Company holds in 13 countries outside North America, GPSI believes that it now holds all patents required for it to sell its GPS systems throughout 15 countries. GPSI feels it is in a strong position to enforce these patents against infringers.

Loan From Great White Shark Enterprises

         On December 3, 2004, GPSI entered into a Credit Agreement with Great White Shark Enterprises, Inc. ("GWSE") for GWSE to provide a Term Loan of $3,000,000 to GPSI. These funds were received by GPSI as follows: $1,000,000 on November 22, 2004 and the balance of $2,000,000 on December 3, 2004 (less outstanding service fees owed by GPSI to GWSE to December 31, 2004 of $548,750 pursuant to a Merchandising Agreement dated April, 2003). Collateral for the loan was (a) a first priority security interest in (a) all of the shares of the capital stock of Optimal, (b) a second security interest in the Optimal Patents and (c) a first security interest in the Pinranger Patents acquired by GPSI pursuant to an Agreement dated July 2, 2004 between GPSI and Pinranger (Australia) Pty. Ltd. and PagiSat, LLC. The Pinranger Patents are registered in 13 countries in Europe, Japan, and Australia.

         The Term Loan may be repaid at any time prior to maturity without premium or penalty, except that the total minimum interest to be paid must be $300,000 irrespective of when the loan is repaid. During the term of the loan, GPSI must pay interest of 10% per annum on a monthly basis in cash or shares. If GWSE chooses to receive shares, the interest rate will be adjusted to 15% for the period selected and the shares will be priced at a 15% discount to market, using the average daily close for the three trading days prior to the end of the monthly period for which interest is due.

         Repayment of the principal and interest due under the Credit Agreement has been provided for by GPSI giving to GWSE (commencing December 4, 2004) all license payments GPSI receives under all license agreements between Optimal as licensor and its licensees. Once the Term Loan and accrued interest is paid in full, for a period of two years from the repayment date, GWSE will receive 20% of the license payments and thereafter 40% of the license payments for the remaining life of the Patents. Any fees received in connection with enforcement of the Optimal Patents will also be paid to GWSE in accordance with the above-mentioned formula, except that GPSI must pay all legal costs to enforce the Optimal Patents. Any fees received from infringement payments relating to the Pinranger Patents will be shared on a 50/50 basis (net of legal costs) until the Term Loan and accrued interest are fully repaid, after which GPSI will have no further obligation to GWSE regarding the Pinranger Patents for any revenue they generate, and GWSE will agree to have its security interest in the Pinranger Patents removed by GPSI.

         To the extent that, during any calendar year commencing January 1, 2005, the total annual license payments received by GWSE do not total $500,000, then the shortfall must be paid to GWSE in equal monthly payments over the next calendar year, above and beyond the following year's minimum license payment. The maturity date of the Term Loan is November 15, 2011, the termination of the life of one of the key Optimal Patents.

         In addition to the above-mentioned interest and security provided for the Term Loan, GWSE also received an equity bonus of 3,000,000 restricted Common Shares of GPSI and a three year Warrant dated December 3, 2004 to purchase 2,000,000 Common Shares of GPSI at an exercise price of $.15.

Change of name and share structure

         Effective September 30, 2003, the Company amended its Articles of Incorporation to change its name to GPS Industries Inc., to increase the authorized shares of common stock from 100,000,000 shares to 250,000,000 shares, to authorize 25,000,000 shares of preferred stock, and to eliminate the dual classes of common stock. Effective April 27, 2005, the Company's shareholders approved an increase in the total number of authorized shares of common stock to 550,000,000, of which 500,000,000 are common shares and 50,000,000 are preferred shares.

Patents

         The Company has obtained certain patents and filed for further patents including the following:

         1. Hand Held communicator patents issued in the U.S. on Feb. 1, 2000, in Canada on September 29, 2000; and in the United Kingdom on November 30, 1999.

         2. Charging base for Electronic Apparatus patent issued in the US on Feb. 1, 2000.

         3. Golf course communication system and method patent was applied for in the US on January 29, 2004 and is awaiting office action by the USPTO. GPSI also filed a PCT application in the European Community on January 20, 2005 and it is awaiting a serial number and filing receipt.

         4. Endurable Sports PDA with communications capabilities and accessories. This patent was applied for in the US on January 22, 2003 and is pending, awaiting office action of the USPTO.

         5. Portable GPS Unit patent was applied for in the US on April 1, 2004 and is pending, awaiting office action.

         6. Cart mounted GPS Unit patent was applied for in the US on April 1, 2004 and is pending, awaiting office action.

         7. Mounting bracket patent was applied for in the US on April 1, 2004 and is pending, awaiting office action.

         8. Method for conducting a multi-golf course performance contest patent was applied for in the US on May 4, 2004 and is pending, awaiting office action.

         9. On July 2, 2004 GPSI acquired Distance Measuring System patents in 13 countries as follows: Australia, Austria, France, Germany, Great Britain, Ireland, Italy, Japan, Netherlands, Portugal, Spain, Sweden, and Switzerland. The patents were acquired from Pinranger (Australia) Pty Ltd. These patents were filed in these countries on December 16, 1992. GPSI has applied to the patent office in each country to have the patents assigned to the Company. The Company is also in the process of registering the security interest of Great White Shark Enterprises in each of these countries.

         10. Optimal, which GPSI acquired on November 19, 2004 has been issued patent no. 5,364,093 on November 11, 1994 relating to a Golf Distance Measuring System and Method, and patent no. 5,751,244 on May 12, 1998 for a Method and Apparatus for Calibration of a GPS Receiver.

With the Company's own patents, plus those acquired through the acquisition of Optimal and those acquired from Pinranger in 13 countries, GPSI now holds important GPS patent rights in 15 countries, which it considers to be all of the major golf markets in the world. Opportunities exist for GPSI to license infringers of the GPS patents it holds. It has identified 13 such infringers to date and is in the process of communicating with them through its agent to offer a patent license.

Trademarks

         The Company has registered trademarks as follows:

         1. Informer 2000 Handset Software trademark in the US.

         2. Inforetech Clubhouse Computer Software in the US.

         3. Inforemer in the European Community.

         4. Inforemer in the US.

         5. Inforetech in Canada.

         6. Inforetech in the European Community.

         7. Inforetech in the US.

Other Intellectual Property

         The Company also has developed additional proprietary intellectual property. The Company is seeking further patent protection for various proprietary aspects of its products and technologies. However, even if the Company were to be granted all of the patent protection, which it seeks, no assurances can be given that Company would be able to prevent other companies from developing substantially similar products. Furthermore, there can be no assurance that the Company's pending patents will be awarded, and litigation may be necessary to protect the Company's patents, and there can be no assurance that the Company will have the financial resources to pursue such litigation. In addition to pursuing patent protection, the Company also relies on various trade secrets for its unpatented proprietary technology. However, trade secrets are difficult to protect, and there can be no assurances that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets. While the Company has a policy of having its employees and consultants execute non-disclosure agreements regarding confidential information, there can be no assurance that these agreements will be enforceable or will provide meaningful protection for the Company's trade secrets or other proprietary information.

The Market

         The target market for GPSI's Inforemer system is the multi billion-dollar golf-recreational market, with golf courses being GPSI's target customer. Management believes, There are approximately 20,000 golf courses in North America and more than 40,000 worldwide. Current market penetration of GPS systems represent approximately 5% of the market, with adoption by golf courses increasing steadily as the product is now being more widely accepted as a business solution, and the products in general become more stable, affordable and user-friendly. GPSI is now also expanding its GPS-based wireless solutions beyond the golf course, to golf course residential communities and golf course resorts, further increasing the size of its market. Due to the flexibility of GPSI's core technology and software, it is able to repurpose and leverage its applications for use in numerous markets, which the company is now exploring.

Competition

         Competition in the GPS golf market can be segmented into two main categories; low-priced consumer products and high-value GPS-based management business solutions.

         While there are an increasing number of GPS golf products on the market, many of these new products and competitors are consumer oriented, utilizing devices such as laser finders, binoculars or personal digital assistants (PDA's). These commodity products are basic in functionality, and do not provide the same level of accuracy or reliability as the business solutions being deployed by golf courses, which utilize more advanced technology, mapping data and infrastructure.

         GPSI's direct competition in the GPS golf management system market consists of a limited number of competitors, with two primary ones: UpLink Corporation, in Austin, Texas, and recently merged ProLink/Parview, LLC of Tempe, Arizona. Similar to GPSI, both companies have developed GPS based golf management solutions which provide courses with various applications for improving operations, increasing revenue and as a tool for golfers to utilize while golfing. Uplink and Parview/ProLink are similar in size, with upwards of 200 installations each. Both companies are focused primarily in the North American market, due to their dependence on manufacturer-specific golf carts. Both have also taken a non-exclusive license from Optimal (now owned by GPSI) and make license payments to Optimal for the use of Optimal's GPS patents in the United States. It is estimated that there are approximately 1,000 golf courses in North America with GPS systems installed, constituting a market penetration of approximately 5%. While the North American GPS-golf market is more mature, GPSI is targeting various emerging markets in Europe, Asia, Australia and South Africa where its GPS product is well suited.

Properties

         The principal executive offices of the Company are located in Surrey a suburb of Vancouver, British Columbia, Canada in a 6,158 square foot facility. The lease expires on January 31, 2008. In March 2004 the Company leased an additional 2,520 square foot facility in an adjacent building as part of the plan to bring final assembly of the Company's product in-house. The additional lease expires January 31, 2007 with a one year renewal option.

Employees

         We have approximately 45 full time employees.

Legal Proceedings

         The Company's wholly owned subsidiary, Inforetech Golf Technology 2000 Inc. (IGT) is a defendant in a number of lawsuits principally arising from vendor debt, which in the aggregate are not material to the Company. IGT ceased operations in the fourth quarter of 2002 and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on December 19, 2002.

         The Company acquired ProShot Golf Inc. on January 12, 2001. ProShot ceased operations and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on May 31, 2002, which was subsequently granted.

         Liabilities relating to these two companies, however, continue to exist in GPSI's consolidated balance sheet as debt from discontinued operations and are being written off in accordance with the statute of limitations in each state in which the debt was incurred.

         The Company has been threatened with potential litigation for an amount of approximately $155,000, which is included in accounts payable. The agreement is that further negotiations will take place before any action is taken on this balance.

                                   MANAGEMENT

Executive Officers and Directors


         The following table sets forth the name, age and position held by each of our executive officers and directors as of December 2, 2005:


Name                            Age     Position
-----------------------------  ------   ----------------------------------------
Robert C. Silzer, Sr.            59     Chair and Chief Executive Officer

Alex Doaga                       40     Vice President Operations

Michael Martin                   56     Controller (Principal Financial Officer)

Robert C. Silzer, Sr. - Chairman, President, Chief Executive Officer and
Director

         Robert Silzer has served as the Chief Executive Officer, President, Chairman and Director since GPSI was formed in 1995. Prior to founding GPS Industries, Silzer founded XGA, an online golf store and website company in 1993. He also founded Advanced Gaming Technology, Inc. in 1992, an electronic gaming company, where he served as Chief Executive Officer until 1998. From 1986 to 1992, Mr. Silzer founded and grew the private company Supercart International where he patented plastic shopping carts and took them to market. With over 30 years as an entrepreneur in the technology and other markets, Mr. Silzer has developed expertise in taking companies to market, growing start-up business, initial public offerings, raising funds, operations, marketing and international licensing..

Alex Doaga, Vice President, Operations

         Alex Doaga joined the Company in 1999 and has served as Vice President of Operations since 2003. From 2001-2002, Doaga was Vice President, Engineering for Synapse Global Development, a GPS wireless asset management company. From 1996-1999, Doaga was President and Chief Executive Officer of Westgate Digital Corporation, a telecommunication voice, video and data services company. From 1991 to 1996, Doaga was President and Chief Executive Officer of the Net Group of Companies, a cable TV and data communication systems group in Romania. Doaga received his MSc. Degree in Automotive Engineering from the Bucharest Polytechnic University in Romania.

Michael Martin, Corporate Controller (Principal Financial Officer)

         Michael Martin has served as the Corporate Controller of GPSI since April, 2004. Prior to joining GPSI he was VP Finance of Axton Manufacturing Ltd in Vancouver, BC from 2002 to 2003. From 1985 to 1987, from 1991 to 1993, and from 1996 to 2001 he provided contract consulting services to various companies in London, England and in Vancouver, British Columbia. He was also CFO for Johnson Enterprises Ltd. In Langley, B.C. from 1989 to 1991, Manager of Business Investigations of Coopers & Lybrand in Langley, B.C. from 1987 to 1989 and Controller for Galactic Resources Ltd. in Vancouver from 1983 to 1985. Before moving into industry he was a Manager with Peat Marwick Mitchell in Vancouver and Jamaica from 1977 to 1982 and articled with Viney Merretts, Chartered Accountants in London, England from 1972 to 1977. Mr. Martin is a Chartered Accountant and graduated with a B.A (Hons) from University College, London University.

Other Key Members Of The Management Team:

Don Adamson, Vice President of Golf Development

         Don Adamson has served as Vice President of Golf Development with GPSI since 2003. In 1991, Adamson founded LeaderBoard Tournament Systems, tournament and scoring system company, and served as President and Chief Executive Officer until 2003. Previously, Adamson held several positions as Director of Golf, General Manager and Head Professional at golf courses throughout British Columbia. Adamson graduated with honours from the Canadian Professional Golf Association National Education program and is a member of the Canadian Professional Golf Association (CPGA) and sat on the board of directors of both the British Columbia Professional Golf Association and the CPGA.

Julius Farkas, Director of Manufacturing

         Julius Farkas has served as Director of Manufacturing since 1999. In 1996, Farkas founded Synapse Ventures Corporation and was Director until 1999. From 1994 to 1996, Farkas was the Director, Quality Assurance for Scientific Atlanta (Canada), Inc. From 1991 to 1994, Farkas was Manager, Operations for Weir-Jones Engineering, Ltd. Previously, Farkas served as a Manager of Operations, Customer Service and Engineering for corporations in Hungary, Canada and the United Kingdom. Farkas is trained in Electronics Engineering and Communications Electronics Technology from colleges in the United States and Canada.

Board of Directors

Robert C. Silzer, Sr., Chairman & Director

         See biography under Executive Officers

Bart Collins, Director

         Bart Collins has served as a Director of GPSI since January 26, 2005. Collins replaced Greg Norman as director on January 26, 2005. Greg Norman joined the Board in 2003 and signed an Endorsement Agreement with GPSI through his company Great White Shark Enterprises on April 1, 2003. It was amended on January 12, 2005 requiring that Greg Norman resign from the Board of Directors of GPSI because of his limited time availability, but Mr. Norman now sits on GPSI's Advisory Board. Collins is President of Great White Shark Enterprises, a multi-national corporation founded by Greg Norman in 1993. Great White Shark Enterprises is involved in the areas of golf course design, residential development, turfgrass development, golf events, golf equipment, merchandising and licensing. Having worked in some capacity with Norman since 1987, Collins was retained on a full time basis by GWSE in 1995 as an International Vice President based in Sydney, Australia, overseeing GWSE's interests in the Asia-Pacific region. In 1997 Collins moved into his current position in Jupiter, Florida. Prior to joining GWSE, he spent 12 years with the sports conglomerate International Management Group that he joined in 1983 and became a Vice President. At the age of 31 he established and managed IMG's operation in Southeast Asia from their offices in Singapore. Greg Norman was one of IMG's clients at the time and one of the athletes that Collins represented in Australia. A native of Cleveland, Ohio, Mr. Collins graduated from Wittenberg University in 1983.

Rick Horrow, Director

         Rick Horrow has been a Director of the Company since February 19, 2003 and is sports attorney and financier for a number of public and private sports partnerships. Mr. Horrow is the founder and president of South Florida-based Horrow Sports Ventures, a respected name in sports consultancy around the world, is responsible for the development, implementation and modernization of many of the 69 NFL, NBA, NHL, and Major League Baseball stadiums and arenas in North America. As President of Horrow Sports Ventures, he negotiated the strategic sale of a substantial equity position from his Company to Omnicom Group, Inc.

         Rick Horrow has also been involved in the creation of the $228 million Kansas International Speedway, the approval of a $250 million single-issue public facility referendum in Oklahoma City, and he has testified before the Senate Committee on the Judiciary on behalf of sports teams, owners, and developers.

         Mr. Horrow consults with the PGA TOUR on public funding initiatives, serves as Development Advisor for Great White Shark Enterprises, and has also been involved with the Jack Nicklaus Golden Bear companies. He has participated in facility development for the Ladies Professional Golf Association, and has worked with the State of Virginia to design and implement a master plan for the development of golf course real estate projects for the public sector. He served as an expert commentator for Fox Sports Network, ESPN, Fox Sports Biz and is currently the Sports Business Analyst for CNNfn, Fox Sports Radio, Sporting News Radio, CBS Sportsline and USA Today / XM Satellite Radio. Mr. Horrow has also been involved in major facility deals with the National Football League, Major League Baseball, National Basketball Association, NASCAR, Major League Soccer, the NASDAQ 100 tennis tournament and the United States Department of Commerce Business Development Center.

Douglas J. Wood, Director

         Douglas Wood has been a Director of the Company since February 26, 2003. He began his career as a financial analyst, and later, senior financial analyst for Rockwell as part of the Defense Electronic Operations department, based out of Anaheim, California. He then moved on to Kennemetal, Inc., where he served as Project Manager for International Operations, Manager of Defense Products Operations, and Marketing Manager for Metallurgical Products. He went on to become co-owner and president of Carrera Corporation, a provider of custom injection moulding manufacturing services that he owned and operated for 13 years. After the successful sale of Carrera, Mr. Wood contributed to the formation and establishment of Astro Instrumentation LLC, a leading provider of cost-effective and complete manufacturing solutions for technology and high-end corporate clients, such as Bayer, makers of Bayer Aspirin. Mr. Wood was instrumental in signing an agreement with Inforetech during the winter of 2002 whereby Astro provided manufacturing and support services for GPSI.

         Mr. Wood also sits on the Board of the Latrobe Foundation, the Westmoreland Trust and the Board of Trustees of Seton Hall University. Mr. Wood holds a B.A. in economics from Brown University and an M.B.A. in corporate finance and accounting from Cornell.

Section 16(a) Beneficial Ownership Reporting Compliance.

         Section 16(a) of the Securities Exchange Act of 1934, as amended , requires the Company's officers and directors, and persons who own more than ten per cent of a class of the Company's securities, to file reports of ownership and changes in ownership of common stock (Forms 3, 4, and 5) with the Securities and Exchange Commission. One of the Company's officers is late in filing Form 3, namely Alex Doaga, VP Operations.

Audit Committee

         The Company formed an audit committee on January 26, 2005 consisting of Doug Wood, Bart Collins and Rick Horrow. Mr. Wood was appointed Chairman of the audit Committee and the Board of Directors have determined that Mr. Wood is an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B under the Exchange Act of 1934. At the present time, none of the members are deemed to be independent.

Code of Ethics

         The Company has adopted a business code of ethics for directors and officers and has also developed an Insider Trading Policy, which it has distributed to all Directors and Officers.

         There are no family relationships between any of our officers and directors.

Director Compensation

         Currently the Directors who are not employees of the Company do not receive any compensation for attending Board meetings except that in 2003 each Board member had been granted 500,000 restricted common shares valued at $50,000 to sit on the Board. Mr. Horrow also receives $10,000 US per month for his consulting services to the Company, which include his finder's fee to bring Mr. Norman to GPSI. Mr. Norman's company, Great White Shark Enterprises, received compensation in 2004 in accordance with the Endorsement Agreement signed with the Company in April, 2003. Mr. Norman was a Director during 2004 and resigned from the Board on January 26, 2005 at which time Bart Collins joined the Board in his place. Mr. Silzer is currently compensated in his capacity as President & CEO of GPSI.

Executive Compensation

         The following table sets forth aggregate amounts of compensation paid or accrued by GPSI to our Chief Executive Officer and the other three most highly compensated executive officers (the "Named Executive Officers") whose annual expected compensation exceeded $100,000 as of December 31, 2004. We have only included annualized 2004 figures in effect as at December 31, 2004 as one of the executive officers did not commence employment with the Company until June 1, 2004 and some others had their compensation revised in 2004. All amounts are in Canadian dollars as these officers live in British Columbia, Canada and are paid in Canadian dollars. Other annual compensation represents car allowance. Blake Ponuick was paid as a contract consultant.


                                          Annualized Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------

                               Annual Compensation                         Awards            Payouts
                             -------------------------------------------  ----------- --------------------
                                                               Other      Restricted   Securities
                                                              Annual        Stock     Underlying    LTIP       All Other
Name and Principal Position   Year    Salary    Bonus ($)   Compensation    Awards    Options/SARs  Payout   Compensation
---------------------------- ------- -------- ------------- ------------- ----------- ------------ -------- ----------------
Robert C. Silzer, Sr.         2004   $260,723    $10,000      $14,400          --          --         --          --
  Chairman, Chief
  Executive Officer, and
  President
Alex Doaga,                   2004   $140,000     $1,000           --          --          --         --          --
  Vice President
  Operations
George Dorin,                 2004   $130,000     $1,000           --       300,000        --         --          --
  Chief Financial
  Officer & Corporate
  Secretary (1)
Blake Ponuick, Vice           2004   $120,000     $1,000       $4,800       300,000        --         --          --
  President Sales &
  Marketing (2)

----------------

(1) Mr. Dorin resigned in October 2005
(2) Mr. Ponuick resigned in May 2005

Aggregated Option Exercises and Fiscal Year End Option Values

         The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and either the actual or estimated fair market value of the underlying security, as applicable. None of the options were exercised during the fiscal year ended December 31, 2004


                                                           No. of Shares Underlying        Value of Unexercised
                                                             Unexercised Options           In-the Money Options
                                                                  at Year-End               at Fiscal Year-End
                                                         ----------------------------- -----------------------------
                             Shares
                            Acquired on     Value
Name                       Exercise (#)   Realized (9)    Exercisable  Unexercisable    Exercisable  Unexercisable
-------------------------- -------------- -------------- ------------- -------------   ------------------------------
Robert C. Silzer, Sr.                                              0                                         $0
Alex Doaga                                                   700,000             0         $96,600            0


Employments and Severance Agreements

         Robert C. Silzer, Sr., President & CEO currently does not have an employment agreement with the Company. The current compensation agreed by the Board provides for a base salary of $260,000 per annum ($134,983 in 2003), a car allowance of $1,200 per month, an annual bonus grant, benefits, and stock options, as determined and awarded by the Board from time to time in its sole discretion. The Company paid a $10,000 bonus to Mr. Silzer in 2004 but did not grant stock options to Mr. Silzer in 2004.

         The Company entered into an employment agreement with Alex Doaga, the current Vice President of Operations on September 1, 2002 for a five-year term, which was renegotiated after December 31, 2003. The agreement called for an annual salary of $80,000. This agreement was subsequently renegotiated and in 2004 Dr. Doaga earned a base salary of $140,000 per year. In January, 2005 a commitment was made to Doaga to increase this base salary to $151,000 per year effective January 1, 2005, plus to provide an annual bonus of up to 25% of his base salary, and stock options. This increase has not yet been implemented. Mr. Doaga received a bonus of $1,000 in 2004.

Indemnification of Officers and Directors

         Our bylaws authorize the corporation to indemnify its directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
        Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by:

          o    the stockholders,

          o the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or

          o independent legal counsel in a written opinion if a majority vote of a quorum consisting of disinterested directors is not possible or if such an opinion is requested by a quorum consisting of disinterested directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

         This section describes the transactions we have engaged in with persons who were directors, officers or affiliates at the time of the transaction, and persons known by us to be the beneficial owners of 5% or more of our common stock since January 1, 2004.


         As of December 1, 2005, we owed approximately $2,960,000 of principal indebtedness to Great White Shark Enterprises, Inc., which is owned by Greg Norman. As of December 1, 2005 we also owed accrued interest of approximately $172,462 on the above principal amounts.

         As of December 1, 2005, we owed approximately $1,648,000 to Doug Wood and the Wood Family Trust. This amount includes interest, payable at 8% per annum.

         As of December 1, 2005 we owed approximately $695,000 to Robert C. Silzer, Sr. This amount includes accrued interest, payable at 8% per annum.


         Promissory notes payable to officers and directors or companies controlled by officers and directors of the Company are unsecured and repayable on demand.


         As of December 1, 2005 the Company was obligated to Rick Horrow to pay his Company, Horrow Sports Ventures, $10,000 per month as a consulting fee. Approximately $283,000 remains owing to Horrow Sports Ventures for these consulting services.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners


         The following table sets forth, as of November 14, 2005, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. As of November 14, 2005, there were 257,856,255 shares of our common stock issued and outstanding. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of September 30, 2005, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o GPS Industries, Inc., Suite 214, 5500 152nd St., Surrey, British Columbia V3S 5J9 Canada. This table is based upon information supplied by directors, officers and principal shareholders and reports filed with the Securities and Exchange Commission.


                                                               Shares of Common
                                                              Stock Beneficially      Percentage of Total
Name & Address of Beneficial Owner(1)                               Owned                Common Stock
----------------------------------------------------------  -----------------------  ----------------------
5% Beneficial Owners
Greg Norman(1)                                                    13,350,000                 5.10%(1)

Directors and Officers
----------------------------------------------------------
Robert C. Silzer, Sr.                                              6,371,306                 2.43%
Alex Doaga                                                           262,000                 0.1%
Doug Wood                                                          8,019,047                 3.06%
Bart Collins                                                         150,000                  .06%
Rick Horrow                                                        1,250,000                  .48%

Total Directors and Officers as a Group (5 persons)               16,052,353                 6.13%

-------------------------------

(1) 10,000,000 shares are held in the name of Greg Norman Irrevocable Trust dated 12/11/2004 and 2,850,000 are held in the name of Gregory John Norman Intangibles Trust pursuant to a credit agreement dated December 3, 2004.

                              SELLING STOCKHOLDERS

         The shares to be offered by the selling stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the OTC Bulletin Board or any other market on which our common stock may subsequently be listed.

         One or more underwriters on a firm commitment or best efforts basis may sell the registered shares directly or through brokers or dealers, or in a distribution. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. See "Plan of Distribution." The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

         No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

         Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates.


                                                Beneficial Ownership                           Beneficial Ownership
                                                 Before Offering(1)                             After Offering(1)
                                             ----------------------------                   ---------------------------
            Selling stockholder                                             Number of
                                                                           Shares Being         Number of
                                              Number of Shares  Percent      Offered             Shares       Percent
------------------------------------------   ----------------- ---------- ---------------   -----------------------------
AJW Partners, LLC                                11,497,925        4.20%      11,497,925            0           0
1044 Northern Boulevard Suite 302 Roslyn,
New York 11576

AJW Offshore, Ltd.                               49,384,528       18.04%      49,384,528            0           0
P.O. Box 32021 SMB Grand Cayman, Cayman
Island, B.W.I

AJW Qualified Partners, LLC                      32,043,396       11.70%      32,043,396            0           0
P.O. Box 32021 SMB Grand Cayman, Cayman
Island, B.W.I

New Millennium Capital Partners II, LLC           1,319,434        0.48%       1,319,434            0           0
1044 Northern Boulevard Suite 302 Roslyn,
New York 11576.

Bayfront Financial LLC                              400,000        0.15%         400,000            0           0
1991 Main Street, Suite 222
Sarasota, FL 34236

Charles Huston                                   20,000,000        7.30%      20,000,000            0           0
[700 Lavaca, Suite 720,
Austin, Texas 78701

Darryl Cornish                                   20,000,000        7.30%      20,000,000            0           0
[700 Lavaca, Suite 720,
Austin, Texas 78701

Norton Lane Advisors Limited                     10,000,000        3.65%      10,000,000            0           0
2, Place du Port
CH - 1204, Geneva, Switzerland

Equalia Capital Management Ltd.                   2,500,000        0.91%       2,500,000            0           0
c/o Demetrios Tsouvelekakis
116 RueduRhone
1204 Geneva, Switzerland

Global Opportunities Fund                         3,750,000        1.37%       3,750,000            0           0
Custom House Administration
25 Eden Quay
Dublin I, Ireland

                                       37


Nicholaos G. Papalios                               625,000        0.23%         625,000            0           0
c/o Primal Ship Management Inc.
15 Vouliagmenis Avenue
11636 Athens, Greece

Jensen Investments                                    625,000      0.23%         625,000            0           0
Attn: L. Voyazides
Transmarine Shipping Agencies Ltd.
Westminster Bridge House
121 Westminster Bridge Road
London, England SE1 7HR

George Vernicos                                       625,000      0.23%         625,000            0           0
c/o Ancora Investments Trust, Inc.
3A, Artemisiou Street
GR-16675, Glyfada, Athens
Greece

Lavaro Bank AG                                      1,250,000      0.46%       1,250,000            0           0
Talacker 21
PO Box 8039
Zurich, Switzerland

Ioannis Koulakoglou                                 2,500,000      0.91%       2,500,000            0           0
8 Linnell Drive
London, England UK
NW 11 7LJ

Dimitri J. Goulandris                                 937,500      0.34%         937,500            0           0
22 Hewer Street
London, England
W10 6DU

Equalia Capital Management Ltd.                     2,500,000      0.91%       2,500,000            0           0
c/o Demetrios Tsouvelekakis
Director
116 Rue du Rhone
1204 Geneva, Switzerland

Lacaligu Co                                           142,857      0.05%         142,857            0           0
PO Box 608, CH - 4010 Basel, Switzerland

Marinos Yeroulanos                                    714,286      0.26%         714,286            0           0
c/0 Mr. H Hulliger, 13 Rue de la Fontaine,
1204 Geneva, Switzerland

                                       38


Windward Transport Company                          1,424,501      0.52%       1,424,501            0           0
c/o Atlantic Bulk Carriers
Akti Miaouli 41, Piraeus 18535, Greece

Compania Roblon de Oro SA                           1,428,000      0.52%       1,428,000            0           0
c/o Libra Financiere SA, Av. de
L'Avant-Poste 4, Case postale 6708
1002 Lausanne, Switzerland

Fitch, Even, Tabin & Flannery                       1,500,000      0.55%       1,500,000            0           0
Suite 1600 - 120 South La Salle Street
Chicago IL 60603-3406

Blue & Gold Ventures                                7,700,000      2.81%       7,700,000            0           0
345 North Maple Drive, Suite 295, Beverly
Hills  CA  90210

Bruno Benedet                                       4,429,167      1.62%       4,429,167            0           0
562 Victoria Drive,
Vancouver, BC  V5C 4E2
Canada


-------------------------
*        Less than 1.0%


(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days after December 2, 2005, are deemed to be outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.




                              PLAN OF DISTRIBUTION

         The shares that the selling stockholders are offering under this prospectus consist of outstanding shares of our common stock. We are registering the shares on behalf of the selling stockholders. The purpose of this prospectus is to permit the selling stockholders, if they desire, to dispose of some or all of their shares at such times and at such prices as each may choose. Whether sales of shares will be made, and the timing and amount of any sale made, is within the sole discretion of each selling stockholder.

         We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions:

          o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

          o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

          o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the shares of common stock over a public trading market, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

          o enter into transactions involving short sales of the shares by broker-dealers;

          o sell shares short themselves and redeliver the shares to close out their short positions;

          o enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

          o loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling stockholders may pay broker-dealers commissions, discounts or concessions for their services. The selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act.

         In addition to selling their shares under this prospectus, the selling stockholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer.

         To comply with the securities laws of some states, if applicable, the shares may be sold in those states only through brokers or dealers. In addition, the shares may not be sold in some states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

         If necessary, the specific common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

         The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as that term is defined in Regulation M) of our common stock, that person generally may not purchase common stock. The selling stockholders are subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. The foregoing may affect the marketability of our common stock.

                          DESCRIPTION OF CAPITAL STOCK


         We are presently authorized to issue 500,000,000 shares of $0.001 par value common stock and 50,000,000 shares of $0.001 par value preferred stock. As of November 14, 2005, we had 257,856,255 shares of Common stock issued and outstanding and 375,000 shares of preferred stock issued and outstanding.


Common Stock

         Our common stock is divided into one class of common stock. The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from legally available funds. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon the liquidation or dissolution of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

Preferred Stock

         Under our Certificate of Incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Registration Rights

         Other than with respect to the shares registered on the Registration Statement of which this prospectus is a part, we have not granted anyone registration rights.

Transfer Agent

         Our transfer agent is Signature Stock Transfer, located at 2301 Ohio Drive, Suite 100 Plano, Texas 75093.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Sales of significant amounts of our common stock in the public market, or the perception that those sales may occur, could adversely affect the market price of our common stock and impair our future ability to raise capital through the sale of our equity at a time and price that we deem appropriate.

Sale of Freely Tradable Shares, Restricted Shares and Shares Held by Affiliates


     As of November 14, 2005, we had 257,856,255 outstanding shares of common stock. Approximately 52% of our outstanding shares as of November 14, 2005 are "freely tradable" without further registration under the Securities Act, and the 177,296,594 shares that are being registered for resale under this prospectus will also be freely tradable without further registration under the Securities Act. However, any shares described in this paragraph that are held or acquired by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may be publicly sold only in compliance with certain volume limitations and other restrictions (other than the holding period limitation) imposed by Rule 144 under the Securities Act that are described below.

         The remaining 48% of our outstanding shares as of November 14, 2005 are "restricted securities," as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their resale is registered or if they qualify for an exemption from registration under Rule 144, 144(k) or 701 under the Securities Act, which rules are described below.


Rule 144

         In general, under Rule 144 as currently in effect, any person (or persons whose shares must be aggregated) who has beneficially owned restricted shares of our common stock for at least one year, including persons who may be deemed our "affiliates" under Rule 144, is entitled to sell in any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock (currently approximately 2,616,659 shares) or the average weekly reported volume of trading in our common stock during the four calendar weeks preceding the date on which notice of the sale is filed pursuant to Rule 144. Sales under Rule 144 also must be sold only through "brokers' transactions" or in transactions directly with a "market maker," as those terms are defined in Rule 144. In addition, sales under Rule 144 are subject to notice requirements and the availability of current public information concerning us.

Rule 144(k)

         A person (or persons whose shares must be aggregated) who is not deemed to have been an affiliate of ours at any time preceding a sale and who has beneficially owned the restricted securities proposed to be sold for at least two years is entitled to sell those shares under Rule 144(k) without regard to the volume, manner of sale, notice or public information requirements of Rule 144 described above.

Rule 701

         Certain of our current and former employees and consultants who acquired their shares of our common stock in connection with awards under our 2003 stock option plan are entitled to rely upon the resale provisions of Rule 701 under the Securities Act. Under Rule 701, these stockholders, whether or not they are our affiliates, are permitted to sell the shares subject to Rule 701 without having to comply with the Rule 144 holding period restrictions. In addition, non-affiliates may sell their Rule 701 shares without complying with the volume, notice or public information requirements of Rule 144 described above.

Registration Rights

         For a description of registration rights with respect to our common stock, see "Description of Capital Stock - Registration Rights."

                                  LEGAL MATTERS

         Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

                                     EXPERTS


            Sherb & Co., LLP, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004. The financial statements for the interim period ended September 30, 2005 are unaudited. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                       OF

                              GPS INDUSTRIES, INC.


Consolidated Balance Sheet at September 30, 2005  (unaudited)        F-1

Consolidated Statements of Operations for the nine months
 ended September 30, 2005 and 2004 (unaudited)                       F-2

Consolidated Statements of Operations for the three months
 ended September 30, 2005 and 2004 (unaudited)                       F-3

Consolidated Statements of Cash Flows for the nine months
 ended September 30, 2005 and 2004 (unaudited)                       F-4

Notes to the Unaudited Consolidated Financial Statements             F-5

Independent Auditor's Report                                         F-14

Consolidated Balance Sheet at December 31, 2004                      F-15

Consolidated Statements of Operations for the years ended
 December 31, 2004 and 2003 (audited)                                F-16

Consolidated Statements of Stockholders' Deficit for the
 years ended December 31, 2004 and 2003 (audited)                    F-17

Consolidated Statements of Cash Flows for the years ended
 December 31, 2004 and 2003 (audited)                                F-18

Notes to the Audited Consolidated Financial Statements               F-19

                      GPS INDUSTRIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                              September 30, 2005
                                                                     (Unaudited)
                                                              ------------------
Assets

Current

     Cash                                                     $          52,501
     Accounts receivable                                                814,443
     Inventories                                                      1,624,629
     Prepaid expenses and other current assets                          163,223
          Total current assets                                        2,654,796

Property and equipment, net                                              75,800

Patents                                                               1,579,758

Deferred implementation costs                                           215,539
                                                              ------------------
                                                              $       4,525,893
                                                              ==================

Liabilities and Stockholders' Deficit

Current liabilities

     Bank indebtedness                                        $       2,538,912
     Bank loan                                                           20,987
     Deferred Revenue                                                   272,725
     Short term loans                                                 2,727,930
     Accounts payable and accrued liabilities                         3,615,259
     Liability associated with Optimal Golf acquisition               2,878,000
     Promissory notes - related parties                                 565,853
                                                              ------------------
                                                                     12,619,666
                                                              ------------------

     Liabilities related to discontinued operations
     (Chapter 7 proceedings filed in 2002)
     Promissory note payable                                          1,274,757
     Accounts payable and accrued liabilities                         1,442,152
     Loans payable to related parties                                   258,000
     Capital lease obligations ( in default)                             29,467
                                                                      3,004,376
                                                              ------------------
          Total current liabilities                                  15,624,042
                                                              ------------------


Convertible Debt, net of unamortized debt discounts and
 deferred interest of $1,843,014                                         16,987

Long Term debt - Related Party                                        2,252,357



Stockholders' deficit
     5% Convertible Preferred Shares, $.001 par value,
      50,000,000 authorized, 375,000 issued and outstanding             375,000
     Class A common stock, $.001 par value, 500,000,000
      authorized, 257,856,255 issued and outstanding                    257,856
     Accumulated other comprehensive income                             722,295
     Deferred compensation expense                                    ( 506,841)
     Deferred Financing Costs                                         ( 250,000)
     Additional paid-in capital                                      38,224,573
     Accumulated deficit                                           ( 52,190,376)

          Total Stockholder's Deficit                              ( 13,367,493)
                                                              ------------------
                                                              $       4,525,893
                                                              ==================




See accompanying notes to unaudited consolidated financial statements

                      GPS INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       --------------------------------
                                                           For the Nine Months Ended
                                                                  September 30,
                                                               2005            2004
                                                           (Unaudited)     (Unaudited)
                                                       --------------------------------
Revenue                                                $     4,039,278   $   1,723,018

Cost of Goods Sold                                           2,142,546       1,317,596

Installation Costs                                             618,616         254,985
                                                       --------------------------------
Gross Profit                                                 1,278,116         150,437
                                                       --------------------------------


Operating Expenses

      General and Administrative Expenses                    4,057,653       1,628,449
      Depreciation and amortization                            207,210          63,745
      Sales and marketing                                    1,439,274       1,155,942
      Engineering and Research and Development               1,454,659         886,510
                                                             7,158,796       3,734,646
                                                       --------------------------------
Loss Before Other Income (Expense)                         ( 5,880,680)    ( 3,584,209)
                                                       --------------------------------
Other Income (Expense)

      Finance costs                                          ( 603,835)      ( 224,129)
      Interest expense                                     ( 1,258,327)      ( 336,389)
      Gain (loss) on foreign exchange                            1,287        ( 54,799)
      Gain on extinguishment of debt                           244,292       1,741,756
                                                       --------------------------------
                                                           ( 1,616,583)      1,126,439
                                                       --------------------------------
Loss From Continuing Operations                            ( 7,497,263)    ( 2,457,770)

Loss From Discontinued Operations                                    -               -
                                                       --------------------------------
Net Loss Before Deemed Preferred Stock Dividend             (7,497,263)     (2,457,770)

      Deemed Preferred Stock Dividend                                -       ( 120,423)
                                                       --------------------------------
Net Loss                                               $   ( 7,497,263)  $ ( 2,578,193)
                                                       ================================

Loss per common share - basic and diluted
                                                              $ ( 0.03)       $ ( 0.02)
                                                       ================================


Weighted average number of common shares outstanding -
      basic and diluted                                    228,078,000     160,751,866
                                                       ================================


See accompanying notes to unaudited consolidated financial statements

                      GPS INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       ----------------------------------
                                                           For the Three Months Ended
                                                                  September 30,
                                                               2005             2004
                                                           (Unaudited)      (Unaudited)
                                                       ----------------------------------
Revenue                                                $       810,766   $       722,784

Cost of Goods Sold                                             419,474           616,833

Installation Costs                                             209,565            80,706
                                                       ----------------------------------
Gross Profit                                                   181,727            25,245
                                                       ----------------------------------


Operating Expenses

      General and Administrative Expenses                      922,710           526,226
      Depreciation and amortization                             67,357            27,923
      Sales and marketing                                      348,237           454,237
      Engineering and Research and Development                 527,166           319,677
                                                       ----------------------------------
                                                             1,865,470         1,328,063
                                                       ----------------------------------
Loss Before Other Income (Expense)                         ( 1,683,743)      ( 1,302,818)
                                                       ----------------------------------
Other Income (Expense)

      Finance costs                                          ( 262,574)        ( 166,349)
      Interest expense                                       ( 285,485)        ( 203,259)
      Loss on foreign exchange                                   ( 860)        ( 123,928)
      Gain on extinguishment of debt                            56,839           637,017
                                                       ----------------------------------
                                                             ( 492,080)          143,481
                                                       ----------------------------------
Loss From Continuing Operations                            ( 2,175,823)      ( 1,159,337)

Loss From Discontinued Operations                                    -                 -
                                                       ----------------------------------
Net Loss Before Deemed Preferred Stock Dividend             (2,175,823)       (1,159,337)

      Deemed Preferred Stock Dividend                                -         ( 120,423)

Net Loss                                               $   ( 2,175,823)  $   ( 1,279,760)
                                                       ==================================

Loss per common share - basic and diluted
                                                       $        ( 0.01)  $        ( 0.01)
                                                       ==================================


Weighted average number of common shares outstanding -
      basic and diluted                                    256,458,508       172,053,872
                                                       ==================================

                      GPS INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  --------------------------------
                                                                     For the Nine Months Ended
                                                                            September 30,
                                                                         2005           2004
                                                                     (Unaudited)     (Unaudited)
                                                                  --------------------------------
Cash Flow From Operating Activities
      Net loss from operations                                    $  ( 7,497,263) $   ( 2,457,770)

      Adjustments to reconcile net loss to
        net cash used in operating activities:
           Depreciation and amortization                                 234,707           63,745
           Amortization of deferred compensation                         168,948          168,945
           Loss/ (Gain) on extinguishment of debt                        174,854      ( 1,741,756)
           Expenses paid by issuance of stock                          1,982,592          419,040
           Interest converted to stock                                   501,491           28,483
           Finance charges converted to stock                            168,550          134,286
           Amortization of finance costs                                 100,000           26,000

      Changes in operating assets and liabilities:
           Inventories                                                  (231,431)     ( 1,161,429)
           Accounts Receivable                                          (574,745)       ( 479,922)
           Prepaid expenses and deposits                                   7,310            5,676
           Deferred implementation costs                                (210,242)          98,087
           Accounts payable and accrued liabilities                    1,455,621          285,657
           Discontinued Accounts payable and accrued liabilities        (419,146)       1,139,586
           Deferred Revenue                                              153,877          125,636
                                                                  --------------------------------
Net Cash Used In Operating Activities                                ( 3,984,877)     ( 3,345,736)
                                                                  --------------------------------
Cash Flow From Investing Activities
           Purchase of property and equipment                            ( 7,672)       ( 121,097)
           Purchase of patents                                           ( 8,900)        ( 20,000)
           Investment in Optimal Golf                                  ( 300,000)               -
                                                                  --------------------------------
Net Cash Flow Used In Investing Activities                             ( 316,572)       ( 141,097)
                                                                  --------------------------------
Cash Flow From Financing Activities
           Common stock issued for cash                                1,225,000          200,000
           Convertible preferred stock issued for cash                         -          250,000
           Proceeds from loans                                         1,464,598        2,100,782
           Repayments of long term loan                                ( 267,643)               -
           Repayments of bank loan                                        (4,134)        ( 18,694)
           Borrowings under bank indebtedness                            229,504          962,648
           Repayments of loans from related parties                      (37,562)         ( 9,869)
           Borrowing on convertible loans                              1,571,095           20,036
                                                                  --------------------------------
Net Cash Flow From Financing Activities                                4,180,858        3,504,903
                                                                  --------------------------------


Net Increase (Decrease) In Cash                                        ( 120,591)          18,070

Cash, Beginning Of Period                                                173,092            3,367
                                                                  --------------------------------
Cash, End Of Period                                               $       52,501  $        21,437
                                                                  ================================

Supplemental disclosure of cash flow information:
      Cash paid for interest                                      $      756,836  $       364,872
                                                                  ================================

      Cash paid for taxes                                         $            -  $             -
                                                                  ================================

Non-Cash Investing And Financing Activities

      Common stock issued on conversion of convertible notes      $      726,000  $       160,000
                                                                  ================================

      Common stock issued to settle debt                          $      400,000  $       150,000
                                                                  ================================

      Common stock issued in settlement of accounts payable       $      143,425  $       436,060
                                                                  ================================

GPS Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements Nine Months Ended September 30, 2005 and 2004 (Unaudited)

1. Organization and Basis of Presentation

Basis of Presentation - The consolidated financial statements include the operations of GPS Industries, Inc. and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

The interim consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at September 30, 2005, the results of operations for the nine months ended September 30, 2005 and 2004, and the cash flows for the nine months ended September 30, 2005 and 2004. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.

Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Amended Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Business - The Company develops and markets GPS and Wi-Fi wireless business solutions for golf courses, golf residential communities and golf resorts. The Company's management information system enables golf course owners and managers to run their business more efficiently with pace-of-play monitoring, data consolidation and reporting capabilities. Courses can generate more revenue with advertising, tournament and point-of-purchase applications, reduce costs of operations and retain more customers with customer relationship management programs. The Company has developed both hand-held and cart-mounted products using Differential Global Positioning Satellite ("DGPS") technology. These units help attract and retain customers by delivering a better golf experience with precise distance measurement, detailed color course maps, media streaming of real-time sports scores and news headlines, food and beverage ordering, electronic scoring, tournament play and emergency communication with the clubhouse. At September 30, 2005, substantially all of the Company's assets and operations were located in Canada.

The Company recognizes revenue only when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable. When other significant obligations remain after products are delivered associated revenue is recognized only after such obligations are fulfilled. Cost of Goods Sold represents the cost of physical equipment delivered to the customer and installed on the customer's site. The cost of installing the equipment on the customer's site, such as labour and travel and accommodation expenses, are recorded as Installation Costs. The cost of developing the equipment and the software installed in the equipment on the customer's site is recorded as an operating expense in the category "Engineering, Research and Development", all such costs are expensed as they are incurred.

During the three months ended December 31, 2002, the Company's wholly-owned subsidiary, Inforetech Golf Technology 2000 Inc., ceased operations and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on December 19, 2002, which was subsequently granted (see Note 5).

The Company acquired 100% of the equity of ProShot Golf Inc. ("ProShot") on January 12, 2001. ProShot was a California-based company involved in the manufacture, marketing, leasing and installation of an integrated GPS system that was installed directly on golf courses and provided golfers with yardage readings and potential shot options from any location on a golf course. During the three months ended December 31, 2001, ProShot ceased operations and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on May 31, 2002, which was subsequently granted (see Note 5).

As a result of these Chapter 7 bankruptcy filings, the remaining liabilities of such discontinued subsidiaries have been classified as liabilities of discontinued operations in the accompanying financial statements. These liabilities are being written off in accordance with the statute of limitations in the jurisdiction in which they were incurred.

On November 19, 2004 GPS Industries, Inc. purchased 100% of the common shares of Optimal Golf Solutions, Inc. ("Optimal") the financial results (including Patent License Fee Revenues) of which are consolidated into the financial statements of GPSI. No pro-forma consolidated financial statements have been included in this report as the results of Optimal are not material to the consolidated financial statements of the Company.

2. Going Concern

Going Concern - The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. The Company has incurred significant losses and had a working capital deficit at September 30, 2005 and December 31, 2004. The continued commercialization of the Company's technology is dependent on the Company's ability to successfully finance its working capital requirements through a combination of debt and equity financings, sales of it's GPS systems and payments from distributors and potential strategic partners. The Company's independent certified public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended December 31, 2004, have expressed substantial doubt about the Company's ability to continue as a going concern.

The Company is attempting to restructure its debt obligations and raise new capital. To the extent that the Company is unable to successfully restructure its debt obligations and/or obtain the capital necessary to fund its future cash requirements on a timely basis and under acceptable terms and conditions, the Company will not have sufficient cash resources to maintain operations, and may consider a formal or informal restructuring or reorganization.

3. Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation - Assets and liabilities of subsidiaries in foreign countries are translated into United States dollars using the exchange rate in effect at the balance sheet date or the historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into United States dollars are included in stockholders' deficiency as accumulated other comprehensive income, while gains and losses resulting from foreign currency transactions are included in operations.

Net Loss Per Common Share - Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive stock options and warrants were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented.

Stock-Based Compensation - The Company periodically issues shares of common stock for services rendered or for financing costs. Such shares are valued based on the market price on the transaction date.

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value method of accounting for stock-based compensation plans.

The provisions of SFAS No. 123 allow companies to either record an expense in the financial statements to reflect the estimated fair value of stock options or warrants to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but to disclose on an annual basis the pro forma effect on net income (loss) and net income (loss) per common share had the fair value of the stock options and warrants been recorded in the financial statements. SFAS No. 123 was amended by SFAS No. 148, which now requires companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. The Company has elected to continue to account for stock-based compensation plans utilizing the intrinsic value method. Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the fair market price of the Company's common stock at the date of grant above the amount an employee must pay to acquire the common stock. No stock options were issued to employees in the nine months ended September 30, 2005 or the nine months ended September 30, 2004.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based on the fair value of the award. The fair value of the stock-based award is determined using the Black-Scholes option pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

Recent Accounting Pronouncements

In December 2004, the FASB finalized SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), amending SFAS No. 123, effective December 15, 2005. SFAS 123R will require the Company to expense stock options based on grant date fair value in its financial statements. Further, adoption of SFAS No. 123R will require additional accounting related to income tax effects and additional disclosure regarding cash flow effects resulting from share-based payments arrangements. The adoption of SFAS 123R will not affect the Company's cash flows or financial position, but may have an adverse impact on results of operations if options are granted in the future. In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment for APB Opinion No. 29". This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for the Company's year ended December 31, 2006. Management is currently evaluating the impact of the adoption of SFAS No. 153 on the Company's consolidated financial position, liquidity, or results of operations.

In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to Statement No. 123R.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

4. Debt

Bank Indebtedness

Effective June 27, 2003, the Company obtained a bank line of credit for $1,425,000 to fund its operations. As of September 30, 2005, the Company had borrowed approximately $1,518,000 under this line of credit. The excess represents the cash float arising from timing differences between when payments are issued from this account and when they are presented for payment. The line of credit bears interest at prime plus 0.5%, is repayable in full on demand and is secured by a one year standby bank letter of credit for $1,500,000 that was provided by a third party, Hansen Inc. This standby letter of credit from Hansen Inc. was renewed until March 27, 2005 and subsequently to October 27, 2005 and has now been renewed to September 30, 2006. As consideration for renewing the standby bank letter of credit, the Company issued to Hansen Inc. a common stock purchase warrant to purchase 500,000 shares of the Company's common stock, exercisable at $0.10 per share (a 15% discount to the then market price) for a period of three years. $52,000, the fair value of this common stock purchase warrant, calculated pursuant to the Black-Scholes option pricing model, was charged to operations as finance costs for the nine months ended September 30, 2005. The Company has agreed to issue a further common stock purchase warrant to Hansen Inc. to purchase 1,000,000 shares of the Company's common stock, exercisable at $0.10 per share. The Company also pays a standby LOC fee to Hansen Inc. of 2% per annum on a quarterly basis, amounting to approximately $7,500 per quarter.

Effective March 23, 2004, the Company entered into a Reimbursement Agreement with Douglas J. Wood, Daniel S. Wood and James Liken (the Secured Party) to have them secure a new $1,000,000 line of credit to be used for manufacturing purposes. The security provided was a Letter of Credit from Citicorp North America Inc. The Company's bankers, HSBC Bank Canada, provided the Company this new line of credit on April 29, 2004 based on the security provided, on which interest at prime plus one half of one percent interest is payable. As of September 30, 2005 this line was drawn approximately $1,017,000. The excess represents the cash float arising from timing differences between when payments are issued from this account and when they are presented for payment. The term was for a period of 1 year from the date of the agreement. As consideration for the security provided, the Company agreed to pay the Secured Party 15% per annum of the maximum amount outstanding in the month, payable 50% in US$ and 50% in common shares of the Company, issued at a 10% discount to market based on the seven day average price prior to each quarter end. The Company has accrued this consideration to September 30, 2005. Additionally the Company agreed to issue 666,667 warrants to purchase common stock of the Company at $0.15 per common share. The Company also granted the Secured Party a security interest in all the Company's inventory. This letter of credit, along with its related Reimbursement Agreement, was renewed until October 31, 2005 and subsequently renewed until April 2006. These warrants have been valued at $72,000. An amount of $54,000 was charged to operations, as finance costs, in 2004 and the remaining amount of $18,000 in the first quarter of 2005. The value of the warrants was determined with use of the Black-Scholes pricing model with the following factors: 3 year life, risk free rate of return of approximately 1.9% and a volatility factor of 200%.

Short-Term Loan

As of September 30, 2005 the Company has $2,727,930 owing on short term notes. These amounts are repayable on demand and bear interest at varying rates. The largest of these, amounting to $1,555,000, is from a director and shareholder.

On June 8, 2005 the Company converted a convertible loan outstanding to the Shaar Fund. The principal amount converted was $629,488 and accrued interest of $100,089 was also converted to common stock of the Company. The total number of shares issued to settle this liability was 9,119,714.

Purchase Order Financing

In April 2005 the Company borrowed funds under an agreement to obtain purchase order financing on confirmed sales orders. The provider of this financing has been issued 10,000,000 shares of the Company to be held as security against the amounts advanced (the Collateral Shares). The provider of the financing is required to return these shares to the Company once the term of the financing line has expired and all amounts advanced under the line have been repaid. Accordingly the issuance of these shares has not been recorded in the equity section of the financial statements. As of September 30, 2005 the Company owed $49,000 on this purchase order financing line of credit. The Company pays a $1,500 per transaction fee to this lender for each advance, plus 17% per annum interest for the period the advance is required. Additionally the lender receives 100,000 shares per month as a standby fee as long as the facility is in effect. The balance of $49,000 owing under this financing line was repaid on October 4, 2005 and the provider informed the Company that the Collateral Shares will be returned to the Company for cancellation. The $49,000 owed under this agreement at September 30, 2005 is included in the balance of $2,727,930 owed on Short Term Loans.

Liability Associated with Acquisition of Optimal Golf Solutions, Inc.

On November 19, 2004 GPSI acquired 100% of the common shares of Optimal Golf Solutions, Inc. ("Optimal"), a Texas corporation owned by Darryl Cornish and Charles Huston ("Optimal Shareholders"), for a total of $5,250,000 plus interest of 4.75% per annum on the principal balance outstanding payable as follows:
$100,000 on signing a Letter Of Intent on November 8, 2004, $1,000,000 on closing, a stock payment of 9,000,000 restricted common shares of GPSI valued at $2,250,000 using a minimum price of $.25 per share and a final stock payment of $1,900,000 representing 7,600,000 common shares of GPSI using a minimum price of $.25 per share. These shares can be sold after the effectiveness of a registration statement and in accordance with a Leakage Agreement. The final purchase price will vary based upon the performance of the Company's shares. The obligation to pay the deferred purchase price was secured by a first security interest in the Optimal patents.

The first stock payment of 9,000,000 shares can be sold (in accordance with the Leakage Agreement) over 180 trading days. Any funds received from the sale of those shares over $3,250,000 (i.e. $1,000,000 over the $2,250,000 target price for the first share payment) will be deducted from the amount to be paid with the second stock payment, for the remaining amount due of $1,900,000 (plus interest). If the former Optimal shareholders sold their shares and received less than the target price of $.25 per share, then the Company was required to issue additional shares to make up the difference (or cash under certain conditions).

The second stock payment is to be issued at a 15% discount to market price at the time of issuance and can be sold into the market by the Optimal Shareholders over a further 180 trading days. On May 28, 2005 the Company entered into a First Amendment to Stock Purchase Agreement whereby the Company was granted up to six months of additional time to have a Registration Statement declared effective. As consideration for this extension, the Company agreed to pay $100,000 per month, which would be applied to the balance owing which was to be settled with the second stock payment. However, because the Registration Statement was not filed by September 30, 2005, the Company lost the benefit of the reduction in the balance of the second stock payment and of any amounts realized from the sales of the first stock payment over $3,250,000 (the "cap"), which was to reduce the amount to be paid in the second stock payment.

Because the Company did not have the Registration Statement filed by September 30, 2005, it has agreed to register the resale of the 9,000,000 shares issued for the first stock payment and an additional 31,000,000 shares to cover the shares issuable for the second stock payment and the additional shares that must be issued to cover decrease in the market price of its common stock which had a closing bid price of $0.10 on October 19, 2005.

On September 30, 2005 the Company recorded an additional $198,000 in the liability associated with the Optimal acquisition due to the decrease in the stock price from $.13, when the 9,000,000 shares was recorded to $.108 on September 30, 2005.

Long-Term Debt -Related Party (Great White Shark Enterprises)

On December 3, 2004, GPSI entered into a Credit Agreement with Great White Shark Enterprises, Inc. ("GWSE") for GWSE to provide a Term Loan of $3,000,000 to GPSI. These funds were received by GPSI as follows: $1,000,000 on November 22, 2004 and the balance of $2,000,000 on December 3, 2004 (less outstanding service fees owed by GPSI to GWSE on December 31, 2004 of $548,750 pursuant to a Merchandising Agreement dated April, 2003). Collateral for the loan was (a) a first priority security interest in (a) all of the shares of the capital stock of Optimal, (b) a second security interest in the Optimal Patents and (c) a first security interest in the Pinranger Patents acquired by GPSI pursuant to an Agreement dated July 2, 2004 between GPSI and Pinranger (Australia) Pty. Ltd. and PagiSat, LLC. The Pinranger Patents are registered in 13 countries in Europe, Japan, and Australia.

The Term Loan may be repaid at any time prior to maturity without premium or penalty, except that the total minimum interest to be paid must be $300,000 irrespective of when the loan is repaid. During the term of the loan, GPSI must pay interest of 10% per annum on a monthly basis in cash or shares. If GWSE chooses to receive shares, the interest rate will be adjusted to 15% for the period selected and the shares will be priced at a 15% discount to market, using the average daily close for the three trading days prior to the end of the monthly period for which interest is due.

Repayment of the principal and interest due under the Credit Agreement has been provided for by GPSI giving to GWSE (commencing December 4, 2004) all license payments GPSI receives under all license agreements between Optimal as licensor and its licensees. Once the Term Loan and accrued interest is paid in full, for a period of two years from the repayment date, GWSE will receive 20% of the license payments and thereafter 40% of the license payments for the remaining life of the Patents. Any fees received in connection with enforcement of the Optimal Patents will also be paid to GWSE in accordance with the above-mentioned formula, except that GPSI must pay all legal costs to enforce the Optimal Patents. Any fees received from infringement payments relating to the Pinranger Patents will be shared on a 50/50 basis (net of legal costs) until the Term Loan and accrued interest are fully repaid, after which GPSI will have no further obligation to GWSE regarding the Pinranger Patents for any revenue they generate, and GWSE will agree to have its security interest in the Pinranger Patents removed by GPSI.

To the extent that, during any calendar year commencing January 1, 2005, the total annual license payments received by GWSE do not total $500,000, then the shortfall must be paid to GWSE in equal monthly payments over the next calendar year, above and beyond the following year's minimum license payment. The maturity date of the Term Loan is November 15, 2011, the termination of the life of one of the key Optimal Patents.

In addition to the above-mentioned interest and security provided for the Term Loan, GWSE also received an equity bonus of 3,000,000 restricted Common Shares of GPSI and a three year Warrant dated December 3, 2004 to purchase 2,000,000 Common Shares of GPSI at an exercise price of $.15.

The Company has paid $319,072 of this liability during the nine months ended September 30, 2005. As at September 30, 2005 the principal amount outstanding is $2,680,928 which is offset by unamortized debt discount of $428,571, giving a net balance of $2,252,357.

Convertible Debt

On September 20, 2005, the Company entered into a Securities Purchase Agreement (the "Stock Purchase Agreement") with AJW Offshore, Ltd, AJW Partners, LLC, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the Purchasers) providing for the issuance by the Company to the Purchasers of up to $3,720,000 of secured convertible notes (the "Notes"). The Notes are convertible into shares of the Company's Common Stock at the option of the holder. The conversion price is the lesser of (i) the Variable Conversion Price (as defined) and (ii) $.10 (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" means the Applicable Percentage (as defined) multiplied by the Market Price. "Market Price" means the average of the lowest three (3) Trading Prices (as defined) for the Common Stock during the twenty
(20) Trading Day period ending one Trading Day prior to the date the conversion notice is sent by the applicable Holder to the Company. "Trading Price" means the intraday trading price on the Over-the-Counter Bulletin Board.

The term of the Notes is three years from the date of issuance. The repayment of the principal amount of the Notes is based on 124% of the subscription amount.

The Company may redeem the Notes upon at least 10 trading days notice in accordance with the following. So long as the Common stock is trading at or below $.15 per share, as such price may be adjusted for stock splits, recapitalizations and similar events (the "Maximum Price") the Company has the right to prepay all of the outstanding Notes in an amount in cash (the "Optional Prepayment Amount") equal to (i) 125% (for prepayments occurring within 30 days of the Issue Date), (ii) 130% for prepayments occurring between 31 and 60 days of the Issue Date, or (iii) 135% (for prepayments occurring after the sixtieth 60th day following the Issue Date), multiplied by the sum of the then outstanding principal amount of the applicable Note plus certain other amounts, if any, required to be paid by the Company as a result of specified defaults under the definitive agreements. If the stock is trading above the Maximum Price, the Company may exercise its right to prepay the Notes by paying to the Holders, in addition to the Optional Prepayment Amount, an amount equal to the aggregate number of shares that such Holders would have received upon conversion of the amount of the Note being prepaid multiplied by the difference between the closing price of the Company's Common Stock on the Optional Prepayment Date less the Conversion Price then in effect. In the event that the average daily price of the Common Stock for each day of the month ending on any determination date is below the Initial Market Price, the Company may, at its option, prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by 36 plus one month's interest. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five (5) Trading Days immediately preceding the Closing which is $.08.

As a condition to the closing the Company's President entered into a Guaranty and Pledge agreement (the "Pledge Agreement") pursuant to which he agreed to pledge 6,371,306 shares as collateral. The Notes are also secured by the assets of the Company pursuant to a Security Agreement and Intellectual Property Security Agreement.

On September 20, 2005, pursuant to the Securities Purchase Agreement, the Company sold to the Purchasers, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, $1,860,000 in aggregate principal amount of Notes and issued Warrants to purchase an aggregate of 3,000,000 shares at an exercise price of $0.25 per share for an aggregate purchase price of $1,500,000. Lionheart Group, Ocean Avenue Advisors and E.H. Winston Associates and Co. received commissions in the aggregate amount of $150,000.

The principal amount of the note was $1,860,000 of which $360,000 represents deferred interest at 8% p.a. over a three year term. This deferred interest has been recorded as an offset against the principal amount of the notes to be amortized over the term of the notes. In addition there were debt discounts incurred on the issue of the Warrants and a Beneficial Conversion Factor arising from the discount of the conversion price from the market price of the shares on the date the Notes and Warrants were issued. The debt discount arising from the issuance of the Warrants amounted to $161,870 and the Beneficial Conversion Factor arising from the discounted conversion price amounted to $1,338,130. Both of these discount amounts have been recorded as an offset against the principal amount of the notes to be amortized over the term of the notes. For the period ended September 30, 2005 amortization of these offsets amounted to $1,478 for warrants, $12,221 for the beneficial conversion factor and $3,288 of deferred interest, totaling $16,987.

Other Debt Related Activity

On September 11, 2005, the Company also entered into a Registration Rights Agreement with the investors signatory thereto, which provides that on or prior to 30 days after the closing, of which one occurred on September 20, 2005, the Company shall prepare and file with the Securities and Exchange Commission a registration statement ("Registration Statement") covering the resale of all of the Registrable Securities (defined as the shares issuable upon conversion of the Notes and the shares issuable upon exercise of the Warrants). If the registration statement is not filed within 30 days or is, for any reason, not declared effective within 90 days, the Registrant shall pay liquidated damages to the investors. The Company filed the Registration Statement on October 20, 2005.

Upon filing of the Registration Statement and provided that the Company has obtained from Great White Shark Enterprises ("GWSE") an agreement to share ratably with Purchasers GWSE's interest in the 093 patent owned by a subsidiary of the Company (the "GWSE Agreement"), the Purchasers are obligated to purchase an additional $930,000 principal amount of Notes and additional warrants to purchase 1,500,000 shares for $750,000, and upon effectiveness of the Registration Statement, an additional $930,000 principal amount of notes and warrants to purchase an additional 1,500,000 shares for an additional purchase price of $750,000. This purchase was completed on October 28, 2005.

On October 28, 2005, pursuant to the Securities Purchase Agreement, the Company sold to the Purchasers, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, $930,000 in aggregate principal amount of Notes and issued Warrants to purchase an aggregate of 1,500,000 shares for an aggregate purchase price of $750,000. Lionheart Group, Ocean Avenue Advisors and E.H. Winston Associates and Co. received commissions in the aggregate amount of $75,000.

5. Liabilities Related to Discontinued Operations

During the three months ended December 31, 2002, the Company's wholly-owned subsidiary, Inforetech Golf Technology 2000 Inc., ceased operations and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on December 19, 2002, which was subsequently granted. The Company has recorded accounts payable and accrued liabilities of $904,343 with respect to this discontinued operation, which are included in liabilities related to discontinued operations in the accompanying consolidated balance sheet.

The Company acquired 100% of the equity of ProShot Golf Inc. ("ProShot") on January 12, 2001. ProShot was a California-based company involved in the manufacture, marketing, leasing and installation of an integrated GPS system that was installed directly on golf courses and provided golfers with yardage readings and potential shot options from any location on a golf course. During the three months ended December 31, 2001, ProShot ceased operations and filed a petition for relief under Chapter 7 of the United States Bankruptcy Code on May 31, 2002, which was subsequently granted. In conjunction with the ProShot transaction, the Company has recorded loans payable to related parties of $258,000, promissory notes payable of $1,274,757, capital leases in default of $29,467 and accounts payable and accrued liabilities of $537,809. All such liabilities are included in liabilities related to discontinued operations in the accompanying consolidated balance sheet. In accordance with GAAP the amounts are recorded on the books until the relevant statutes of limitations expire, at which point they will be written off.

During the nine months ended September 30, 2005 the Company wrote off trade debts arising from discontinued operations amounting to $419,146. This was based upon management's belief that these debt holders rights have expired under the statutes of limitations in the various States in which the debt holders reside.

6. Legal Proceedings

At September 30, 2005, the Company was involved in the following legal proceedings:

(a) The Company has been threatened with potential litigation for an amount of approximately $155,000, which is included in accounts payable. The agreement is that further negotiations will take place before any action is taken on this balance.

(b) The Company's wholly-owned subsidiary, IGT, is a defendant in a number of lawsuits principally arising from vendor debt, which in the aggregate are not material or for which a provision has been recorded. Both IGT and ProShot have filed Chapter 7 petitions under the United States Bankruptcy Code.

7. Capital Stock Transactions

On January 6, 2005, the Company issued 700,000 shares of common stock for cash received of $700 upon exercise of an employee stock option.

On February 3, 2005 the Company issued 1,840,000 shares of common stock valued at $266,800 to the Shaar Fund Ltd. for principal and accrued interest of $96,512 and $13,158 respectively, with respect to the $1,000,000 8% convertible debenture due November 2, 2007.

On February 3, 2005, the Company issued 25,000 shares of common stock valued at market value of $3,625 for services rendered.

On February 18, 2005, the Company issued 80,000 shares of common stock valued at market value of $8,640 for services rendered.

On February 22, 2005, the Company issued 685,998 shares of common stock valued at market value of $61,740 for payment of interest owed.

On March 29, 2005, the Company issued 450,000 shares of common stock valued at market value of $45,000 for services rendered.

On March 30, 2005 the Company issued 2,500,000 shares of common stock valued at market value of $250,000 to a consultant for services rendered.

On March 31, 2005, the Company issued 366,828 shares of common stock valued at market value of $53,190 for payment of interest owed.

On April 7, 2005 the Company issued 200,000 shares of common stock valued at market value of $21,000 as a cost of obtaining inventory financing.

On April 7, 2005 the Company issued 10,000,000 shares of common stock valued at market value of $1,050,000 as collateral against a purchase order financing Line of Credit of up to $1,000,000. The provider of the financing is required to return these shares to the Company once the term of the financing line has expired and all amounts advanced under the line have been repaid. Accordingly the issuance of these shares has not been recorded in the equity section of the financial statements.

On April 12, 2005 the Company issued 1,750,000 shares of common stock valued at market value of $189,000 to a consultant for services rendered.

On April 20, 2005, the Company issued 189,068 shares of common stock valued at market value of $18,907 for payment of interest owed.

On May 31, 2005 the Company issued 400,000 shares of common stock valued at market value of $48,000 to a consultant for services rendered.

On June 15, 2005, the Company issued 15,312,500 shares of common stock for a series of private placements for cash consideration of $1,225,000.

On June 15, 2005 the Company issued 9,119,714 shares of common stock valued at $729,577 to the Shaar Fund for principal and accrued interest of $629,488 and $100,089 respectively, with respect to final conversion of the $1,000,000 8% convertible debenture due November 2, 2007.

On June 15, 2005 the Company issued 5,294,444 shares of common stock valued at $757,105 to the LTC Financial Partners for principal and accrued interest and financing costs of $400,000 and $357,105 respectively, with respect to final conversion of the debt.

On June 16, 2005 the Company issued 5,600,000 shares of common stock valued at market value of $795,200 to consultants for services rendered.

On June 22, 2005 the Company issued 288,350 shares of common stock valued at market value of $34,602 for services rendered.

On June 22, 2005 the Company issued 3,600,000 shares of common stock valued at market value of $432,000 to a consultant for services rendered.

On June 27, 2005 the Company issued 1,500,000 shares of common stock valued at market value of $180,000 in settlement of accounts payable incurred for the provision of legal services.

On July 5, 2005 the Company issued 200,000 shares of common stock valued at market value of $26,000 as a cost of obtaining inventory financing.

On July 7, 2005 the Company issued 132,500 shares of common stock valued at market value of $17,225 for services rendered.

On August 16, 2005 the Company issued 5,900,000 shares of common stock valued at market value of $643,100 to consultants for services rendered.

On August 17, 2005 the Company cancelled 3,600,000 shares of common stock valued at market value of $511,200 which had previously been issued to consultants for services rendered.

On September 17, 2005 the Company issued 300,000 shares of common stock valued at market value of $26,700 to a consultant for services rendered.

On April 27, 2005 the Company's stockholders approved an increase in the authorized share capital of the Company from 275,000,000 authorized shares (250,000,000 common stock and 25,000,000 preferred stock) to 550,000,000 shares, 500,000,000 shares of common stock par value $.001 and 50,000,000 shares of preferred stock with the series, rights, preferences privileges and restrictions to be determined by the Board of Directors of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
GPS Industries Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of GPS Industries Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GPS Industries Inc. at December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 3. The Company anticipates that additional funding will be necessary to sustain the Company's operations through the fiscal year ending December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This report has been re-issued to reflect the changes in the accounting treatment of the acquisition of Optimal Golf Solutions, Inc. disclosed in
Note 2. to the Financial Statements. This change in accounting treatment does not change the financial position of the Company.





                                       /s/ Sherb & Co., LLP
                                           ----------------
                                           Sherb & Co., LLP
                                           Certified Public Accountants



March 26, 2005
Except for Note 2, dated November 30, 2005
New York, New York

                      GPS INDUSTRIES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET


                                December 31, 2004


Assets

Current

     Cash                                                          $    173,092
     Accounts receivable                                                239,698
     Inventory                                                        1,393,198
     Prepaid expenses and other current assets                          170,533
                                                                   -------------
     Total Current Assets                                             1,976,521

Property and equipment, net                                             114,625

Patents                                                               1,759,067

Deferred implementation costs                                             5,297
                                                                   -------------
                                                                   $  3,855,510
                                                                   =============

Liabilities and Stockholders' Deficit

Current liabilities

     Bank indebtedness                                             $  2,309,408
     Bank loan                                                           25,121
     Deferred Revenue                                                   118,848
     Short term loans                                                 1,663,332
     Accounts payable and accrued liabilities                         2,303,063
     Liability associated with Optimal Golf acquisition               2,980,000
     Convertible loans                                                  240,000
     Promissory notes - related parties                                 603,415
                                                                   -------------
                                                                     10,243,187

     Liabilities related to discontinued operations
     (Chapter 7 proceedings filed in 2002)
     Promissory note payable                                          1,274,757
     Accounts payable and accrued liabilities                         1,861,298
     Loans payable to related parties                                   258,000
     Capital lease obligations ( in default)                             29,467
                                                                   -------------
                                                                      3,423,522

                                                                   -------------
     Total current liabilities                                       13,666,709
                                                                   -------------

Convertible debt                                                        431,892

Long-term loan investor                                               2,520,000

Stockholders' deficit

     Class A common stock, $.001 par value, 250,000,000
     authorized 205,021,853 issued and outstanding                      205,122
     5% Convertible Preferred Shares, $.001 par value,
     25,000,000 authorized 375,000 issued and outstanding;
     liquidation                                                        375,000
     Accumulated other comprehensive income                             722,295
     Deferred compensation expense                                    ( 675,789)
     Deferred Financing Costs                                         ( 350,000)
     Additional paid-in capital                                      31,653,396
     Accumulated deficit                                           ( 44,693,115)
                                                                   -------------

     Total Stockholder's Deficit                                   ( 12,763,091)
                                                                   -------------

                                                                   -------------
                                                                   $  3,855,510
                                                                   =============

          See accompanying notes to consolidated financial statements

                      GPS INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                For the Twelve Months Ended
                                                        December 31,
                                                    2004               2003
                                               ------------     ----------------
Revenue                                        $ 2,184,299      $             -

Cost of Goods Sold                               1,643,136                    -

Installation Costs                                 353,010                    -
                                               ------------     ----------------
Gross Profit                                       188,153                    -
                                               ------------     ----------------


Operating Expenses


      General and Administrative Expenses        3,201,946            2,928,656
      Depreciation and amortization                125,507               72,170
      Sales and marketing                        1,687,137              171,671
      Engineering and Research and
      Development                                1,440,681            1,205,082
      Impairment of Patent Asset                 3,750,000                    -
                                               ------------     ----------------
                                                10,205,271            4,377,579


Loss Before Other Income (Expense)             (10,017,118)         ( 4,377,579)
                                               ------------     ----------------

Other Income (Expense)

      Finance costs                              ( 224,579)           ( 677,931)
      Interest expense                           ( 572,845)           ( 279,378)
      Loss on foreign exchange                   ( 219,436)            ( 37,454)
      Gain on extinguishment of debt             2,074,293            1,461,367
                                               ------------     ----------------
                                                 1,057,433              466,604

Net Loss Before Deemed Preferred Stock
Dividend                                        (8,959,685)          (3,910,975)

      Deemed Preferred Stock Dividend            ( 189,208)                   -
                                               ------------     ----------------

Net Loss Applicable to Common Stockholders     $(9,148,893)     $   ( 3,910,975)
                                               ============     ================

Loss per common share - basic and diluted      $    ( 0.05)     $        ( 0.04)
                                               ============     ================

Weighted average number of common
 shares outstanding - basic and diluted        167,950,231           96,982,573
                                               ============     ================

          See accompanying notes to consolidated financial statements

                                            GPS INDUSTRIES INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                          Class A Common Stock  Class B Common Stock    Additional  Preferred    Other
                                            Number                Number                  Paid-In     Shares   Comprehensive
                                          of Shares     Amount   of Shares    Amount      Capital               Income
-----------------------------------------------------------------------------------------------------------------------------
Balance January 1, 2003                   77,372,468  $ 77,372   100,000    $ 100      $ 19,220,976           - $   722,295

Common stock issued for
 compensation expense                     14,272,030    14,272         -       -          1,734,819           -           -
Common stock issued for
 deferred compensation                     9,010,520     9,011         -       -            892,041           -           -
Common stock issued for
 related party debt                        2,831,631     2,832         -       -            225,137           -           -
Common stock issued for services             500,000       500         -       -            140,047           -           -
Common stock issued on conversion
 of debt                                  38,776,206    38,776         -       -          2,240,439           -           -
Common stock issued for cash               1,410,000     1,410         -       -            139,590           -           -
Common stock issued for accounts payable     513,650       514         -       -             30,597           -           -
Common stock issued for interest           3,105,144     3,105         -       -            149,938           -           -
Common stock issued for finance costs      3,000,000     3,000         -       -            327,000           -           -
Warrants issued for bank letter of
 credit                                            -         -         -       -             39,000           -           -

Cancellation of Class B Stock                      -       100  (100,000)   (100)                 -           -           -

Comprehensive Loss
Net income                                         -         -         -       -                  -           -           -
Deferred compensation expense                      -         -         -       -                  -           -           -
Subscriptions receivable                           -         -         -       -                  -           -           -

Total Comprehensive Loss                           -         -         -       -                  -           -           -
                                         -----------  --------  ---------  --------    -------------   ---------   ---------
Balance December 31, 2003                150,791,649   150,892         -       -          25,139,584          -     722,295

Common stock issued for
 compensation expense                      9,694,903     9,695         -       -           1,147,345          -           -
Common stock issued for settlement
 of debt                                  21,084,981    21,085         -       -           2,042,565          -           -
Common stock issued for purchase
 of patents                                3,500,000     3,500         -       -             276,500          -           -
Common stock issued for services             400,000       400         -       -              31,600          -           -
Common stock issued on conversion
 of debt                                   2,707,275     2,707         -       -             240,948          -           -
Common stock issued for cash               2,857,143     2,857         -       -             197,143          -           -
Common stock issued for investment
in subsidiary                              9,000,000     9,000         -       -           1,161,000          -           -
Common stock issued for interest             307,331       307         -       -              19,406          -           -
Common stock issued for finance costs      4,678,571     4,679         -       -             609,607          -           -
Warrants issued for debt financing                 -         -         -       -             598,490          -           -

Preferred Shares issued for cash                   -         -         -       -                   -    375,000           -

Comprehensive Loss                                 -         -         -       -                   -          -           -

Net loss                                           -         -         -       -                   -          -           -
Deferred compensation expense                      -         -         -       -                   -          -           -
Subscriptions receivable                           -         -         -       -                   -          -           -
Deferred financing costs                           -         -         -       -                   -          -           -
Deemed dividend on preferred shares                -         -         -       -             189,208          -           -

Total Comprehensive Loss                           -         -         -       -                   -          -           -
                                         -----------  --------  ---------  --------    -------------   ---------   ---------
Balance December 31, 2004                205,021,853  $205,122         -    $  -       $  31,653,396   $375,000    $722,295
                                         ===========  ========  =========  ========    =============   =========   =========


                                          Deferred          Deferred                               Total
                                          Compensation      Financing  Subscription  Accumulated   Stockholders'
                                          Expense           Costs      Receivable    Deficit       Deficit
----------------------------------------------------------------------------------------------------------------
Balance January 1, 2003                         -                 -            -   $ (31,633,248) $ (11,612,504)

Common stock issued for
 compensation expense                           -                 -            -               -      1,749,091
Common stock issued for
 deferred compensation                          -                 -            -               -        901,052
Common stock issued for
 related party debt                             -                 -            -               -        227,969
Common stock issued for services                -                 -            -               -        140,547
Common stock issued on conversion
 of debt                                        -                 -            -               -      2,279,215
Common stock issued for cash                    -                 -            -               -        141,000
Common stock issued for accounts
 payable                                        -                 -            -               -         31,111
Common stock issued for interest                -                 -            -               -        153,043
Common stock issued for finance costs           -                 -            -               -        330,000
Warrants issued for bank letter of credit       -                 -            -               -         39,000

Cancellation of Class B Stock                   -                 -            -               -              -

Comprehensive Loss
Net income                                      -                                     (3,910,975)    (3,910,975)
Deferred compensation expense            (901,050)                -            -               -       (901,050)
Subscriptions receivable                        -                 -       (5,888)              -         (5,888)
                                                                                                    ------------
Total Comprehensive Loss                        -                 -            -               -     (4,817,913)
                                         ---------       -----------     --------  --------------   ------------
Balance December 31, 2003                (901,050)                -       (5,888)    (35,544,223)   (10,438,389)


Common stock issued for compensation
 expense                                        -                 -            -               -      1,157,040
Common stock issued for settlement of
 debt                                           -                 -            -               -      2,063,650
Common stock issued for purchase of
 patents                                        -                 -            -               -        280,000
Common stock issued for services                -                 -            -               -         32,000
Common stock issued on conversion
 of debt                                        -                 -            -               -        243,655
Common stock issued for cash                    -                 -            -               -        200,000
Common stock issued for investment
in subsidiary                                   -                 -            -               -      1,170,000
Common stock issued for interest                -                 -            -               -         19,713
Common stock issued for finance costs           -                 -            -               -        614,286
Warrants issued for debt financing              -                 -            -               -        598,490

Preferred Shares issued for cash                -                 -            -               -        375,000

Comprehensive Loss

Net loss                                                                              (9,148,893)    (9,148,893)
Deferred compensation expense             225,261                                                       225,261
Subscriptions receivable                        -                          5,888               -          5,888
Deferred financing costs                        -          (350,000)           -               -       (350,000)
Deemed dividend on preferred shares             -                                              -        189,208
                                                                                               -   -------------
Total Comprehensive Loss                        -                 -            -               -     (9,078,536)
                                         ---------       -----------     --------  --------------  -------------
Balance December 31, 2004                (675,789)         (350,000)           -   $ (44,693,116)  $(12,763,091)
                                         =========       ===========     ========  ==============  =============


                      GPS INDUSTRIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    For the Years Ended December 31,
                                                                              ----------------------------------------------
                                                                                      2004                     2003
                                                                              ----------------------------------------------
Cash Flow From Operating Activities
     Net loss from operations                                                  $ ( 8,959,685)             $ ( 3,910,975)


     Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                                                125,507                     72,170
        Amortization of deferred compensation                                        225,261                    168,948
        Impairment of Patent Asset                                                 3,750,000                          -
        Inventory impairment                                                            -                       190,000
        Gain on extinguishment of debt                                            (2,074,293)               ( 1,199,350)
        Expenses paid by issuance of stock                                         1,383,530                  2,156,607
        Interest converted to stock                                                   73,713                    153,043
        Finance charges converted to stock                                           134,286                    330,000
        Amortization of finance costs                                                 26,000                          -
     Changes in operating assets and liabilities:
        Inventories                                                                 (856,575)                 ( 406,567)
        Accounts Receivable                                                         (239,698)                         -
        Prepaid expenses and deposits                                                (97,719)                  ( 11,032)
        Deferred implementation costs                                                100,688                  ( 105,985)
        Accounts payable and accrued liabilities                                    (317,612)                   428,310
        Discontinued Accounts payable and accrued liabilities                      1,139,586                          -
        Other liabilities                                                            118,848                          -
                                                                                   --------                         -
Net Cash Used In Operating Activities                                            ( 5,468,163)               ( 2,134,831)
                                                                                 ------------               ------------
Cash Flow From Investing Activities
        Purchase of property and equipment                                         ( 121,892)                  ( 70,400)
        Purchase of patents                                                         ( 23,500)                         -
        Investment in Optimal Golf                                                ( 1,100,000)                        -
                                                                                  ------------                        -
Net Cash Flow Used In Investing Activities                                        ( 1,245,392)                  ( 70,400)
                                                                                  ------------                  ---------
Cash Flow From Financing Activities
        Common stock issued for cash                                                  205,888                    141,000
        Convertible preferred stock issued for cash                                   375,000                          -
        Proceeds from loans and bank indebtedness                                   5,469,380                     30,443
        Repayments of bank loan                                                       (16,591)                  ( 27,382)
        Borrowings under bank indebtedness                                            812,546                  1,470,862
        Repayments of loans from related parties                                      (19,621)                  ( 60,723)
        Borrowing on convertible loans                                                 56,678                    625,000
                                                                                     -------                   -------
Net Cash Flow From Financing Activities                                             6,883,280                  2,179,200
                                                                                    ----------                 ---------


Effect Of Exchange Rate On Cash                                                          -                     ( 37,454)
                                                                                   ---------                   ---------
Net Increase (Decrease) In Cash                                                     169,725                   ( 63,485)
Cash, Beginning Of Period                                                             3,367                     66,852
                                                                                    ------                    ------

Cash, End Of Period                                                               $ 173,092                    $ 3,367
                                                                                  ============              =============
Supplemental disclosure of cash flow information:
     Cash paid for interest                                                         $ -                        $ -
                                                                                  ============              =============
     Cash paid for taxes                                                           $ -                        $ -
                                                                                  ============              =============

Non-Cash Investing And Financing Activities
     Common stock issued on conversion of convertible notes                          243,655                  2,279,215
     Common stock issued to settle debt                                            2,063,650                    227,969
     Common stock issued for deferred compensation expenses                              -                      901,052
     Common stock issued for interest                                                 19,713                          -
     Common stock issued for financing expenses                                      614,286                          -
     Warrants issued with debt                                                       280,000                          -
     Common stock issued for investment in subsidiary                              1,170,000                          -
     Common stock issued for expenses                                                 32,000                          -
     Warrants issued in consideration of debt financing                              404,000                          -
     Warrants issued for interest                                                    54,000                           -
     Common stock issued in settlement of accounts payable                              -                        31,111



          See notes to accompanying financial consolidated statements

                      GPS industries Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                 For the years ended December 31, 2004 and 2003

1. NATURE OF OPERATIONS

GPS Industries Inc., (the "Company" or "GPSI") a Nevada corporation, is involved in the development of golf course management technology. The Company has developed hand-held and cart mounted Global Positioning System ("GPS") units. At December 31, 2004, the Company had substantially all of its assets and operations in Canada.

Infotech Golf Technology 2000 Inc,

The Company's wholly owned subsidiary, Inforetech Golf Technology 2000 Inc.
(IGT), which had participated with the Company in the development of its technology, filed petition for relief under Chapter 7 of the federal bankruptcy laws of the United States Bankruptcy Court on December 19, 2002 and ceased operations. These financial statements reflect the operations of the Company and of IGT up until the time it ceased operations and its assets and liabilities at that time and have not been adjusted to reflect the bankruptcy filing.

All remaining unresolved liabilities of IGT are reflected as liabilities related to discontinued operations. All resolution of liabilities related to IGT are reflected as either a gain (loss) on extinguishment of debt - discontinued operations.

ProShot Golf, Inc.

The Company acquired ProShot Golf Inc., ("ProShot") on January 12, 2001. ProShot is a California based Company that manufactures, markets, leases and installs an integrated GPS system that provides golfers with yardage readings and potential shot options from any location on a golf course. The ProShot GPS system is installed directly on golf carts.

On September 21, 2001, the Company received notices of defaults from a group of Inforetech shareholders (the "Guarantors") in regard to a finance agreement dated April 24, 2001. The Company, being unable to cure those defaults, along with one of its directors signed an agreement with the Guarantors stating that the Company would use its best efforts to assist in the foreclosure of ProShot's assets by its bank, so that the Bank debt and ultimately the obligation of the Guarantors, to the Bank, in respect of their guarantee of ProShot's Bank debt, might be reduced.

During the fourth quarter of 2001, the Company discontinued all operations of ProShot, accordingly all revenues, expenses and liabilities associated with ProShot in 2001 has been classified as discontinued operations.

On May 31, 2002 ProShot filed a petition for relief under Chapter 7 of the federal bankruptcy laws of the United States Bankruptcy Court.

All remaining unresolved liabilities of ProShot are reflected as liabilities related to discontinued operations. All resolution of liabilities related to IGT are reflected as either a gain (loss) on extinguishment of debt - discontinued operations.

2.  ACQUISITIONS


On November 19, 2004 the Company entered into a Stock Purchase Agreement with the shareholders of Optimal Golf Solutions, Inc. ("Optimal") to acquire 100% of the common shares of Optimal (the "Share Acquisition") for $5,250,000. Optimal's assets at the date of acquisition were concentrated in a single indentifiable intangible patent asset, therefore the acquisition was treated as an asset purchase for accounting purposes. The Company gave $2,270,000 of cash and stock pursuant to the terms of the agreement as shown below. The remaining amount due from the Company in the amount of $2,980,000 was recorded as a liability on the Company's balance sheet.

         (i) Upon signing the purchase agreement the Company was required to pay $100,000 and an additional $1,000,000 at closing.

         (ii) The balance of $4,150,000 is to be paid in two tranches of shares of common stock of the Company. Shares issued under these tranches, can be liquidated by the shareholders of Optimal over 360 trading days (after the effectiveness of a registration statement referred to below) in accordance with the terms of a Leakage Agreement; and an additional cash payment, if required, depending on what amount Optimal receives from the shares it sells into the market.

                  The first stock tranche (payment) is for 9,000,000 shares. These shares were trading at $.13 on the date the agreement was signed and valued at $1,170,000, accordingly. Under the terms of the agreement the shares can be sold in accordance with the Leakage Agreement over 180 trading days. Any funds received from the sale of those shares in excess of $3,250,000 (i.e. $1,000,000 over the $2,250,000 target price for the first share payment) will be deducted from the amount to be paid with the second stock payment, targeted for the remaining amount due of $1,900,000 (plus interest). The stock price has not reached the target price of $.25 at any point from the date of the acquisition and is trading at $.10 on at April 8, 2005, therefore the Company will have to issue additional shares to cover the difference between the market price and $.25 target price or cash. The second stock tranche (payment) will be issued at a 15% discount to market price at the time of issuance and can be sold into the market by Optimal over a further 180 trading days. The Company has the right to pay out any remaining balance plus interest owing at any time.

                  The Company will use its best efforts to file a Registration Statement as required under the Stock Purchase Agreement to make the stock payments required to the shareholders under this Agreement. If the Registration Statement has not become effective by June 30, 2005, GPSI must pay cash of $2,250,000 plus interest over eight monthly instalments of $250,000 each starting June 1, 2005. In that case, the first stock payment of shares would be returned to the Company. If the Registration Statement has not become effective by September 30, 2005, then the Company must also pay cash to the shareholders (in lieu of a second stock payment) of $1,900,000 plus interest in eight monthly payments of $237,500 commencing on October 1, 2005.

                  Upon receipt of the first $727,000 of net proceeds from the sale of shares issued to the shareholders for the second stock payment, this amount will be forwarded to the Company's attorney to be held in escrow for a period of 18 months from closing to partially secure the shareholders indemnification obligations to the Company under the Agreement

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.


                           Aggregated purchase price          $   5,250,000
                                                                ===========
                           Day One Impairment                 $   2,250,000
                                                                -----------
                           Fair value of assets acquired      $   3,000,000
                           SFAS 144 Impairment                $  (1,500,000)
                                                                -----------
                           Net  assets acquired               $   1,500,000
                                                                 ==========


         These patents acquired have a remaining useful life of seven years and expire on November 11, 2011. The value attributed to these patents is based on discounted future earnings that the Company expects to receive from ownership of the patents and license agreement royalties with various customers over the life of the patents.

          A day one measurement of the impairment loss was calculated on the present value of the third party cash flows being generated by the patent on the date of valuation plus the amount added for a "relief of royalty" full term license. A "relief from royalty" amount of $1.68 million, comparable to an existing third party full term license payment, was added to the third party royalty license revenues already being generated by the 093 patent to calculate the undiscounted cash flow service potential of the asset at the date of acquisition. The carrying amount of the asset at the date of acquisition exceeded and was not recoverable from the total of the undiscounted cash flow of both the third party revenue and "relief from royalty" revenue. Therefore the recognition and measurement of an impairment loss was required. This calculation resulted in a fair value impairment at the date of acquisition of $2.25 million.

          The Company determined that a cash flow recoverability test as of December 31, 2004 was necessary under the guidance of SFAS 144 since the Company had a significant current period loss and a history of operating and cash flow losses. SFAS 144 does not provide for the inclusion of the cash flow of a "relief from royalty" method as was the case for the day one measurement and resulting day one impairment loss, therefore the "relief of royalty" amount was excluded from the test at December 31, 2004. Pursuant to SFAS 144 the Company used the lowest level of identifiable cash flows for the patent which were considered to be the cash flows for the underlying business of the Company, as the underlying business requires either ownership of or a license under the patent to operate. The cash flow recoverability test was performed based on the undiscounted cash flows of the underlying business over the future life of the patent compared to the carrying value of the patent. This test included the effects of the current and projected cash flows of the business beginning with historical numbers and projecting future cash flows using various assumptions over the life of the patent. The sum total of these future undiscounted cash flows did not exceed the carrying value of the asset. Therefore a second impairment test was calculated based on the present value of the future cash flows of the business. As a result of this test pursuant to SFAS 144, the Company determined that there was a second impairment of $1.5 million to reduce the value of the asset to the $1.5 million on December 31, 2004.




3. GOING CONCERN

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. The Company has incurred significant losses and had a working capital deficit at December 31, 2004. The successful commercialization of the Company's technology is dependent on the Company's ability to successfully finance its cash requirements through a combination of equity financings and payments from potential strategic partners. The Company's independent registered public accounting firm, in their report on the consolidated financial statements as of and for the year ended December 31, 2004, have expressed substantial doubt about the Company's ability to continue as a going concern.

The Company is attempting to restructure its debt obligations and raise new capital. To the extent that the Company is unable to successfully restructure its debt obligations and/or obtain the capital necessary to fund its future cash requirements on a timely basis and under acceptable terms and conditions, the Company will not have sufficient cash resources to maintain operations, and may consider a formal or informal restructuring or reorganization.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies used in the preparation of these financial statements are summarized below.

The Company prepared the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Company's consolidated financial statements.

Revenue recognition

The Company recognizes revenue only when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable. When other significant obligations remain after products are delivered, revenue is recognized only after such obligations are fulfilled. Cost of Goods Sold represents the cost of physical equipment products delivered to the customer and installed on the customer's site. The costs of installing the equipment on the customer's site, such as labor and travel and accommodation expenses, are recorded as Installation Costs. The cost of developing the equipment and the software installed in the equipment on the customer's site is recorded as an operating expense in the category "Engineering, Research and Development", all such costs are expensed as they are incurred.

Impairment of Long-Lived Assets


The Company's long-lived assets consist of patents, property and equipment. In assessing the impairment of patents, property and equipment, the Company makes assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. The Company did not record any impairment charges for property and equipment at December 31, 2004. However, if these estimates or the related assumptions change in the future, the Company may be required to record impairment charges for these assets at such time. The Company did record impairment charges for certain of its patent assets at December 31, 2004. These impairment charges are more fully discussed in Note 2 to the Financial Statements.


Consolidation

The consolidated financial statements include the operations of GPS Industries Inc. (formerly Inforetech Wireless Technology, Inc.) and its wholly-owned subsidiaries (the "Company"), including Optimal Golf Solutions, Inc. which it acquired on November 19, 2004. All significant intercompany transactions and balances have been eliminated in consolidation.

Loss Per Share

Basic loss per share is based on net loss divided by the weighted average common shares outstanding or deemed to be outstanding during the period. Diluted loss per share assumes exercise of in-the-money stock options and warrants outstanding into common stock at the beginning of the year or date of issuance, unless they are anti-dilutive. A total of 18,829,806 potential shares were excluded from the fully diluted calculation as they are anti-dilutive.

Net Loss Per Common Share - Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive stock options and warrants were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain amounts have been reclassified in 2003 to conform to the presentation in 2004.

Financial Instruments

The fair value of financial instruments approximates their carrying value except as otherwise disclosed in the financial statements.

Foreign Currency Translation

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date of historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than our historical experience, our estimates of the recoverability of amounts due us could be adversely affected. As of December 31, 2004 the allowance for doubtful accounts was $0.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:



Office equipment and furnishings           3-5 years
Computer Software                            3 years
Leasehold improvements                     Lease term
Tooling                                      3 years
Patents                                   Patent life

The Company leases certain of its office equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the lease term.

Depreciation expense for the years ended December 31, 2004 and 2003 was $81,074 and $72,170 respectively.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with maturities of three months or less when purchased.

Inventories

Inventories are stated at the lower of cost or market, determined on an average cost basis, and consist of raw material parts, work in process and finished products ready to ship to customers.

Shipping and handling costs

The Company accounts for shipping and handling costs as a component of "Cost of Sales".

Stock Based Compensation

Stock-Based Compensation - The Company periodically issues shares of common stock for services rendered or for financing costs. Such shares are valued based on the market price on the transaction date.

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Pro forma information regarding net income (loss) and net loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock options granted using the fair value method of SFAS No. 123. No stock options were issued in the year ended December 31, 2004. The fair value for options issued in the year ended December 31, 2003 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6%; no dividend yield; volatility factor of the expected market price of the Company's common stock of 150%, and the expected lives of the options were estimated at approximately 4 years. The weighted average fair value of stock options granted for the years ended December 31, 2004 and 2003 was $Nil and $122,976, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:



                                         2004                 2003
                                        ------               ------
Net loss as reported               $(9,148,893)         $ ( 3,910,975)
Pro forma compensation expense               -               (122,976)
                                   ------------         --------------
Pro forma net loss                 $(9,148,893)         $ ( 4,033,951)
                                   ============         ==============

Net loss per share:
Basic and diluted, as reported         $ (0.05)             $ (0.04)
Basic and diluted, pro forma           $ (0.05)             $ (0.04)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

The Company records a valuation allowance to reduce its deferred tax assets arising from net operating loss carryforwards to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

Warranty Obligations

The Company generally provides the ultimate consumer a warranty with each product and accrues warranty expense at the time of the sale based on the Company's prior claims history. This history is limited with regard to the Company as the current year end of December 2004, is the year the Company commenced sale and distribution of their GPS product. The Company does not believe that it is exposed to any significant risk in its cash investment.

Recent Accounting Pronouncements

- In November 2004, the Financial Accounting Standards Board issued (`the FASB") issued Statement of Financial Accounting Standards No. 151 ("SFAS No. 151"), "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No.151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management is currently evaluating the provisions of SFAS No. 151 and does not expect the adoption will have a material impact on the Company's financial position, results of operations or cash flows.

         In December 2004, the FASB finalized SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), amending SFAS No. 123, effective beginning the Company's first quarter of fiscal 2006. SFAS 123R will require the Company to expense stock options based on grant date fair value in its financial statements. Further, adoption of SFAS No. 123R will require additional accounting related to income tax effects and additional disclosure regarding cash flow effects resulting from share-based payments arrangements. The adoption of SFAS 123R will not effect the Company's cash flows or financial position, but may have an adverse impact on results of operations if options are granted in the future.

- In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment for APB Opinion No. 29". This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for the Company's year ended December 31, 2006. Management is currently evaluating the impact of the adoption of SFAS No. 153 on the Company's consolidated financial position, liquidity, or results of operations.

5. PROPERTY AND EQUIPMENT

At December 31, 2004 property and equipment consisted of the following:


Office equipment                                $            302,536
Computer software                                             77,708
Leasehold improvements                                       105,628
Tooling                                                       28,297
                                                              ------
                                                             514,169
Less:  accumulated depreciation                             (399,544)
                                                           ---------
                                                $            114,625
                                                           =========

6. PATENTS

         In June 2004, in addition to patents acquired with the Optimal purchase, the Company acquired the patent for installation of GPS golf systems in eleven European countries as well as Japan and Australia, referred to as the "Pinranger" patent. The purchase price for these patents was $20,000 in cash and the issuance of 3,500,000 shares of common stock valued at $0.08 per share or $280,000, for a total cost of $300,000. These patents are being amortized over approximately 8.5 years, the expected future life of these patents. In addition to the above acquisition costs, the Company capitalized related legal and acquisition fees of $3,500.

         In addition to the above Pinranger patents, the Company has possession of all of Optimal's patents, since the acquisition of Optimal in November 2004

The following is a reconciliation of all patents owned as of December 31, 2004:

               Patents                               $  1,803,500
               Less: accumulated depreciation             (44,433)
                                                       -----------
                                                     $  1,759,067
                                                       ===========

Future amortization of patents is expected to be as follows:

               Year Ended December 31,
                       2005                              $  249,992
                       2006                                 249,992
                       2007                                 249,992
                       2008                                 249,992
                       2009                                 249,992
                       Thereafter                           509,107
                                                         -----------
                                                         $1,759,067
                                                         ===========


7. CAPITAL LEASES


The Company's subsidiary IGT leased certain equipment under capital lease agreements that expire at various dates through January 2006. During 2002 IGT defaulted on those leases and surrendered the equipment to the leasing Company. The leasing Company took action in the Supreme Court of British Columbia for the balances outstanding on the leases. No liability is expected to accrue to the Company as a result of these actions, but the balance of the leases have been shown as a current liability at December 31, 2004.



8. DEBT


The Company and its subsidiaries have significant debt liabilities. The following table is a summary of debt at December 31, 2004.


Bank Indebtedness  (a)                             $      2,309,408
Bank Loan (h)                                                25,121
Short term loans  (b)                                     1,663,332

Long term loan (f)                                        3,000,000
Discount on debt (f)                                      (480,000)
                                                          ---------
                                              Sub-total:  2,520,000
                                                          ---------

Convertible debt (c)                                        671,892
Note payable - related parties (g)                          603,415
Promissory notes (d)                                      1,274,757
Loan to related party  (e)                                  258,000
                                                        -----------
Total Debt                                                9,325,925
Less Current Portion                                     (6,374,033)
                                                        -----------
Total Long-Term Debt                               $      2,951,892
                                                        ===========

      (a)  (i)    Effective June 27, 2003, the Company obtained a one year bank line of credit for $1,425,000 to fund its operations. As of December 31, 2004, the Company has drawn $1,333,499 under this line of credit. The line of credit bears interest at prime plus 0.5%, which was 4.75% at December 31, 2004. This line is repayable in full on demand and is secured by a one year standby bank letter of credit for $1,500,000 that was provided by a third party, Hansen Inc. As consideration for providing the standby bank letter of credit, the Company issued to Hansen Inc. a common stock purchase warrant to purchase
                  1,000,000 shares of the Company's common stock, exercisable
                  $0.10 per share (a 15% discount to the market price) for a period of three years. The fair value of this common stock purchase warrant, calculated pursuant to the Black-Scholes option pricing model, was determined to be $52,000, which was charged to operations over the twelve month period beginning
                  July 2003 and ending June 2004. Accordingly, $26,000 was charged to operations as finance costs for the twelve months ended December 30, 2004. This letter of credit was renewed in June 2004, December 2004, and in March 2005 until December
                  2005. For the extension granted in December 2004, the Company issued warrants to purchase 500,000 shares, with an exercise price of $0.10 per share. These warrants have been valued at $52,000, and have been accounted for as a deferred finance cost, in the accompanying shareholders' deficit. The cost will be amortized over three months, the approximate length of the extension of the line of credit. None of the deferred costs have been amortized as of December 31, 2004. The value of the warrants was determined with use of the Black-Scholes pricing model with the following factors: 3 year life, risk free rate of return of approximately 3.25% and a volatility factor of approximately 125%. In March 2005 a further extension of the credit line an additional 1,000,000 warrants were provided to Hansen Inc. for three years at an exercise price of $0.12 per share. Management is currently determining the valuation of these warrants for the extension of the line of credit.

           (ii) Effective March 23, 2004, the Company entered into a Reimbursement Agreement with Douglas J. Wood, Daniel S. Wood and James Liken (the Secured Party) to have them secure a new $1,000,000 line of credit to be used for manufacturing purposes. The security provided was a Letter of Credit from Citicorp North America Inc. The Company's bankers HSBC Bank Canada provided the Company this new line of credit on April 29, 2004 based on the security provided. As of December 31, 2004 The Company has drawn $975,909 from this credit line. The credit line has been renewed until October 31, 2005. This line bears interest at prime plus 0.5%, which was 4.75% at December 31, 2004.

                  As consideration, for the security for this credit line, the Secured Party is to receive 1.25% of the maximum amount outstanding per month of this credit line. This consideration is payable 50% in US$ and 50% in common shares of the Company, issued at a 10% discount to market based on the seven day average price prior to each quarter end. Additionally, the Company agreed to issue warrants to purchase 666,667 shares of the Company's common stock at US$0.15 per share. The Company also granted the Secured Party a security interest in all the Company's inventory. This letter of credit, along with its related Reimbursement Agreement, has been renewed until October 31, 2005. These warrants have been valued at $72,000, and have been accounted for as a deferred financial cost, in the accompanying shareholders' deficit. The cost is being amortized over one year, the approximate length of the line of credit. A total of $54,000 of the deferred costs has been amortized in the year ended December 31, 2004. The value of the warrants was determined with use of the Black-Scholes pricing model with the following factors: 3 year life, risk free rate of return of approximately 1.9% and a volatility factor of 200%.

(b) As at December 31, 2004 the Company has $1,663,332 owing on short term notes from various employees and investors. These notes are payable on demand, and bear interest at varying rates of 0% to 36% per annum. These notes are unsecured.

(c) One convertible loan was outstanding as at December 31, 2004. Amount due to The Shaar fund of $671,892.

         The Shaar Fund:

         Effective August 4, 2000, amended by agreement dated October 29, 2002 the Company entered into a securities purchase agreement with The Shaar Fund Ltd., relating to the sale of $1,000,000 in principal amount of 8% Convertible Debenture due November 2, 2007 and warrants to purchase up to 100,000 shares of Common Stock. Interest of 6% accrues on this debenture from September 12, 2000 and is payable quarterly commencing September 30, 2000. The exercise price of the warrants is $6.25 and they expire on September 12, 2005. The amending agreement also added interest accrued as at the amendment date of $166,000 to principal.

         As at December 31, 2004 the principal amount outstanding is $726,000 which is offset by unamortized debt discount of $42,624 and unamortized finance costs of $11,484, giving a net balance of $671,892. The principal is being repaid at $20,000 plus accrued interest per month.

         At the time of issuance the proceeds raised of $1,000,000 have been allocated to the debt ($634,649) and the warrants ($365,351) based on their relative fair values at the date the loan was received. The fair value of the warrant is considered to be a discount on the convertible debenture, with a corresponding credit to additional paid in capital. The debt discount is being amortized, on an effective basis, over the five-year term of the debenture. During 2004 and 2003, $54,142 and $73,068, respectively, of the discount was amortized and included in financing costs, leaving an unamortized debt discount of $42,624. In addition to the debt discount, the Company allocated a deferred financing cost asset. During 2004 and 2003, $2,536 and $2,535, respectively were amortized pertaining to this deferred finance cost, leaving an unamortized balance of $11,484 as of December 31, 2004.

         The debenture is convertible (plus related interest expense) into Common Stock at the lesser of (i) $.32 or (ii) 75% of the average of the three lowest closing bid prices of the Company's common shares for the ten days immediately preceding the conversion date. These terms give the holder an in the money conversion rate, the benefit of which is limited to the proceeds allocated to the debt. Accordingly, a beneficial conversion feature of $634,649 has been recognized as a further discount on the convertible debenture liability with a corresponding credit to additional paid in capital.

 (d) This is a promissory note for $1,274,757, which was entered into by the Company's discontinued, ProShot subsidiary in January 2001. The note matured in January 2004, with accrued interest at 6% per annum, accruing form October 1998. The Company has not accrued any interest on this note since December 2001.

(e) The Company has a promissory note dated December 11, 1998 in the amount of $258,000 due to a party related to ProShot. As these are part of discontinued operations, the Company has not accrued ant interest related to these notes in the years ended December 31, 2004 and 2003, respectively.

(f) On December 3, 2004 GPS Industries, Inc. ("GPSI") entered into a Credit Agreement with Great White Shark Enterprises, Inc. ("GWSE") for GWSE to provide Term Loan of $3,000,000 to GPSI. These funds were received by GPSI as follows: $1,000,000 on November 22, 2004 and the balance of $2,000,000 on December 3, 2004. Collateral for the loan was a first recorded priority security interest in (i) all of the shares of the capital stock of Optimal Golf Solutions, Inc. ("Optimal") acquired by GPSI pursuant to a Stock Purchase Agreement dated November 19, 2004 between GPSI and the former shareholders of Optimal, (ii) a second security interest in the Optimal Patents behind the former Optimal shareholders, in the event that GPSI does not fulfill their purchase agreement of the Optimal and (iii) all rights of GPSI to the Pinranger Patents acquired by GPSI pursuant to an Agreement dated July 2, 2004 between GPSI and Pinranger (Australia) Pty. Ltd. and PagiSat, LLC. The Pinranger Patents are registered in 13 countries in Europe, Japan, and Australia.

         The Term Loan may be repaid at any time prior to maturity without premium or penalty, except that the total minimum interest to be paid must be $300,000 irrespective of when the loan is repaid. During the term of the loan, GPSI must pay interest of 10% per annum on a monthly basis in cash or shares. If GWSE chooses to receive shares, the interest rate will be adjusted to 15% for the period selected and the shares will be priced at a 15% discount to market, using the average daily close for the three trading days prior to the end of the monthly period for which interest is due. The maturity date on this loan is November 15, 2011, and accordingly the entire loan is classified as long-term.

         Repayment of the principal and interest due under the Credit Agreement has been provided for by GPSI giving to GWSE (commencing December 4, 2004) all License Payments GPSI receives under all license agreements between Optimal as licensor and its licensees. Once the Term Loan and accrued interest is paid in full, for a period of two years from the repayment date, GWSE will receive 20% of the License Payments and thereafter 40% of the License Payments for the remaining life of the Patents. Any Licensee Fees received in connection with enforcement of the Optimal Patents will also be paid to GWSE in accordance with the above-mentioned formula, except that GPSI must pay all legal costs to enforce the Optimal Patents. Any Licensee Fees received from infringement payments relating to the Pinranger Patents will be shared on a 50/50 basis (net of legal costs) until the Term Loan and accrued interest are fully repaid, after which GPSI will have no further obligation to GWSE regarding the Pinranger Patents for any revenue they generate, and GWSE will assign its interest in the Pinranger Patents back to GPSI.

         To the extent that, during any calendar year commencing January 1, 2005, the total annual License Payments received by GWSE do not total $500,000, then the shortfall must be paid to GWSE in equal monthly payments over the next calendar year, above any beyond the following year's Minimum License Payment. The maturity date of the Term Loan is November 15, 2011, the termination of the life of one of the key Optimal Patents.

         In addition to the above-mentioned interest and security provided for the Term Loan, GWSE will also receive an equity bonus of 3,000,000 restricted Common Shares of GPSI and a three year Warrant to purchase 2,000,000 Common Shares of GPSI at an exercise price of $.15. These warrants are exercisable immediately.

         The Company has recorded a debt discount of $480,000 with regards to the issuance of 3,000,000 shares of common stock. This discount will be amortized over the life of the loan, or until such time as the principal is paid off. As of December 31, 2004, none of the discount has been amortized.

         With regards to the warrants attached to the note, the Company has recorded a deferred financial cost of $280,000, in the accompanying shareholders' deficit. The cost is being amortized over the life of the loan, or until such time as the principal is paid off. As of December 31, 2004, none of the costs associated with this deferred cost has been amortized. These warrants were valued base upon a Black-Scholes calculation, assuming a three year life, a risk free rate of return of approximately 2.25% and a volatility of approximately 125%.

(g) Promissory notes payable to the president of the Company are unsecured, repayable on demand and bear interest at 8% per annum. As of December 31, 2004 the balance of the note is $603,415. Interest of $79,685 has been accrued on this note through December 31, 2004.

(h) The Company has a loan from a commercial bank for $27,668. As part of a settlement agreement the bank agreed that no further interest will accrue on this loan.

All of the above notes are classified as short term, payable within one year, except for the convertible loan outstanding due to the Shaar Fund. (Debt (c)) and the loan from Great White Shark Enterprises, Inc. (Debt (f))

Principal repayable on Long term debt is:

         2005              $    240,000
         2006              $    240,000
         2007              $    191,892
         Thereafter        $  2,520,000
                           ---------------
         Total             $  3,191,892
                           ===============


9. GAIN ON EXTINGUISHMENT OF DEBT


- In February 2001, the Company received a $1,185,000 loan bearing interest at LIBOR plus 1% which was collateralized by certain securities. The lender cannot be located at the date of this report, and the Company believes this collateral has been realized. As a result, the Company has written off this loan liability in the year ended December 31, 2004. This write off amounted to $1,185,000, and has been recorded in the Consolidated Statement of Operations as a gain on extinguishment of debt.

- On May 10, 2004 the Company agreed to issue 6,336,883 shares of common stock to Proshot Investors LLC and various other parties valued at market value of $570,320 in settlement of debt guarantee liabilities of $1,118,000, for a gain on extinguishment of debt of $547,680. Of the shares issued in settlement, 1,873,651 are held in escrow and may be used to satisfy a further recorded liability of the Company no later than January, 2010. These shares were all issued in July, 2004. The remaining liability represents a promissory note for $1,274,757 for fees owed to Proshot's attorneys.

- During the year ended December 31, 2004 the Company wrote off trade debts arising from discontinued operations amounting to $332,537. This was based upon management's belief that these debt holders rights have expired under the statutes of limitations in the various States in which the debt holders reside.

- The Company also settled various other trade debts and loans payable in the year by issue of common stock. These transactions resulted in a net gain on extinguishment of debt amounting to $9,076.



10. STOCKHOLDERS' DEFICIT


Effective September 30, 2003, pursuant to a written consent of a majority of the Company's stockholders, the Company amended its Articles of Incorporation to change its name to GPS Industries Inc., to increase the authorized shares of common stock from 100,000,000 shares to 250,000,000 shares, to authorize 25,000,000 shares of preferred stock, and to eliminate the dual classes of common stock. The elimination of the dual classes of common stock has been reflected in the Company's consolidated financial statements at December 31, 2003, and did not have any effect on the Company's consolidated results of operations, financial position or cash flows.

A definitive proxy statement was filed with the SEC on March 21, 2005 to increase the total number of authorized shares to 550,000,000 of which 500,000,000 will be common shares and 50,000,000 will be preferred shares. The Company will hold a special meeting of shareholders on April 27, 2005 at 8:00 am at their corporate offices in Surrey, B.C. to vote on the proposed increase of authorized shares which will be used to raise additional equity capital for the Company.


Details Of Shares Issued:

         On January 7, 2003, the Company issued 250,000 shares of common stock to a former employee of the Company, valued at market value of $10,000 as part of a severance package, which was charged to operations. This employee is the son of the Company's Chief Executive Officer.

         On January 29, 2003 the Company issued 1,903,363 shares to Augustine Funds LP for principal and accrued interest of $45,000 and $8,770 respectively with respect to a $1,000,000 8% convertible debenture due August, 2005

         On February 1, 2003 and March 14, 2003, the Company issued 500,000 shares of common stock valued at $35,000 to a consultant for services rendered.

         On February 1, 2003, the Company issued 617,528 shares of common stock to The Sharr Fund Ltd. for principal and accrued interest of $20,000 and $316, respectively, with respect to a $1,000,000 8% convertible debenture due November 2, 2007. On March 1, 2003, the Company issued an additional 600,294 shares of common stock to The Sharr Fund Ltd., for principal and accrued interest of $20,000 and $1,315, respectively, with respect to this convertible debenture. The debenture is convertible (plus related accrued interest) into common stock at the lesser of (i) $5.25 per share or (ii) 75% of the average of the three lowest closing bid prices of the Company's common stock for the ten days immediately preceding the conversion date.

         On March 31, 2003, the Company issued 5,520,468 shares of common stock to Augustine Funds, L.P. for principal and accrued interest of $127,000 and $26,193, respectively, with respect to a $1,000,000 8% convertible debenture due August 4, 2005. The debenture is convertible (plus related accrued interest) into common stock at the lesser of (i) $5.25 or (ii) 75% of the average closing bid price of the Company's common stock for the five days immediately preceding the conversion date.

         On April 15, 2003, the Company issued 3,100,000 shares of common stock to various consultants for services rendered.

         On April 22, 2003, the Company issued 446,914 shares of common stock to The Sharr Fund Ltd. for principal and accrued interest of $20,000 and $513, respectively, with respect to a $1,000,000 8% convertible debenture due November 2, 2007.

         On May 9, 2003, the Company issued 200,000 shares of common stock valued at $38,000 for principal and accrued interest of $25,329 and $12,671, respectively, for a partial payment on an $85,000 promissory note obligation to La Jolla Investments.

         On May 9, 2003, the Company issued 2,165,000 shares of common stock valued at $411,350 to related parties for services rendered.

         On June 24, 2003, the Company issued 422,459 shares of common stock to the Shaar Fund Ltd. for principal and accrued interest of $40,000 and $1,330, respectively, with respect to a $1,000,000 8% convertible debenture due November 2, 2007.

         During July 2003, the Company issued 6,000,000 shares of common stock to Augustine Funds, L.P. for principal and accrued interest of $600,000 and $10,500, respectively, with respect to a $1,000,000 8% convertible debenture due August 4, 2005.

         On October 16, 2003 the Company issued 10,000,000 shares of common stock in connection with a 57 month endorsement agreement. The shares were valued at the market on date of issuance for $1,070,000. Accordingly, this amount was recorded as deferred compensation and is being amortized over the life of the agreement. The Company recognized $168,950 in amortization expense for the year ended December 31, 2003.

         On October 16, 2003 the Company issued 313,650 shares of common stock valued at $ 12,546 to a former employee in settlement of a claim.

         On December 1, 2003 the Company issued 200,000 shares of common stock valued at $31,111 in partial settlement of accounts payable of $65,000.

         On December 2, 2003 the Company issued 250,000 shares of common stock valued at $25,000 to La Jolla for principal of $25,000 for a partial payment on an $85,000 promissory note obligation to La Jolla Investments.

         On December 2, 2003 the Company issued 5,703,071 shares of common stock valued at $399,215 in full payment of a convertible loan.

         On December 2, 2003 the Company issued 100,000 shares of common stock valued at $10,000 for services rendered.

         On December 2, 2003 the Company issued 1,000,000 shares of common stock valued at $100,000 to for advisory services.

         On December 2, 2003 the Company issued 1,000,000 shares of common stock valued at $100,000 for consulting services.

         On December 2, 2003 the Company issued 17,000 shares of common stock valued at $1,700 in full payment of a debt.

         On December 2, 2003 the Company issued 155,500 shares of common stock valued at $15,555 as a payment of interest on a short term loan.

         On December 2, 2003 the Company issued 300,000 shares of common stock valued at $30,000 as a signing bonus.

         On December 2, 2003 the Company issued 2,068,000 shares of common stock valued at $206,800 to related parties in lieu of the balance of a severance settlement.

         On December 2, 2003 the Company issued 500,000 shares of common stock valued at $50,000 for services rendered.

         On December 2, 2003 the Company issued 122,000 shares of common stock valued at $18,300 to three former employees for salaries owed.

         On December 2, 2003 the Company issued 3,445,131 shares of common stock valued at $172,257 to a related party -in repayment of a long term debt outstanding since 1999. The payment included interest accrued at the rate of 5%, totalling $30,675

         On December 2, 2003 the Company issued 2,802,567 shares of common stock valued at $168,154 to Augustine Funds, L.P. for principal and accrued interest of $148,000 and $20,154 respectively, with respect to a $1,000,000 8% convertible debenture due August 4, 2005.

         On December 2, 2003 the Company issued 500,000 shares of common stock valued at $50,000 to five members of the Company's Board of Advisors.

         On December 2, 2003 the Company issued 7,161,285 shares of common stock for conversion of $500,000 of debt owed to Whag.

         On December 2, 2003 the Company issued 500,000 shares of common stock valued at $50,000 for legal fees provided.

         On December 2, 2003 the Company issued 1,500,000 shares of common stock valued at $150,000 to the Company's Board of Directors.

         On December 2, 2003 the Company issued 1,107,000 shares of common stock valued at $106,433 to the Sharr fund. Fund Ltd. for principal and accrued interest of $100,000 and $6,433 respectively, with respect to a $1,000,000 8% convertible debenture due November 2, 2007.

         On December 2, 2003 the Company issued 2,066,100 shares of common stock valued at $103,305 for conversion of debt

         On December 31, 2003 the Company issued 6,316,802 shares of common stock valued at $538,261 to Whag, $500,000 principal and accrued interest of $38,261.

         On December 31, 2003 the Company issued 3,000,000 shares of common stock valued at $300,000 to Vindemiolla. $200,000 of this amount related to the cancellation of a royalty program and the remaining $100,000 related to the release of patent rights held as security.

         On December 31, 2003 the Company issued 1,410,000 shares of common stock valued at $141,000 for cash.

         On December 31, 2003 the Company issued 150,000 shares of common stock valued at $15,000 for principal of $15,000 for a partial payment on an $85,000 promissory note obligation to La Jolla Investments.

         On January 9, 2004, the Company issued 53,000 shares of common stock valued at market value of $7,685 for services rendered.

         On January 22, 2004, the Company issued 100,000 shares of common stock valued at market value of $16,000 for services rendered.

         On January 22, 2004, the Company issued 1,000,000 shares of common stock valued at market value of $160,000 to Blue & Gold Capital in settlement of debt.

         On March 2, 2004 the Company issued 100,000 shares of common stock valued at market value of $13,000 as a signing bonus to an employee.

         On March 2, 2004 the Company issued 518,333 shares of common stock valued at market value of $67,383 to various consultants for services rendered.

         On March 2, 2004 the Company issued 250,000 shares of common stock to Atechs corporation valued at market value of $31,250 in settlement of debt, related to a discontinued operation.

         On March 2, 2004, the Company issued 23,518 shares of common stock valued at $2,940 as payment of interest on a short term loan.

         On April 15, 2004, the Company issued 20,000 shares of common stock valued at market value of $2,400 for services rendered

         On May 10, 2004 the Company issued 6,336,883 shares of common stock to Proshot Investors LLC and various other parties valued at market value of $570,320 in settlement of debt guarantee liabilities of $1,118,000. 1,873,651 of these shares are held in escrow and may be used to satisfy a further recorded liability of the Company no later than January 2010.

         On May 15, 2004, the Company issued 1,957,143 shares of common stock valued at market value of $156,571 for services rendered.

         On May 15, 2004, the Company issued 714,286 shares of common stock valued at market value of $57,143 to Blue & Gold Capital in settlement of debt and as payment for services rendered.

         On June 7, 2004 the Company issued 60,590 shares of common stock to La Jolla Cove Investors valued at market value of $4,847 in full settlement of the debt outstanding.

         On June 29, 2004, the Company issued 3,500,000 shares of common stock to several parties valued at market value of $280,000 as payment for the acquisition of the Pinranger patents.

         On July 6, 2004 the Company issued 1,750,000 shares of common stock to Mr. Ross McKenzie valued at market value of $157,500 in full settlement of a promissory note outstanding.

         On July 12, 2004, the Company issued 350,000 shares of common stock valued at market value of $28,000 for services rendered

         On July 26, 2004 the Company issued 2,991,088 shares of common stock valued at $269,198 to the Shaar fund. Fund Ltd. for principal and accrued interest of $160,000 and $25,543 respectively, with respect to a portion of the $1,000,000 8% convertible debenture due November 2, 2007. The difference of $83,655 was charged to a loss on extinguishment of debt.

         On July 22, 2004 the Company issued 473,222 shares of common stock to the MWW Group valued at market value of $42,590 in partial settlement of a debt outstanding for $73,261, the difference of $30,671 has been recorded as a corresponding gain on extinguishment of debt.

         On August 30, 2004 the Company issued 500,000 shares of common stock valued at $40,000 to Augustine Funds, L.P. for debt with respect to a $1,000,000 8% convertible debenture due August 4, 2005, that was previously settled in 2003. This settlement in 2004 was an additional amount of settlement claimed by the debenture holders.

         On August 30, 2004, the Company issued 400,000 shares of common stock valued at market value of $32,000 for services rendered.

         On August 30, 2004 the Company issued 1,450,000 shares of common stock valued at market value of $116,000 as signing bonuses.

         On August 30, 2004 the Company issued 2,857,143 shares of common stock for cash purchase of $200,000. In connection with this investment, a total of 714,285 warrants at an exercise price of $0.10 per share were attached. These warrants have a three year life from the date of issuance.

         On August 30, 2004, the Company issued 1,428,571 shares of common stock valued at market value of $112,857 for financing services rendered.

         On November 3, 2004 the Company issued 500,000 shares of common stock valued at $50,000 for services rendered.

         On November 3, 2004 the Company issued 8,000,000 shares of common stock valued at market value of $800,000 as part payment for the acquisition of Optimal.

         On November 24, 2004, the Company issued 10,000,000 shares of common stock valued at market value of $1,000,000 in full settlement of an outstanding debt.

         On December 2, 2004, the Company issued 1,500,000 shares of common stock valued at market value of $240,000 to various consultants for services rendered.

         On December 2, 2004 the Company issued 500,000 shares of common stock valued at market value of $80,000 as part payment for the acquisition of Optimal.

         On December 2, 2004 the Company issued 450,000 shares of common stock valued at market value of $67,500 to various consultants for services rendered.

         On December 27, 2004 the Company issued 2,446,428 shares of common stock valued at $342,500 for services rendered.

         On December 30, 2004 the Company issued 500,000 shares of common stock valued at $70,000 for services rendered

         On August 3, 2004, the Company issued 250,000 shares of Series A 5% Convertible Preferred Stock for $250,000. This stock is convertible into 3,521,126 common shares, at a conversion rate of $0.071 per share. In addition, attached to the issuance are 880,282 common stock purchase warrants at an exercise price of $0.167 per share. In connection with this offering the Company recognized a deemed dividend of $120,423, of which $76,057 is attributed to the beneficial conversion feature, and $44,366 is attributed to the value of the warrants which are exercisable upon issuance. The value of the warrants was determined with use of the Black-Scholes pricing model with the following factors:
         3 year life, risk free rate of return of 4% and a volatility factor of 125%.

         On October 27, 2004, the Company issued 125,000 shares of Series A 5% Convertible Preferred Stock for $125,000. This stock is convertible into 2,371,912 common shares, at a conversion rate of $0.0527 per share. In addition, attached to the issuance are 592,978 common stock purchase warrants at an exercise price of $0.124 per share. In connection with this offering the Company recognized a deemed dividend of $68,785, of which $45,422 is attributed to the beneficial conversion feature, and $23,363 is attributed to the value of the warrants which are exercisable upon issuance. The value of the warrants was determined with use of the Black-Scholes pricing model with the following factors:
         3 year life, risk free rate of return of 4% and a volatility factor of 125%.

         All of the above securities were issued pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, pursuant to Section 4(2) thereof.


11. STOCK PURCHASE WARRANTS


During the year ended December 31, 2004, the Company issued the following warrants:

         During the year ended December 31, 2004, the Company issued 3,166,667 warrants associated with various debt issuances. (see Note 7)

         During the year ended December 31, 2004, the Company issued warrants to purchase 714,285 shares at $0.10 in connections with the sale of common stock (see Note 9)

         During the year ended December 31, 2004, the Company issued for services warrants to purchase 3,950,000 shares of common stock at prices ranging from $0.055 to $0.19 per. The Company has valued 1,750,000 of these warrants at $183,000, and has accounted for this as an operating expense. The valuation was based upon a Black-Scholes calculation, assuming a three year life, a risk free rate of return of ranging from approximately 2 to 4% and a volatility ranging from approximately 100% to 250%. The remaining 2,200,000 warrants, issued for services, were issued at exercise prices ranging from $0.10 to $0.19 per share, with a 120 day life. These remaining 2,200,000 warrants were valued at $11,490, and has accounted for this as an operating expense. Theses warrants were valued based upon a Black-Scholes calculation, assuming a 120 day life, a risk free rate of return of approximately 4% and a volatility of approximately 100% to 250%. These 2,200,000 warrants have expired as of December 31, 2003.

During the year ended December 31, 2003, the Company issued the following warrants:

         During the year ended December 31, 2003, the Company issued a warrant for the purchase of 1,000,000 shares at $0.10 per share. These warrants are associated with debt issuances. (see Note 7)

     A reconciliation of warrant activity is as follows:

                                                                   Number of          Weighted
                                                                    shares            average
                                                                   issuable        exercise Price
                                                                 --------------    ---------------
                   Balance at January 1, 2003                        5,735,714           $  0.055

                         Granted                                     1,000,000               0.10

                         Exercised                                           -                  -

                         Expired                                   (1,885,714)             (1.07)
                                                                 --------------    ---------------
                   Balance at December 31, 2003                      4,850,000
                                                                                            0.053

                         Granted                                     9,504,211              0.143

                         Exercised                                           -                  -

                         Expired                                   (2,200,000)            (0.152)
                                                                 --------------    ---------------
                   Balance at December 31, 2004                     12,154,211           $  2.059
                                                                 ==============    ===============

         The following table summarized warrants outstanding and exercisable as of December 31, 2004:

                                               Number of       Weighted-average
                                                 shares           remaining         Number of
                                               underlying        contractual         shares
                         Exercise Price         warrants            life           exercisable
                      --------------------    --------------    --------------    --------------
                                                                 (in Years)
                         $6.20 - $6.28            3,850,000     1.29                  3,850,000

                         $0.32 - $0.15            4,996,948     2.66                  4,996,948

                        $0.124 - $0.055           3,307,263     2.23                  3,307,263
                                              --------------    --------------    --------------
                                                 12,154,211     1.34                 12,154,211




12. STOCK OPTIONS


On July 15, 2002, the Company's Board of Directors passed a resolution (i) amending the 2001 Stock Option Plan, as permitted under section 8 thereof, to increase the maximum number of Shares that may be issued or transferred pursuant to Options to 14,000,000 and (ii) adopting the 2002 Stock Compensation Plan, which provides for the issue of up to 1,250,000 shares at $0.02 per share and 1,250,000 at $0.03.

On July 31, 2002, the Company's Board of Directors passed a resolution providing for the issue of cashless options to 2 former executives of the Company to acquire a total of 8,003,875 shares of the Company at a deemed price of $0.0075 in settlement of outstanding salaries. Options covered by this resolution were issued on September 9, 2002 resulting in an administrative cost of $60,029. As of December 31, 2002, 3,448,280 of these options had been exercised leaving a balance outstanding of 4,555,595.

On November 6, 2003, the Company's Board of Directors passed a resolution amending the 2001 Stock Option Plan, as permitted under section 8 thereof, to increase the maximum number of Shares that may be issued or transferred pursuant to the Plan to 30,000,000. In the year ended December 31, 2003, the Company granted to employees under this Plan 1,260,000 common share options. Of these option granted in 2003, a total of 240,000 were cancelled in the year ended December 31, 2004 upon termination of various employees.

In April 2003, the Company adopted the 2003 Stock Option Plan. A total of 4,000,000 shares may be issued under this Plan. As of December 31, 2004 no options have been granted under this plan.

No options were issued to GPSI staff in the year ended December 31, 2004.

There were no options granted in the year ended December 31, 2004

Stock option activity under the stock option plan is as follows:


                                                            Weighted-
                               Number of  Shares            average
                                    Issuable                exercise
                                       #                     price $
---------------------------  --------------------------- --------------
Balance December 31, 2002             5,655,595              $0.045
Granted                               1,260,000              0.10
Exercised
---------------------------  ----------------------------  -----------
Balance December 31, 2003            6,915,595               0.055
Granted                                  0                     0
Exercised                                0                     0
Expired                               (240,000)              0.10
--------------------------  -----------------------------  -----------
Balance December 31, 2004            6,675,595               $0.053
                            =============================  ===========


The following table summarizes the outstanding and exercisable options as at December 31, 2004

   Exercise            Number          Weighted-average      Number
    prices           outstanding          remaining        exercisable
       $                  #            contractual life         #
---------------  ------------------  -------------------- -------------
    0.20              1,100,000             1.00            1,100,000
    0.075             4,555,595             2.69            4,555,595
    0.10              1,020,000             2.75            1,020,000
---------------  ------------------  --------------------  -----------
                      6,675,595                             6,675,595

13. COMMITMENTS AND CONTINGENCIES


Lease Commitments

The Company leases office premises and certain of its office equipment under operating leases with various expiration dates to 2006. Rent expense for the years ended December 31, 2004 and December 31, 2003 was $111,983 and $58,299 respectively. This table shows future minimum lease commitments under the leases at December 31, 2004


        2005                     $      79,234
        2006                             6,610
                                       -------
                                 $      85,844
                                       =======

Legal Proceedings

The Company has been threatened with potential litigation for an amount of approximately $155,000, which is included in accounts payable. The agreement is that further negotiations will take place before any action is taken on this balance.

The Company's wholly owned subsidiary, IGT is a defendant in a number of lawsuits principally arising from vendor debt, which in the aggregate are not material or accounted for on the books. Both IGT and ProShot have filed Chapter 7 petitions under the federal bankruptcy laws. The financial statements have not been adjusted to reflect the bankruptcy filings.


14. INCOME TAXES


The Company is subject to United States Federal income taxes at an approximate rate of 35% and is subject to Canadian federal and provincial combined tax rates of approximately 36%. It is eligible for a credit against its US taxes of amounts approximating its Canadian taxes.

The reconciliation of the provision (recovery) for income taxes before the extraordinary loss, at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:




                                                    2004         2003
                                                 ----------  -----------
                                                  $ 000's       $ 000's
                                                 ----------  -----------
Expected (benefit) at U.S. statutory rates          (3,147)      (1,291)
Change in valuation allowance                        1,834          668
Non-deductible expenses                              1,313          623
                                                  ----------   ----------
Income tax provision (benefit)                        -           -
                                                 ==========   ==========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized, a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. Significant components of the Company's deferred tax assets as of December 31 are as follows:

1                                                    2004
                                                 ----------
                                                   $ 000's
                                                 ----------
Net operating loss carryforwards                    9,030
Research expenditures for Canadian tax purposes     1,170
                                                 ----------
Total deferred tax assets                          10,200
                                                   10,200
                                                 ----------
Net deferred tax assets                                -
                                                 ==========

The Company has scientific research expenditures for Canadian income tax purposes in the amount of $3,655,000 that may be applied to reduce taxable income of future years for Canadian income tax purposes.

The Company has net operating losses for United States and Canadian income tax purposes of approximately $25,800,000, which will expire in the year 2024. Pursuant to Section 382 of the Internal Revenue Code, use of the Company's net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. Ownership changes could impact the Company's ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation will be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Our bylaws authorize the corporation to indemnify its directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by:

          o    the stockholders,

          o the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or

          o independent legal counsel in a written opinion if a majority vote of a quorum consisting of disinterested directors is not possible or if such an opinion is requested by a quorum consisting of disinterested directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee............................................         $3,522
Accounting fees and expenses....................................        $15,000
Legal fees and expenses.........................................        $20,000
Printing expenses...............................................          1,000
Transfer Agent Fees.............................................            N/A
Miscellaneous...................................................            N/A

                                                                            N/A
   Total........................................................        $39,522
                                                                         =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         On October 16, 2003 the Company issued 10,000,000 shares of common stock in connection with a 57 month endorsement agreement. The shares were valued at the market on date of issuance for $1,070,000. Accordingly, this amount was recorded as deferred compensation and is being amortized over the life of the agreement. The Company recognized $168,950 in amortization expense for the year ended December 31, 2003.

         On October 16, 2003 the Company issued 313,650 shares of common stock valued at $12,546 to a former employee in settlement of a claim. On December 1, 2003 the Company issued 200,000 shares of common stock valued at $31,111 in partial settlement of accounts payable of $65,000.

         On December 2, 2003 the Company issued 250,000 shares of common stock valued at $25,000 to La Jolla for principal of $25,000 for a partial payment on an $85,000 promissory note obligation to La Jolla Investments.

         On December 2, 2003 the Company issued 5,703,071 shares of common stock valued at $399,215 in full payment of a convertible loan.

         On December 2, 2003 the Company issued 100,000 shares of common stock valued at $10,000 for services rendered.

         On December 2, 2003 the Company issued 1,000,000 shares of common stock valued at $100,000 to for advisory services.

         On December 2, 2003 the Company issued 1,000,000 shares of common stock valued at $100,000 for consulting services.

         On December 2, 2003 the Company issued 17,000 shares of common stock valued at $1,700 in full payment of a debt.

         On December 2, 2003 the Company issued 155,500 shares of common stock valued at $15,555 as a payment of interest on a short-term loan.

         On December 2, 2003 the Company issued 300,000 shares of common stock valued at $30,000 as a signing bonus.

         On December 2, 2003 the Company issued 2,068,000 shares of common stock valued at $206,800 to related parties in lieu of the balance of a severance settlement.

         On December 2, 2003 the Company issued 500,000 shares of common stock valued at $50,000 for services rendered.

         On December 2, 2003 the Company issued 122,000 shares of common stock valued at $18,300 to three former employees for salaries owed.

         On December 2, 2003 the Company issued 3,445,131 shares of common stock valued at $172,257 to a related party -in repayment of a long-term debt outstanding since 1999. The payment included interest accrued at the rate of 5%, totaling $30,675

         On December 2, 2003 the Company issued 2,802,567 shares of common stock valued at $168,154 to Augustine Funds, L.P. for principal and accrued interest of $148,000 and $20,154 respectively, with respect to a $1,000,000 8% convertible debenture due August 4, 2005.

         On December 2, 2003 the Company issued 500,000 shares of common stock valued at $50,000 to five members of the Company's Board of Advisors.

         On December 2, 2003 the Company issued 7,161,285 shares of common stock the for conversion of $500,000 of debt owed to Whag.

         On December 2, 2003 the Company issued 500,000 shares of common stock valued at $50,000 for legal fees provided.

         On December 2, 2003 the Company issued 1,500,000 shares of common stock valued at $150,000 to the Company's Board of Directors.

         On December 2, 2003 the Company issued 1,107,000 shares of common stock valued at $106,433 to the Sharr fund. Fund Ltd. for principal and accrued interest of $100,000 and $6,433 respectively, with respect to a $1,000,000 8% convertible debenture due November 2, 2007.

         On December 2, 2003 the Company issued 2,066,100 shares of common stock valued at $103,305 for conversion of debt.

         On December 31, 2003 the Company issued 6,316,802 shares of common stock valued at $538,261 to Whag, $500,000 principal and accrued interest of $38,261.

         On December 31, 2003 the Company issued 3,000,000 shares of common stock valued at $300,000 to Vindemiolla, $200,000 of this amount related to the cancellation of a royalty program and the remaining $100,000 related to the release of patent rights held as security.

         On December 31, 2003 the Company issued 1,410,000 shares of common stock valued at $141,000 for cash.

         On December 31, 2003 the Company issued 150,000 shares of common stock valued at $15,000 for principal of $15,000 for a partial payment on an $85,000 promissory note obligation to La Jolla Investments.

         On November 3, 2004 the Company issued 500,000 shares of common stock valued at 50,000 for services rendered.

         On November 3, 2004 the Company issued 8,000,000 shares of common stock valued at market value of $800,000 as part payment for the acquisition of certain patents.

         On November 24, 2004, the Company issued 10,000,000 shares of common stock valued at market value of $1,000,000 in full settlement of an outstanding debt.

         On December 2, 2004, the Company issued 1,500,000 shares of common stock valued at market value of $240,000 to various consultants for services rendered.

         On December 2, 2004 the Company issued 500,000 shares of common stock valued at market value of $80,000 as part payment for the acquisition of certain patents.

         On December 2, 2004 the Company issued 450,000 shares of common stock valued at market value of $67,500 to various consultants for services rendered.

         On December 27, 2004 the Company issued 2,446,428 shares of common stock valued at $342,500 for services rendered.

         On December 30, 2004 the Company issued 500,000 shares of common stock valued at $70,000 for services rendered

         On October 27, 2004, the Company issued 125,000 shares of Series A 5% Convertible Preferred Stock and 592,978 common stock purchase warrants pursuant to a Securities Purchase Agreement for $125,000. The Company recognized a deemed dividend of $68,785 for the beneficial conversion and the value of the warrants and recorded the amount as dividend expense.

         On January 6, 2005, the Company issued 700,000 shares of common stock for cash received of $700 upon exercise of an employee stock option.

         On February 3, 2005 the Company issued 1,840,000 shares of common stock valued at $266,800 to the Shaar Fund Ltd. for principal and accrued interest of $96,512 and $13,158 respectively, with respect to the $1,000,000 8% convertible debenture due November 2, 2007.

         On February 3, 2005, the Company issued 25,000 shares of common stock valued at market value of $3,625 for services rendered.

         On February 18, 2005, the Company issued 80,000 shares of common stock valued at market value of $8,640 for services rendered.

         On February 22, 2005, the Company issued 685,998 shares of common stock valued at market value of $61,740 for payment of interest owed.

         On March 29, 2005, the Company issued 450,000 shares of common stock valued at market value of $45,000 for services rendered.

         On March 30, 2005 the Company issued 2,500,000 shares of common stock valued at market value of $250,000 to a consultant for services rendered.

         On March 31, 2005, the Company issued 366,828 shares of common stock valued at market value of $53,190 for payment of interest owed.

         On April 7, 2005 the Company issued 200,000 shares of common stock valued at market value of $21,000 as a cost of obtaining inventory financing.

         On April 7, 2005 the Company issued 10,000,000 shares of common stock valued at market value of $1,050,000 as collateral against a purchase order financing Line of Credit of up to $1,000,000. The provider of the financing is required to return these shares to the Company once the term of the financing line has expired and all amounts advanced under the line have been repaid. Accordingly the issuance of these shares has not been recorded in the equity section of the financial statements.

         On April 12, 2005 the Company issued 1,750,000 shares of common stock valued at market value of $189,000 to a consultant for services rendered.

         On April 20, 2005, the Company issued 189,068 shares of common stock valued at market value of $18,907 for payment of interest owed.

         On May 31, 2005 the Company issued 400,000 shares of common stock valued at market value of $48,000 to a consultant for services rendered.

         On June 15, 2005, the Company issued 15,312,500 shares of common stock for a series of private placements for cash consideration of $1,225,000.

On June 15, 2005 the Company issued 9,119,714 shares of common stock valued at $729,577 to the Shaar Fund for principal and accrued interest of $629,488 and $100,089 respectively, with respect to final conversion of the $1,000,000 8% convertible debenture due November 2, 2007.

         On June 15, 2005 the Company issued 5,294,444 shares of common stock valued at $757,105 to the LTC Financial Partners for principal and accrued interest and financing costs of $400,000 and $357,105 respectively, with respect to final conversion of the debt.

         On June 16, 2005 the Company issued 5,600,000 shares of common stock valued at market value of $795,200 to consultants for services rendered.

         On June 22, 2005 the Company issued 288,350 shares of common stock valued at market value of $34,602 for services rendered.

         On June 22, 2005 the Company issued 3,600,000 shares of common stock valued at market value of $432,000 to a consultant for services rendered.

         On June 27, 2005 the Company issued 1,500,000 shares of common stock valued at market value of $180,000 in settlement of accounts payable incurred for the provision of legal services.

         On July 5, 2005 the Company issued 200,000 shares of common stock valued at market value of $26,000 as a cost of obtaining inventory financing.

         On July 7, 2005 the Company issued 132,500 shares of common stock valued at market value of $17,225 for services rendered.

         On August 16, 2005 the Company issued 5,900,000 shares of common stock valued at market value of $643,100 to a consultant for services rendered.

         On September 17, 2005 the Company issued 300,000 shares of common stock valued at market value of $26,700 to a consultant for services rendered.

         On October 1, 2005 the Company issued 100,000 shares of common stock valued at market value of $10,800 to a consultant for services rendered.

         On October 7, 2005, the Company issued 3,709,644 shares of common stock for a series of private placements for cash consideration of $259,960

         On October 10, 2005, the Company issued 7,700,000 shares of common stock valued at market value of $770,000 to a consultant in payment of interest and expenses owed, and for services rendered.

         On October 10, 2005 the Company issued 4,429,167 shares of common stock valued at a market value of $442,917 to a consultant in settlement of a debt and accrued interest, and for services rendered.

         All of the above securities were issued pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, pursuant to Section 4(2) thereof.

ITEM 27.  EXHIBITS

Exhibit Number      Description

3.1 Articles of Incorporation as filed with the Nevada Secretary of State on December 12, 1995

3.2 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 3, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.3 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 20, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.4 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 20, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.5 Bylaws; Incorporated by reference to the Exhibits to the Form 8-K filed 7/20/00.


5.1                 Opinion of Troy & Gould P.C.


10.1 Securities Purchase Agreement, dated as of September 20, 2005; incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.2 Registration Rights Agreement, dated as of September 20, 2005; incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.3                Guaranty  and Pledge  Agreement,  dated as of April 7, 2005;
                    incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.4 Security Agreement, 2005, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.5 Intellectual Property Security Agreement, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.6 Form of Callable Secured Convertible Note, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.7                Form of  Warrant  issued  in  connection  with the  Callable
                    Secured Convertible Notes, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.8                Share  Exchange and Finance  Agreement  dated as of December
                    16, 1999 (2)

10.9                Security Purchase Agreement The Shaar Fund Ltd. (3)

10.10               Stock Purchase Agreement to Acquire Optimal Golf Solutions,
                    Inc. (4)

10.11               Credit Agreement With Great White Shark Enterprises, Inc.(5)

10.12               Amendment  to  Endorsement  Agreement  Dated  April 1,  2003
                    Relating  To  Greg  Norman   Resigning  From  The  Board  Of
                    Directors And Going On To The Advisory Board. (6)

10.13               Amendment to Optimal Purchase Agreement, dated as of May 28,
                    2005.

23.1                Consent of Auditors

ITEM 28.  UNDERTAKINGS

A.       Rule 415 Offering

         We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Request for Acceleration of Effective Date

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, Canada, on December 5, 2005.


                                                   GPS INDUSTRIES, INC.


Date:  December 5, 2005                            By: /s/ Robert C. Silzer, Sr.
                                                       -------------------------
                                                       Robert C Silzer, Sr.
                                                       Chief Executive Officer




                                POWER OF ATTORNEY

         The officers and directors of GPS Industries, Inc., whose signatures appear below, hereby constitute and appoint Robert C. Silzer, Sr. their true and lawful attorney and agent, with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of GPS Industries, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                        Date


/s/  Robert C. Silzer, Sr.       Director, Chief Executive      December 5, 2005
--------------------------       Officer and Secretary
Robert C Silzer, Sr.             (principal executive officer)

/s/ *                            Director                       December 5, 2005
--------------------------
Douglas Wood

/s/ *                            Director                       December 5, 2005
--------------------------
Rick Horrow

/s/ *                            Controller (principal          December 5, 2005
--------------------------       financial officer)
Michael Martin

/s/ *                            Director                       December 5, 2005
--------------------------
Bart Collins

*   By Robert C. Silzer, attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number      Description

3.1 Articles of Incorporation as filed with the Nevada Secretary of State on December 12, 1995

3.2 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 3, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.3 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 20, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.4 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 20, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.5 Bylaws; Incorporated by reference to the Exhibits to the Form 8-K filed 7/20/00.


5.1                 Opinion of Troy & Gould P.C.


10.1 Securities Purchase Agreement, dated as of September 20, 2005; incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.2 Registration Rights Agreement, dated as of September 20, 2005; incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.3                Guaranty  and Pledge  Agreement,  dated as of April 7, 2005;
                    incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.4 Security Agreement, 2005, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.5 Intellectual Property Security Agreement, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.6 Form of Callable Secured Convertible Note, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.7                Form of  Warrant  issued  in  connection  with the  Callable
                    Secured Convertible Notes, incorporated by reference from the Current Report on Form 8-K, File No. 000-30104.

10.8                Share  Exchange and Finance  Agreement  dated as of December
                    16, 1999 (2)

10.9                Security Purchase Agreement The Shaar Fund Ltd. (3)

10.10               Stock Purchase Agreement to Acquire Optimal Golf Solutions,
                    Inc. (4)

10.11               Credit Agreement With Great White Shark Enterprises, Inc.(5)

10.12               Amendment  to  Endorsement  Agreement  Dated  April 1,  2003
                    Relating  To  Greg  Norman   Resigning  From  The  Board  Of
                    Directors And Going On To The Advisory Board. (6)

10.13               Amendment to Optimal Purchase Agreement, dated as of May 28,
                    2005.

23.1                Consent of Auditors